As filed with the Securities and Exchange Commission on August 28, 1997
                                               Registration No. 811-8612


               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549




                            FORM N-1A
                     REGISTRATION STATEMENT
                              UNDER
               THE INVESTMENT COMPANY ACT OF 1940
     /X/


                        AMENDMENT NO. 4

     /X/
                (CHECK APPROPRIATE BOX OR BOXES)


                        ---------------


                  MARTIN CURRIE BUSINESS TRUST
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

               SALTIRE COURT, 20 CASTLE TERRACE,
                   EDINBURGH, SCOTLAND EH1 2ES
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

  REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (011-44-131) 229-5252

     NAME AND ADDRESS
     OF AGENT FOR SERVICE:         COPY TO:            COPY TO:

     JULIAN M. C. LIVINGSTON   STEVEN JOHNSON          J.B. KITTREDGE, ESQ.
     MARTIN CURRIE, INC.       MARTIN CURRIE           ROPES & GRAY
     SALTIRE COURT             INVESTOR SERVICES,      ONE INTERNATIONAL PLACE
     20 CASTLE TERRACE         INC.                    BOSTON, MA 02110
     EDINBURGH                 53 FOREST AVENUE
     SCOTLAND EH1 2ES          OLD GREENWICH, CT 06870

                        EXPLANATORY NOTE


     This Amendment No. 4 to the Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant have not been and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests have been and will continue to be issued and sold solely in private transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by individuals or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Amendment No. 4 to the Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

Part A.     INFORMATION REQUIRED IN A PROSPECTUS

Item 1.     COVER PAGE

            Not applicable.  See Paragraph 4 of General Instruction F.

Item 2.     SYNOPSIS

            Not applicable.  See Paragraph 4 of General Instruction F.

Item 3.     CONDENSED FINANCIAL INFORMATION

            Not applicable.  See Paragraph 4 of General Instruction F.

Item 4.     GENERAL DESCRIPTION OF REGISTRANT

            See the Cover Page and the sections entitled "Description of the Trust and Ownership of Shares;" "Investment Objectives and Policies;" and "More Information About the Funds' Investments" in the Private Placement Memorandum attached as Appendix A to this Part A (the "Private Placement Memorandum").

Item 5.     MANAGEMENT OF THE FUND

            See the sections entitled "Summary of Expenses;" "Management of the Trust" and "Administrator; Custodian; Transfer and Dividend Paying Agent" in the Private Placement Memorandum.

Item 5A.    MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

            Not applicable.  See Paragraph 4 of General Instruction F.

Item 6.     CAPITAL STOCK AND OTHER SECURITIES

            See the Cover Page and the sections entitled "Description of the Trust and Ownership of Shares;" "Management of the Trust;" "Redemption of Shares;" "Shareholder Inquiries;" "Distributions;" and "Taxes" in the Private Placement Memorandum.

Item 7.     PURCHASE OF SECURITIES BEING OFFERED

            See the section entitled "Purchase of Shares;" "Distribution and Servicing Plans;" and "Determination of Net Asset Value" in the Private Placement Memorandum.

Item 8.     REDEMPTION OR REPURCHASE

            See the section entitled "Redemption of Shares" in the Private Placement Memorandum.

Item 9.     PENDING LEGAL PROCEEDINGS

            Not applicable.

                                                          Appendix A to Part A


                          MARTIN CURRIE BUSINESS TRUST

                             c/o Martin Currie, Inc.
                                  Saltire Court
                                20 Castle Terrace
                               Edinburgh, Scotland
                             United Kingdom EH1 2ES
                               011-44-131-229-5252


                          PRIVATE PLACEMENT MEMORANDUM
                                 August 28, 1997


   Martin Currie Business Trust (the "Trust") is an open-end, diversified management investment company consisting of seven series (each a "Fund") offering portfolios with different objectives and strategies.

   MCBT GLOBAL GROWTH FUND (the "Global Growth Fund") seeks capital appreciation through investments in a global portfolio.

   MCBT OPPORTUNISTIC EAFE FUND (the "Opportunistic EAFE Fund") seeks capital appreciation through investments in an international portfolio. Under normal conditions, the Fund will not invest in securities of issuers located in Canada or the United States or its territories.

   MCBT GLOBAL EMERGING MARKETS FUND (the "Global Emerging Markets Fund") seeks capital appreciation through investment in equity securities of issuers located in countries with emerging markets and developing economies.

   MCBT JAPAN SMALL COMPANIES FUND (the "Japan Small Companies Fund") seeks capital appreciation through investment primarily in equity securities of issuers located in Japan with relatively small equity capitalization, which may include companies without wide market recognition.

   MCBT EMERGING AMERICAS FUND (the "Emerging Americas Fund") seeks capital appreciation through investment primarily in equity securities of issuers located in countries of the Western Hemisphere with emerging markets and developing economies.

   MCBT EMERGING ASIA FUND (the "Emerging Asia Fund") seeks capital appreciation through investment primarily in the equity securities of issuers located in Asian countries with emerging markets and developing economies.

   MCBT EMEA FUND (The "EMEA Fund") seeks capital appreciation through investment primarily in equity securities of issuers located in the emerging markets and developing economies in Central and Eastern Europe, the Middle East and Africa.


   Shares of each Fund may be purchased directly from the Trust in cash or in kind by means of exchanging securities which are eligible for purchase by the relevant Fund. There is a purchase premium in the case of cash investments. Shares of any Fund may be redeemed in cash or in-kind. There is a redemption fee in the case of cash redemptions. All purchase premiums and redemption fees are paid to and retained by the relevant Fund and are intended to offset brokerage and transaction costs arising in connection with the purchase or redemption. The purchase premium and redemption fee may be waived by the Manager, however, if the brokerage and transaction costs in connection with the purchase or redemption are minimal or in other circumstances in the Manager's discretion. See "Purchase of Shares" and "Redemption of Shares" in this Memorandum. The minimum investment in any Fund must be worth at least $1,000,000; subsequent investments in any Fund must be worth at least $100,000. The Manager may, in its discretion, permit smaller initial or subsequent investments and may choose not to accept any investment for any or no reason. An exchange of securities for shares of a Fund to effect an in-kind purchase of the Fund's shares will generally be a taxable transaction for an exchanging shareholder subject to U.S. federal income tax.

   The Fund's manager is Martin Currie, Inc. (the "Manager").

   This Private Placement Memorandum concisely describes the information that investors should know before investing. Please read it carefully and keep it for future reference.


   A Statement of Additional Information (the "Statement") dated August 28, 1997 is available free of charge by contacting the Transfer Agent, State Street Bank & Trust Company, Transfer Agent Operations, P.O. Box 1978, Boston, MA 02105, fax 617-985-9626 by 5:00 p.m. (New York time) on any business day or the Manager at Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES fax 011-44-131-479-4747 or Martin Currie Investor Services, Inc., 53 Forest Avenue, Old Greenwich, Connecticut 06870, fax 203-698-9037. The Statement, which contains more detailed information about the Trust and the Funds is incorporated by reference into this Memorandum.


   IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION. IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

   NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE STATEMENT OF ADDITIONAL INFORMATION OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

   FOR RESIDENTS OF NEW HAMPSHIRE, IN ACCORDANCE WITH NEW HAMPSHIRE UNIFORM SECURITIES ACT SECTION 421-B:20:

   NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE DIRECTOR OF THE OFFICE OF SECURITIES REGULATION THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE DIRECTOR OF THE OFFICE OF SECURITIES REGULATION HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                                TABLE OF CONTENTS


SUMMARY OF EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

INVESTMENT OBJECTIVES AND POLICIES . . . . . . . . . . . . . . . . . . . . . 6

MORE INFORMATION ABOUT THE FUNDS' INVESTMENTS. . . . . . . . . . . . . . .  11

PURCHASE OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

REDEMPTION OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

DISTRIBUTION AND SERVICING PLANS . . . . . . . . . . . . . . . . . . . . .  21

DETERMINATION OF NET ASSET VALUE . . . . . . . . . . . . . . . . . . . . .  21

DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

MANAGEMENT OF THE TRUST. . . . . . . . . . . . . . . . . . . . . . . . . .  23

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES . . . . . . . . . . . . .  24

ADMINISTRATOR; CUSTODIAN; TRANSFER AND DIVIDEND PAYING AGENT . . . . . . .  25

INDEPENDENT ACCOUNTANTS. . . . . . . . . . . . . . . . . . . . . . . . . .  25

LEGAL COUNSEL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SHAREHOLDER INQUIRIES. . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                               SUMMARY OF EXPENSES


   The following information is provided to assist in understanding the various expenses that an investor in a Fund will bear directly or indirectly. Except as otherwise noted, information is based on annualized expenses for the Funds' third fiscal year ended April 30, 1997. The information below should not be considered a representation of future expenses, as actual expenses may be greater or less than those shown. Also, the assumed 5% annual return in the examples should not be considered a representation of investment performance as actual performance will depend upon actual investment results of securities held in the particular Fund's portfolio.



                                                                                           EMERGING
                                                    GLOBAL           OPPORTUNISTIC          MARKETS
                                                  GROWTH FUND          EAFE FUND             FUND
                                                  -----------        -------------         --------

SHAREHOLDER TRANSACTION EXPENSES:
   Purchase Premium                                     0.75%               0.75%               1.00%
        (as a percentage
        of amount purchased)(1)
   Redemption Fee (as a percentage                      0.75                0.75                1.00
        of amount redeemed)(1)

ANNUAL FUND OPERATING EXPENSES:
   (after waiver) (as a percentage
   of average net assets)
        Management Fees(2)                              0.60                0.69                0.75
        Other Expenses(2)                               0.40                0.29                0.58
        Total Operating Expenses(2)                     1.00                0.98                1.33

EXAMPLES:
   You would pay the following expenses
   on a $1,000 investment assuming a
   5% annual return and (1) redemption
   at the end of each time period:
        One Year                                        $ 25                $ 25               $  34
        Three Years                                       48                  47                  63

   (2)  assuming no redemption:
        One Year                                        $ 18                $ 18               $  24
        Three Years                                       39                  39                  52


     The foregoing examples assume the payment of both a purchase premium and a redemption fee even though such purchase premium and redemption fee may not be applicable (see "Purchase of Shares" and "Redemption of Shares" below).
__________________
(1) Purchase premiums and redemption fees are paid to the relevant Fund, apply only to cash purchases and redemptions and may be waived or reduced in certain cases. See "Purchase of Shares" and "Redemption of Shares."

(2) The Manager and its affiliates advise other investment companies (including offshore funds) and private accounts for which they receive fees. Generally, for purposes of determining the fees charged on accounts managed separately by the Manager or its affiliates, the Manager does not count assets invested in investment companies it or its affiliates advise. Assets invested in such investment companies are excluded from clients' global fee calculations. In the case of assets invested in the Trust, the Manager credits all indirect fees paid to affiliates against the Manager's investment advisory account fees. The Manager has also agreed, if necessary, to temporarily waive additional fees under the Management Contract and to bear certain expenses of the Global Growth Fund and Opportunistic EAFE Fund in order to limit the Total Operating Expenses of these funds to 1.00%. In the absence of such voluntary waivers, which may be discontinued at any time, the Management Fee and Total Operating Expense would have been .70% and 1.10% for the Global Growth Fund, .70% and .99% for the Opportunistic EAFE Fund and .80% and 1.38% for the Global Emerging Markets Fund.

                               SUMMARY OF EXPENSES


   The following information is provided to assist in understanding the various expenses that an investor in a Fund will bear directly or indirectly. Except as otherwise noted, information is based on annualized expenses for the Funds' third fiscal year ended April 30, 1997. The information below should not be considered a representation of future expenses, as actual expenses may be greater or less than those shown. Also, the assumed 5% annual return in the examples should not be considered a representation of investment performance as actual performance will depend upon actual investment results of securities held in the particular Fund's portfolio.



                                                     JAPAN
                                                     SMALL             EMERGING            EMERGING              EMEA
                                                   COMPANIES           AMERICAS              ASIA               FUND(4)
                                                     FUND                FUND                FUND
                                                   ---------           --------            --------             -------

SHAREHOLDER TRANSACTION EXPENSES:
   Purchase Premium                                   1.00%               1.75%               1.75%               1.25%
        (as a percentage
        of amount purchased)(1)
   Redemption Fee (as a percentage                    1.00                1.75                1.75                1.25
        of amount redeemed)(1)

ANNUAL FUND OPERATING EXPENSES:
   (after waiver)(as a percentage
   of average net assets)
        Management Fees                               1.00(2)             1.43(2),(3)         1.41(2),(3)         1.50(5)
        Other Expenses                                0.26(2)             0.27(2),(3)         0.48(2),(3)         0.78(5)
        Total Operating Expenses                      1.26(2)             1.70(2),(3)         1.89(2),(3)         2.28(5)

EXAMPLES:
   You would pay the following expenses
   on a $1,000 investment assuming a
   5% annual return and (1) redemption
   at the end of each time period:
        One Year                                  $  33                $ 53               $  54                $ 47
        Three Years                                  61                  90                  95                  93

   (2)  assuming no redemption:
        One Year                                  $  23                $ 35                $ 37                $ 35
        Three Years                                  50                  71                  77                  80


   The foregoing examples assume the payment of both a purchase premium and a redemption fee even though such purchase premium and redemption fee may not be applicable (see "Purchase of Shares" and "Redemption of Shares" below).
__________________
(1) Purchase premiums and redemption fees are paid to the relevant Fund, apply only to cash purchases and redemptions and may be waived or reduced in certain cases. See "Purchase of Shares" and "Redemption of Shares."

(2) The Manager has agreed, if necessary, to temporarily waive a portion of its fee under the Management Contract and to bear certain expenses of each Fund in order to limit total Operating Expenses for the Japan Small Companies Fund to no more than 1.50% and for both the Emerging Americas and Emerging Asia Fund to no more than 2.00%.


(3) The Manager is permitted under its Management Contract with respect to the Emerging Americas and Emerging Asia Funds to collect a Management Fee of up to 1.50% of the average net assets of each of the Funds. Prior to September 20, 1996, the Investment Manager had voluntarily agreed to limit its fees to 1.25%. Without this limit the Management Fee and Total Operating Expenses would have been 1.50% and 1.77% for the Emerging Americas Fund and 1.50% and 1.98% for the Emerging Asia Fund.

(4) The information for the EMEA Fund is based on estimated annualized expenses for the Fund's first fiscal year which has not yet commenced.
(5) The Manager is permitted under its Management Contract with respect to the EMEA Fund to collect a Management Fee of up to 1.50% of the average net assets of the Fund.

                       INVESTMENT OBJECTIVES AND POLICIES

   The Trust currently consists of seven Funds offering investors a range of foreign and international investment choices. Each Fund has its own investment objective and policies designed to meet its specific goals. No Fund, nor the Trust as a whole, is intended or is appropriate as a complete investment program and the Trust and the Funds should be considered as only part of an overall investment strategy. Because all of the Funds will be invested substantially in foreign issuers and many of the Funds will be invested in issuers located in developing countries with emerging markets and/or in issuers with relatively modest capitalization that are subject to unique risks, the Funds generally present greater risks than most U.S. mutual funds. An investor should pay particular attention to the risks of the Funds' investments described below, under "More Information About The Funds' Investments," and in the Statement.

   Unless otherwise noted, the investment objectives and policies described below are non-fundamental and may be changed by the trustees of the Trust without shareholder approval.

THE GLOBAL GROWTH FUND

   The investment objective of the Global Growth Fund is capital appreciation through investments in a global portfolio. Current income will not be a consideration. The Global Growth Fund will normally invest primarily in equity securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock.

   The Global Growth Fund will invest in securities traded in foreign and domestic securities markets with particular consideration given to securities principally traded in North American, Japanese, European, Pacific and Australian securities markets. Although the Global Growth Fund will normally be invested in securities of issuers located in at least three different countries, there are no prescribed limits on geographic asset distribution and the Global Growth Fund has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets. The Fund may also invest in foreign issuers by way of Depositary Receipts, such as American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs) and European Depositary Receipts (EDRs) that are listed on markets in industrialized countries or traded in the international equity markets. See "Depositary Receipts" under "More Information About the Funds' Investments" below. The responsibility for allocating the Global Growth Fund's assets among the various securities markets of the world is borne by the Manager. In making these allocations, the Manager will consider such factors as the condition and growth potential of the various economies and securities markets, currency and taxation considerations and other pertinent financial, legal, social, national and political factors. Under certain adverse investment conditions, the Global Growth Fund may restrict the number of securities markets in which its assets will be invested, although under normal market circumstances at least 65% of the Global Growth Fund's investments will involve securities of issuers located in at least three different countries, which may include the United States.

   When the Manager believes that conditions in overseas securities markets warrant investing more heavily in the United States for temporary defensive purposes, the Global Growth Fund may invest a substantial portion of its assets in securities (including equity securities) principally traded in the United States; provided, however, that the Fund's weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the Morgan Stanley Capital International World Index (the "MSCI World Index") by more than 20%. The MSCI World Index is an index of securities traded in the world markets weighted by relative market capitalization. Also for defensive purposes, the Global Growth Fund may invest some or all of its assets in debt instruments as described below under "More Information About the Funds' Investments--Temporary Defensive Strategies."

   The Global Growth Fund will not limit its investments to any particular type or size of company. It may invest in companies whose earnings are believed by the Manager to be in a relatively strong growth trend, or in companies in which significant further growth is not anticipated but whose market value per share is thought by the Manager to be undervalued. It may invest in small and relatively less well-known companies, which may have more restricted product lines or more limited financial resources than larger, more established companies and may be more severely affected by economic downturns or other adverse developments. Trading volume of these companies' securities may also be low and their values volatile.

   Generally, the securities markets of different nations are expected by the Manager to move relatively independently of one another, because business cycles and other economic or political events that influence one country's securities markets may have little effect on the securities markets of other countries. By investing in a global portfolio, the Global Growth Fund seeks to reduce the risks associated with investing in the economy of only one country and with investing in foreign securities generally. See "More Information About the Funds' Investments -- Special Consideration of Foreign Investments" below.

   For a description of additional investment techniques that may be utilized by the Global Growth Fund and the risks associated with all of the Fund's investments, see "More Information About the Funds' Investments" below and the Statement.

THE OPPORTUNISTIC EAFE FUND

   The investment objective of the Opportunistic EAFE Fund is capital appreciation through investments in an international portfolio of equity securities. Current income will not be a consideration. Under normal conditions, the Fund will not invest in securities of issuers located in Canada or the United States or its territories. Equity securities, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock.

   The Opportunistic EAFE Fund pursues an "opportunistic" strategy relative to the Morgan Stanley Capital International EAFE Index (the "MSCI EAFE Index"). The MSCI EAFE Index is an index of the securities traded in Europe, Australasia and the Far East, weighted by market capitalization. The strategy is opportunistic because the Manager will typically invest more or less in securities traded in a particular country than would be suggested by the weighting of that country's market capitalization in the MSCI EAFE Index.
 In order to limit the investment risks associated with such a strategy, the Manager will typically limit the Fund to an exposure of no more than 20 percentage points above or below the current level of the MSCI EAFE Index as it applies to each of the major investment regions of Europe, Australasia and the Far East. The Opportunistic EAFE Fund has no prescribed limits on geographic asset distribution and it has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets. In making the allocation of assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located therein, currency and taxation considerations and other pertinent financial, legal, social, national and political factors which may have an effect upon the climate for investing within such securities markets. Under normal market circumstances, at least 65% of the Opportunistic EAFE Fund's investment will involve securities of issuers located in European, Australasian and Far Eastern countries.

   The Opportunistic EAFE Fund may also invest in foreign issuers by way of ADRs, GDRs and EDRs. See "More Information About the Funds' Investments --Depositary Receipts."

   When the Manager believes that conditions in overseas securities markets warrant investing in the United States for temporary defensive purposes, the Opportunistic EAFE Fund may invest a portion of its assets in securities (including equity securities) principally traded in the United States; provided, however, that the Fund's weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the MSCI World Index by more than 20%. Also for defensive purposes, the Opportunistic EAFE Fund may invest some or all of its assets in debt instruments as described below under "More Information About the Funds' Investments--Temporary Defensive Strategies."

   For a description of additional investment techniques that may be utilized by the Opportunistic EAFE Fund and the risks associated with all of the Fund's investments, see "More Information About the Funds' Investments" below and the Statement.

THE GLOBAL EMERGING MARKETS FUND

   The principal investment objective of the Global Emerging Markets Fund is capital appreciation through investment in equity securities of issuers located in countries with emerging markets and developing economies. In the opinion of the Manager, such countries are currently found in Asia, the Indian subcontinent, Latin and Central America, the Middle and Near East, Eastern and Central Europe and Africa. A number of these markets are less accessible to foreign investors due to their tax structures or limited liquidity making investments by the Fund less feasible. However, many emerging markets have, in recent years, liberalized access and more are expected to do so over the coming few years if the present trend continues.


   The Fund invests, under normal market conditions, at least 65% of its total assets in securities of issuers located in countries with emerging markets. For this purpose, emerging markets will include any countries (i) having an "emerging stock market" as defined by the International Finance Corporation; or (ii) with low- to middle-income economies according to the International Bank for Reconstruction and Development (the World Bank); or
(iii) where, in the opinion of the Manager, the markets may not fully reflect the potential of the developing economy. The countries which the Manager believes do NOT constitute emerging markets are the United States, the United Kingdom, Ireland, France, Germany, Italy, Japan, Canada, The Netherlands, Australia, Hong Kong, New Zealand, Singapore, the Scandinavian countries and Spain.


   The Fund may also invest up to 35% of its assets in issuers located in countries with more established markets and economies not considered as emerging as described above.

   The Fund will invest primarily in equity securities listed on emerging stock exchanges or in over-the-counter markets. Equity securities, in addition to common stocks, include convertible bonds, convertible preferred stocks, warrants, rights and other securities convertible into common stock. The Fund may also make investments through ADRs, GDRs and EDRs. See "More Information About the Funds' Investments--Depositary Receipts."

   Investing in securities of foreign issuers and in securities traded in foreign markets involves special risks. See "More Information About the Funds' Investments--Special Risks of Foreign Investments." These risks are heightened and additional risks are present in countries with emerging markets and developing economies. See "More Information About the Funds' Investments--Risks of Emerging Markets."

   For temporary defensive purposes, the Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. See "More Information About the Funds' Investments--Temporary Defensive Strategies."

   Generally, the securities markets of different nations are expected by the Manager to move relatively independently of one another, because business cycles and other economic or political events that influence one country's securities markets may have little effect on the securities markets of other countries. By investing in an international portfolio, the Global Emerging Markets Fund seeks to reduce the risks associated with investing in the economy of only one country and with investing in foreign securities generally. See "More Information About the Funds' Investments--Special
Risks of Foreign Investments" below.

   For a description of additional investment techniques that may be utilized by the Global Emerging Markets Fund and the risks associated with all of the Fund's investments, see "More Information About the Funds' Investments" below and the Statement.

THE JAPAN SMALL COMPANIES FUND

   The principal investment objective of the Japan Small Companies Fund is capital appreciation through investment in equity securities of issuers located in Japan with relatively small equity capitalization, which may include companies without wide market recognition. Current income will not be a consideration. Under normal market conditions, at least 65% of the Fund's assets will be invested in issuers located in Japan with equity capitalization of less than approximately U.S. $2 billion at the time of initial purchase using current exchange rates.

   The Japan Small Companies Fund will invest primarily in equity securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock. The Fund will invest in securities traded in Japanese or other foreign securities markets (including over-the-counter markets) and may also make investments by way of ADRs, GDRs and EDRs if desirable issues are available. See "More Information About the Funds' Investments -- Depositary Receipts."

   Investment in foreign securities generally involves special risks. See "More Information About the Funds' Investments -- Special Risks of Foreign Investments," below. These risks are increased and additional risks are present in the case of a fund such as the Japan Small Companies Fund which will invest most of its assets in the issuers of a single foreign country. This means that the Fund's performance will be directly affected by political, economic and market conditions in Japan. In addition, since the Japanese economy is dependent to a significant extent on foreign trade, the relationships between Japan and its trading partners and between the yen and other currencies are expected to have a significant impact on particular Japanese companies and on the Japanese economy generally. The Fund is designed for investors who are willing to accept the risks associated with changes in such conditions and relationships.

   The Japan Small Companies Fund is subject to special risks because all or a substantial portion of the Fund's assets may be invested in securities of companies with relatively low equity market capitalization. These may include securities traded over-the-counter and securities of companies with limited operating histories. Companies in which the Fund may invest may have more restricted product lines or more limited financial resources than larger, more established companies. For these and other reasons, they may be more severely affected by economic downturns or other adverse developments than are larger, more established companies. Trading volume of these companies' securities may also be low and their market values volatile.

   For temporary defensive purposes, the Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. See "More Information About the Funds' Investments -- Temporary Defensive Strategies."

   For a description of additional investment techniques that may be utilized by the Japan Small Companies Fund and the risks associated with all of the Fund's investments, see "More Information About the Funds' Investments" below and the Statement.

THE EMERGING AMERICAS FUND

   The investment objective of the Emerging Americas Fund is capital appreciation through investment in equity securities of issuers located in countries of the Western Hemisphere with emerging markets and developing economies. Such countries may include Argentina, The Bahamas, Bolivia, Brazil, Chile, Colombia, Costa Rica, Ecuador, Mexico, Peru, Paraguay, Uruguay and Venezuela. In addition to investing in securities listed on the exchanges of emerging American countries, the Fund may invest in securities listed on more established securities markets and through ADRs, GDRs and EDRs. See "More Information About the Funds' Investments -- Depositary Receipts." The Fund may also invest in securities traded in over-the-counter markets.

   Under normal conditions, the Emerging Americas Fund will be primarily invested in equity securities. Such securities may, in addition to common stocks, include convertible bonds, convertible preferred stocks, warrants rights and other securities convertible into common stock. The Fund may also invest in Brady Bonds, which are securities issued in various currencies (primarily the dollar) that have been created through the exchange of existing commercial bank loans to Latin American public and private entities for new bonds in connection with debt restructurings under a debt restructuring plan announced by U.S. Secretary of the Treasury Nicholas F. Brady (the "Brady Plan"). Brady Bonds may be collateralized or uncollateralized and are traded in the over-the-counter secondary market for Latin American debt instruments. Brady Bonds are neither issued nor guaranteed by the U.S. Government. Additional information on Brady Bonds is included in the Statement.

   Investing in securities of foreign issuers and in securities traded in foreign markets involves special risks. See "More Information About the Funds' Investments --Special Risks of Foreign Investments." These risks are heightened and additional risks are present in the case of investments in emerging markets or countries with limited or developing capital markets such as many of the Latin American countries in which the Fund will invest. See "More Information About the Funds' Investments --Risks of Emerging Markets."

   For temporary defensive purposes, the Emerging Americas Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. See "More Information About the Funds' Investments -- Temporary Defensive Strategies."

   For a description of additional investment techniques that may be utilized by the Emerging Americas Fund and the risks associated with all of the Fund's investments, see "More Information About the Funds' Investments" below and the Statement.

THE EMERGING ASIA FUND

   The investment objective of the Emerging Asia Fund is capital appreciation through investments primarily in equity securities of issuers located in Asian countries with emerging markets and developing economies. Such countries may include the Peoples Republic of China, India, Indonesia, the Philippines, Sri Lanka, Pakistan, Thailand, Vietnam, South Korea and Taiwan. The Fund may also invest in other countries in the Pacific Basin when their markets become sufficiently developed.

   Under normal conditions, the Emerging Asia Fund will invest at least 65% of its assets in equity securities of issuers located in emerging Asian countries. Such securities may, in addition to common stocks, include, convertible bonds, convertible preferred stocks, warrants, rights and other securities convertible into common stocks. In addition to investing in securities listed on the exchanges of emerging Asian countries, the Fund may invest in securities listed on more established securities markets and through ADRs and EDRs. See "More Information About the Funds' Investments -- Depositary Receipts." The Fund may also invest in securities traded in over-the-counter markets.

   Investing in securities of foreign issuers and in securities traded in foreign markets involves special risks. See "More Information About the Funds' Investments --Special Risks of Foreign Investments." These risks are highlighted and additional risks are present in the case of investments in emerging markets or countries with limited or developing capital markets such as most of the Asian countries in which the Fund will invest. See "More Information About the Funds' Investments -- Risks of Emerging Markets."

   For temporary defensive purposes, the Emerging Asia Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. See "More Information About the Funds' Investments -- Temporary Defensive Strategies."

   For a description of additional investment techniques that may be utilized by the Emerging Asia Fund and the risks associated with all of the Fund's investments, see "More Information About the Funds' Investments" below and the Statement.

THE EMEA FUND


     The investment objective of the EMEA Fund is capital appreciation through investment primarily in equity securities of issuers located in the emerging markets and developing economies in Central and Eastern Europe, the Middle East and Africa ("EMEA Countries"). Such EMEA Countries may include Botswana, Croatia, Czech Republic, Egypt, Ghana, Greece, Hungary, Israel, Jordan, Kazakhstan, Kenya, Lebanon, Mauritius, Morocco, Namibia, Nigeria, Oman, Poland, Portugal, Russia, Slovakia, Slovenia, South Africa, Turkey, Ukraine and Zimbabwe. The Fund may also invest in other countries in Europe, the Middle East or Africa when, in the opinion of the Manager, their markets become sufficiently developed. In addition to investing in securities listed on the exchanges of EMEA Countries, the Fund may invest in securities listed on more established securities markets through ADRs, GDRs, and EDRs. See "More Information About the Funds' Investments -- Depositary Receipts." The Fund may also invest in securities traded in over-the-counter markets.


   Under normal conditions, the EMEA Fund will be primarily invested in equity securities. Such securities may, in addition to common stocks, include convertible bonds, convertible preferred stocks, warrants, rights and other securities convertible into common stock.

   Investing in securities of foreign issuers and in securities traded in foreign markets involves special risks. See "More Information About the Funds' Investments --Special Risks of Foreign Investments." These risks are heightened and additional risks are present in the case of investments in emerging markets or countries with limited or developing capital markets such as many of the EMEA Countries in which the Fund will invest. See "More Information About the Funds' Investments -- Risks of Emerging Markets."

   For temporary defensive purposes, the EMEA Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. See "More Information About the Funds' Investments -- Temporary Defensive Strategies."

   For a description of additional investment techniques that may be utilized by the EMEA Fund and the risks associated with all of the Fund's investments, see "More Information About the Funds' Investments" below and the Statement.

                  MORE INFORMATION ABOUT THE FUNDS' INVESTMENTS

   LOCATION OF ISSUERS. A number of the Funds' policies are determined by reference to whether an issuer is "located in" a particular country or group of countries. In determining whether an issuer is "located in" a particular country for those purposes, the Manager will consider: (i) whether the issuer's securities are principally traded in the country's markets; (ii) where the issuer's principal offices or operations are located; and
(iii) whether a significant portion of the issuer's revenues are derived from goods or services sold or manufactured in the country. No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is "located in" a particular country. The Manager may also consider other factors in making this determination.

   INVESTMENT RISKS. An investment in any Fund involves risks similar to those of investing in common stock or other equity securities directly. Investment in a Fund's shares is, like investment in equity securities, more volatile and risky than some other forms of investment. Just as with such securities, the value of Fund shares may increase or decrease depending on market, economic, political, regulatory and other conditions affecting the Fund's portfolio. These types of risks may be greater with respect to investments in securities of foreign issuers and may be heightened in the case of emerging market securities. In addition, a Fund's investments will often be denominated in foreign currencies, whose values continually change in relation to the dollar. These varying relationships will also affect the value of a Fund's shares.

   SPECIAL CONSIDERATIONS OF FOREIGN INVESTMENTS. All of the Funds will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange). Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on capital, dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets. Foreign brokerage commissions, custodial and other fees are also generally higher than in the United States. There are also special tax considerations which apply to securities of foreign issuers and securities principally traded overseas. See "Taxes."

   RISKS OF EMERGING MARKETS. The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets. Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization of business, restrictions on foreign ownership, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries. Political change or instability may adversely affect the economies and securities markets of such countries. Expropriation, nationalization or other confiscation due to political change could result in a Fund's loss of its entire investment in the country involved. The possibility or reality of nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political or social instability or diplomatic developments could affect adversely the economies of countries and the value of the Funds' investments in those countries. The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product ("GDP") or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position. The domestic economies of emerging countries are generally not as diversified as those of the United States and certain Western European countries. A significant portion of many of such countries' national GDPs are represented by one commodity or groups of commodities. World fluctuations in the prices of certain commodities may significantly affect the economy involved. Such countries' economies may also be dependent on international aid or development assistance, may be highly vulnerable to changes in local or global trade conditions, including trade barriers, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times. Consequently, securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements. Also, such local markets typically offer less regulatory protections for investors.

   As described above under "Investment Objectives and Policies," all of the Funds may invest in issuers of emerging markets and several of the Funds may invest primarily in such markets. Several of the Funds may concentrate their investments in particular regions, such as in the emerging markets of Latin America and the Pacific Basin. Such Funds will be subject to all of the general risks described above as well as special risks (some of which are described below) that may affect the region where the Fund invests.

   ASIA. The Emerging Asia Fund is susceptible to political and economic factors affecting issuers in Pacific Basin countries. Although the Fund will not focus its investments in Japanese companies, some Asian economies are directly affected by Japanese capital investment in the region and by Japanese consumer demands. Securities of issuers located in some Asian countries tend to have volatile prices and may offer significant potential for loss as well as gain. Further, certain companies in Asia may not have firmly established product markets, may lack depth of management, or may be more vulnerable to political or economic developments such as nationalization of their own industries. However, many of the countries of the Pacific Basin are developing both economically and politically. Such countries may have relatively unstable governments, economies based on only a few commodities or industries, and securities markets trading infrequently or in low volumes. Some Asian countries restrict the extent to which foreigners may invest in their securities markets. Taiwan, for example, permits foreign investment only through authorized qualified foreign institutional investors ("QFII"). Recently, the Manager was granted QFII status with its own investment quota enabling the

Trust to purchase Taiwanese investments through various sub-accounts. The Manager will not collect charges or fees for the use of these facilities; however, the Funds' sub-accounts will owe custodial or transaction fees relating to investments through these facilities.

   LATIN AMERICA. Although there have been significant improvements in recent years, the Latin American economies continue to experience significant problems, including high inflation rates and high interest rates. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain Latin American countries. The emergence of the Latin American economies and securities markets will require continued economic and fiscal discipline which has been lacking at times in the past, as well as stable political and social conditions. There is no assurance that economic initiatives will be successful. Recovery may also be influenced by international economic conditions, particularly those in the United States, and by world prices for oil and other commodities.

   MIDDLE EAST/AFRICA. The securities markets of Middle Eastern and African countries are significantly smaller than the U.S. securities markets and have substantially less trading volume. There may be a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as high concentrations of investors and financial intermediaries. Many of the Middle Eastern and African countries may be subject to a greater degree of economic, political and social instability than is the case in the United States and Western Europe. Such instability may result from, among other things; (i) authoritarian governments or military involvement in political and economic decision-making, including changes in government through extra-constitutional means; (ii) popular unrest associated with demands for improved political, economic and social conditions; (iii) internal insurgencies and terrorist activities; (iv) hostile relations with neighboring counties; and (v) ethnic, religious and racial disaffection. Such economic, political and social instability could severely disrupt the principal financial markets in which the Fund invests and could severely affect the value of the Fund's assets.
In addition, governments of many Middle Eastern and African countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In certain cases, the government owns or controls many companies, including the largest in the country. Accordingly, governmental actions in the future could have a significant effect on economic conditions in Middle Eastern and African countries, which could affect private sector companies and the Fund, as well as the value of securities in the Fund's portfolio. The legal systems in certain Middle Eastern and African countries also may have an adverse impact on the Fund. For example, while the potential liability for a shareholder in a U.S. corporation with respect to acts of the corporation generally is limited to the amount of the shareholder's investment, the notion of limited liability is less clear in certain Middle Eastern and African countries. Similarly, the rights of investors in Middle Eastern and African issuers may be more limited than those of shareholders of U.S. corporations. It may be difficult or impossible to obtain and/or enforce a judgement in a Middle Eastern or African country.

   CURRENCY RISKS; HEDGING TRANSACTIONS. The Funds may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar and may hold such currencies. As a result, fluctuations in currency exchange rates and currency devaluations, if any, will affect the U.S. dollar value of the Funds' portfolio securities as well as the net asset value of the Funds' shares. The Funds may use various investment products to reduce certain risks to the Funds of exposure to local currency movements. These products include currency forward contracts, futures contracts and options thereon, and options and "spot" transactions directly in foreign currencies. A Fund may, but is not obligated to, attempt to hedge up to 75% of its foreign currency exposure using such techniques. The Funds' ability to use these products may be limited by market conditions, regulatory limits and tax considerations and there can be no assurance that any of these products would succeed in reducing the risk to the Fund of exposure to local currency movements. Movements in the prices or values of these investment products may not correlate precisely with changes in the value of the related currency. New financial products and risk management techniques continue to be developed and the Funds may use these new investments and techniques to the extent consistent with their investment objective and policies. Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise. Moreover, it may not be possible for a Fund to hedge against a devaluation that is so generally anticipated that the Fund is not able to contract to sell the currency at a price above the devaluation level it anticipates.

          FORWARD CONTRACTS: A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers.

          CURRENCY FUTURES CONTRACTS: The Funds may enter into financial futures contracts for the purchase or sale for future delivery of foreign currencies. A sale of a futures contract entails entering into a contractual obligation to deliver the foreign currency called for by the contract at a specified price on a specified date. A purchase of a futures contract entails entering into a contractual obligation to acquire the foreign currency called for by the contract at a specified price on a specified date.

          Currency futures contracts are traded only on commodity exchanges -- known as "contract markets" -- approved for such trading by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market.

          Although futures contracts by their terms often call for actual delivery or acceptance, in most cases the contracts are closed out before the settlement date without the making or taking of delivery. Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity and the same delivery date. If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the purchaser entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and if the purchase price exceeds the offsetting sale price, he realizes a loss.

          The purchase or sale of a currency futures contract differs from the purchase or sale of a security, in that no price or premium is paid or received. Instead, an amount of cash or U.S. Treasury bills generally not exceeding 5% of the contract amount must be deposited with the broker. This amount is known as initial margin. Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates making the long and short positions in the futures contract more or less valuable, a process known as "marking to the market." At any time prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position which will operate to terminate the position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid on each completed purchase and sale transaction.

          OPTIONS ON CURRENCY FUTURES. Unlike a currency futures contract, which requires the parties to buy and sell currency on a set date, an option on a currency futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to enter into the contract, the premium paid for the option is lost. Since the value of the option is fixed at the point of sale, there are no daily payments of cash by the holder of the option in the nature of "variation" or "maintenance" margin payments to reflect the change in the value of the underlying contract as there are by a purchaser or seller of a currency futures contract.

          The ability to establish and close out positions on options on futures will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or be maintained.

          A Fund will write (sell) only covered put and call options on currency futures. This means that the Fund will provide for its obligations upon exercise of the option by segregating sufficient cash or short-term obligations or by holding an offsetting position in the option or underlying currency future, or a combination of the foregoing. Set forth below is a description of methods of providing cover that the Funds currently expect to employ, subject to applicable exchange and regulatory requirements. If other methods of providing appropriate cover are developed, the Fund reserves the right to employ them to the extent consistent with applicable regulatory and exchange requirements.

          A Fund will, so long as it is obligated as the writer of a call option on currency futures, own on a contract-for-contract basis an equal long position in currency futures with the same delivery date or a call option on currency futures with the difference, if any, between the market value of the call written and the market value of the call or long currency futures purchased maintained by the Fund in cash, Treasury bills, or other high-grade short-term obligations in a segregated account with its Custodian. If at the close of business on any day the market value of the call purchased by a Fund falls below 100% of the market value of the call written by the Fund, the Fund will so segregate an amount of cash, Treasury bills or other high grade short-term obligations equal in value to the difference.

          In the case of put options on currency futures written by the Fund, the Fund will hold the aggregate exercise price in cash, Treasury bills, or other high grade short-term obligations in a segregated account with its Custodian, or own put options on currency futures or short currency futures, with the difference, if any, between the market value of the put written and the market value of the puts purchased or the currency futures sold maintained by the Fund in cash, Treasury bills or other high grade short-term obligations in a segregated account with its Custodian. If at the close of business on any day the market value of the put options purchased or the currency futures sold by the Fund falls below 100% of the market value of the put options written by the Fund, the Fund will so segregate an amount of cash, Treasury bills or other high grade short-term obligations equal in value to the difference.

          OPTIONS ON FOREIGN CURRENCIES: The Funds may purchase and write put options on foreign currencies traded on securities exchanges or boards of trade (foreign and domestic) or over-the-counter. As in the case of other kinds of options, the writing of an option on a foreign currency constitutes only a partial hedge, up to the amount of the premium received, and the Funds could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to expected movements, it may forfeit the entire amount of the premium plus related transaction costs. There is no specific percentage limitation on the Funds' investments in options on foreign currencies. See the Funds' Statement of Additional Information for further discussion of the use, risks and costs of options on foreign currencies.

          LIMITATIONS ON THE USE OF CURRENCY FUTURES PORTFOLIO STRATEGIES. The Funds' ability to engage in currency futures strategies described above will depend on the availability of liquid markets in such instruments. Markets in futures with respect to currencies are relatively new and still developing. It is impossible to predict the amount of trading interest that may exist in various types of currency futures. Therefore no assurance can be given that the Funds will be able to utilize these instruments effectively for the purposes set forth above. Furthermore, the Funds' ability to engage in such transactions may be limited by tax considerations.

          RISK FACTORS IN CURRENCY FORWARD AND FUTURES TRANSACTIONS. The Funds' investment in currency forward and futures contracts involves risk. Some of that risk may be caused by an imperfect correlation between movements in the price of the forward or futures contract and the price of the related currency. The risk of imperfect correlation generally tends to diminish as the maturity date of the forward or futures contract approaches.

          Also, when a Fund purchases currency forward or futures contracts (or options thereon) to hedge against a possible increase in the price of currency in which is denominated the securities the Fund anticipates purchasing, it is possible that the market may instead decline. If the Fund does not then invest in such securities because of concern as to possible further market decline or for other reasons, the Fund may realize a loss on the forward or futures contract that is not offset by a reduction in the price of the securities purchased.

          The amount of risk a Fund assumes when it purchases an option on a currency futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. By writing a call option, the Fund limits its opportunity to profit from any increase in the market value of the underlying contract above the exercise price of the option. By writing a put option, the Fund assumes the risk that it may be required to purchase the underlying contract for an exercise price higher than its then current market value, resulting in a potential loss unless the contract subsequently appreciates in value.

          The liquidity of a secondary market in a futures contract or related option may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past exceeded the daily limit on a number of consecutive trading days.

   INDEX FUTURES. To the extent opportunities are available, each Fund may purchase futures contracts or options on futures contracts on various stock indices ("Index Futures") for investment purposes. An Index Future is a contract to buy an integral number of units of a stock index at a specified future date at a price agreed upon when the contract is made. A unit is the value from time to time of the relevant Index.

   The Funds may invest in Index Futures while the Manager seeks favorable terms from brokers to effect transactions in common stocks selected for purchase. Each Fund may also invest in Index Futures when the Manager believes that there are not enough attractive common stocks available to maintain the standards of diversity and liquidity set for a Fund pending investment in such stocks if and when they do become available. Through this use of Index Futures, a Fund may maintain a portfolio with diversified risk without incurring the substantial brokerage costs which may be associated with investment in multiple issuers. This use may also permit a Fund to avoid potential market and liquidity problems (e.g., driving up the price by purchasing additional shares of a portfolio security or owning so much of a particular issuer's stock that the sale of such stock depresses that stock's price) which may result from increases in positions already held by a Fund.

   As contrasted with purchases of a common stock, no price is paid or received by a Fund upon the purchase of a futures contract. Upon entering into a contract, a Fund will be required to deposit with its custodian in a segregated account in the name of the futures broker a specified amount of cash or securities. This is known by participants in the market as "initial margin." The type of instruments that may be deposited as initial margin, and the required amount of initial margin, will be determined by the futures exchange on which Index Futures are traded before trading of Index Futures commences. The nature of initial margin in futures transactions is different from that of margin in securities transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied. Subsequent payments, called "variation margin," to and from the broker, will be made on a daily basis as the price of the particular Index fluctuates, making the position in the futures contract more or less valuable, a process known as "marking to the market."

     A Fund may close out a futures contract purchase by entering into a futures contract sale. This will operate to terminate the Fund's position in the futures contract. Final determinations of variation margin are then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or a gain.

   A Fund's investment in Index Futures involves risk. Positions in Index Futures may be closed out by a Fund only on the futures exchanges on which Index Futures are then traded. There can be no assurance that a liquid market will exist for any particular contract at any particular time. The liquidity of the market in futures contracts could be adversely affected by "daily price fluctuation limits" established by the relevant futures exchange which limit the amount of fluctuation in the price of an Index Futures contract during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into in the price beyond the limit.
 In such events, it may not be possible for a Fund to close its futures contract purchase, and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin. When a Fund has purchased a futures contract, its risk is, however, limited to the amount of the contract. The futures market may attract more speculators than does the securities market, because deposit requirements in the futures market are less onerous than margin requirements in the securities market. Increased participation by speculators in the futures market may also cause price distortions. In addition, investment in Index Futures involves the risk of an imperfect correlation between movement in the relevant Index and the price of Index Futures. This lack of correlation may result from investors closing out futures contracts in order to avoid additional margin deposit requirements or from the fact that trading hours for Index Futures may not correspond perfectly to hours of trading on the relevant foreign exchanges. Before a United States entity may purchase or sell futures contracts traded on foreign exchanges, the CFTC must approve the contract for purchase and sale by U.S. persons. Those contracts may involve greater risks, including less liquidity and less governmental supervision.

   DEPOSITARY RECEIPTS.  Each Fund may invest in American Depositary Receipts
(ADRs), Global Depositary Receipts (GDRs) and European Depositary Receipts
(EDRs) (collectively, "Depositary Receipts") if issues of such Depositary Receipts are available that are consistent with a Fund's investment objective. Depositary Receipts generally evidence an ownership interest in a corresponding security on deposit with a financial institution. Transactions in Depositary Receipts usually do not settle in the same currency as the underlying securities are denominated or traded. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

   INVESTMENT COMPANIES. Each of the Funds may invest up to 10% of its total assets through investment companies or other collective investment vehicles designed to permit investments in a portfolio of securities listed in a particular developing country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment. As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers.

   Section 17(a) of the Investment Company Act of 1940 (the "1940 Act") prohibits most purchase and sale transactions between a registered investment company and its affiliates (and their affiliates), including transactions between separate series of a single investment company. Thus, the sale or purchase of securities or other property to or from any series of the Trust by an affiliate of such series (or an affiliate of such an affiliate) is prohibited. This would include any other series of the Trust, and any other investment company or account managed by Martin Currie, Inc. or an affiliate. Rule 17a-7 under the 1940 Act provides an exemption for sales and purchases among investment companies and other persons (or accounts) which are affiliated solely by reason of having a common investment adviser (or affiliated investment advisers), common board members and/or common officers, provided that certain conditions (designed to ensure that the transaction is fair to the investment company) are met. Rule 17a-7 requires that the trustees of an investment company adopt procedures designed to ensure that any transactions subject to the rule comply with the rule's conditions and that trustees review all transactions effected pursuant to such procedures on a quarterly basis. The trustees of the Trust approved such procedures governing transactions permitted by Rule 17a-7 on June 6, 1994.

   TEMPORARY DEFENSIVE STRATEGIES. For temporary defensive purposes, each Fund may vary from its investment policy during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant. Each Fund may reduce its position in securities relating to its investment objective and may invest without limit in short-term debt securities (for this purpose, securities with a remaining maturity of one year or less) issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government Securities") and U.S. dollar-denominated money market instruments or foreign currency-denominated short-term debt securities issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities, which in each case are rated BB or higher by Standard & Poor's Corporation ("S&P") or Baa or higher by Moody's Investors Service, Inc. ("Moody's") or, if not so rated, deemed to be of equivalent quality by the Manager. Each Fund may also at any time temporarily invest funds awaiting reinvestment or held as reserves for dividends and other distributions to shareholders in any of the foregoing types of securities as well as in repurchase agreements as described below under the sub-caption "-Repurchase Agreements." Also for defensive purposes, each Fund may invest its assets in securities (including equity securities) principally traded in the United States; PROVIDED; HOWEVER, that the Global Growth Fund's weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the MSCI World Index by more than 20% and the Opportunistic EAFE Fund's weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the MSCI EAFE Index by more than 20%.

   REPURCHASE AGREEMENTS. As a means of earning income for periods as short as overnight, each Fund may enter into repurchase agreements with selected banks and broker/dealers. Under a repurchase agreement, a Fund acquires securities subject to the seller's agreement to repurchase at a specified time and price. If the seller under a repurchase agreement becomes insolvent, a Fund's right to dispose of the securities may be restricted. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the security under a repurchase agreement, a Fund may encounter delay and incur costs before being able to sell the security. Also, if a seller defaults, the value of such securities may decline before a Fund is able to dispose of them.

   ILLIQUID SECURITIES. Each Fund may invest up to 15% of its net assets in "illiquid securities," that is, securities which the Fund may not readily dispose of within 7 days at a price approximately the value used by the Fund for purposes of calculating its net asset value. These securities include those whose disposition is restricted by securities laws. Investment in illiquid securities involves the risk that, because of the lack of consistent market demand for such securities, a Fund may be forced to sell them at a discount.


   PORTFOLIO TURNOVER. Portfolio turnover is not a limiting factor with respect to investment decisions for the Funds. The portfolio turnover rates for the Funds' last three fiscal years are set forth below:



                                                             PORTFOLIO TURNOVER RATES FOR
                                                                 YEARS ENDED APRIL 30,
                                                             -----------------------------

     FUND                                          1997           1996           1995
     ----                                          ----           ----           ----

     The Global Growth Fund                          40%            38%            44%
     The Opportunistic EAFE Fund                     49             37             39
     The Global Emerging Markets Fund                 0            N/A            N/A
     The Japan Small Companies Fund                  26             37             33
     The Emerging Americas Fund                      50             61             89
     The Emerging Asia Fund                         118             65              0
     The EMEA Fund                                  N/A            N/A            N/A


     In any particular year market conditions may well result in greater rates than are presently anticipated. The rate of a Fund's turnover may vary significantly from time to time depending on the volatility of economic and market conditions. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the relevant Fund.

                               PURCHASE OF SHARES

   You may make an initial purchase of shares of any Fund by submitting a completed subscription agreement (attached as Exhibit A) and payment to the Trust in accordance with the instructions set forth in the subscription agreement.

   While purchases are permitted on any business day, the Trust encourages investors to make purchases on the first day of a month as this will allow the Trust to avoid the expense of determining a Fund's net asset value other than once a month. See "Determination of Net Asset Value." In order for a purchase order to be effective as of a particular day, the Fund must have accepted the order and have received immediately available funds by 5:00 p.m. (New York time) on such day.

   The minimum initial investment in each Fund must be worth at least $1,000,000; subsequent investments must be worth at least $100,000. The Trust reserves the right to waive these minimums in its sole discretion.

   Shares of each Fund may be purchased by (i) giving cash, (ii) exchanging securities on deposit with a custodian acceptable to the Manager or (iii) a combination of such securities and cash. Purchase of shares of the Funds in exchange for securities is subject in each case to the determination by the Manager that the securities to be exchanged are acceptable for purchase by the Fund. In all cases the Manager reserves the right to reject any particular investment. In particular, and without limiting the generality of the foregoing, the Manager may reject an investment if, in the opinion of the Manager, the size of the investment and/or the transaction costs associated with the investment are such that there would be a material discrepancy between the purchase premium and the Fund's transaction expenses. Securities accepted by the Manager in exchange for Fund shares will be valued in the same manner as the Fund's assets as described below as of the time of the Fund's next determination of net asset value after such acceptance. All dividends and subscription or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the Funds and must be delivered to the Funds upon receipt by the investor from the issuer. A gain or loss for federal income tax purposes would be realized upon the exchange by an investor that is subject to federal income taxation, depending upon the investor's basis in the securities tendered. A shareholder who wishes to purchase shares by exchanging securities should obtain instructions by calling the Trust (Attention: Susan Gillingham) at 011-44-131-229-5252 before 12:00 noon (New York time) on business days.

   The purchase price of shares of a Fund is (i) the net asset value next determined after a purchase order is received plus (ii), in the case of cash investments, a purchase premium equal to the percentage of the amount invested shown below PROVIDED, HOWEVER, that the Manager will waive such premium on behalf of the Trust if, in the view of the Manager, there are minimal brokerage and transaction costs incurred in connection with the purchase. To the extent that shares are purchased at a time when other shares of the same Fund are being redeemed, the Manager will treat the purchase (up to the amount being concurrently redeemed) as involving minimal brokerage and transaction costs and will charge any purchase premium only with respect to the excess, if any, of the amount of the purchase over the amount of the concurrent redemption. If there is more than one purchase at the time of a concurrent redemption, each of the purchasers will share, pro rata, in the reduction in purchase premium caused by the concurrent redemption. There is no purchase premium on purchases in-kind or on purchases effected through the reinvestment of dividends. All purchase premiums are paid to and retained by the relevant Fund and are intended to cover brokerage and other expenses of the Fund arising in connection with a cash purchase. Absent any waiver, the following purchase premiums shall be applicable to cash purchases:

          FUND                                             PURCHASE PREMIUM
          ----                                             ----------------

The Global Growth Fund                                           0.75%
The Opportunistic EAFE Fund                                      0.75
The Global Emerging Markets Fund                                 1.00
The Japan Small Companies Fund                                   1.00
The Emerging Americas Fund                                       1.75
The Emerging Asia Fund                                           1.75
The EMEA Fund                                                    1.25

   The Manager will not approve the acceptance of securities in exchange for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to a Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (3) the securities may be acquired under the Fund's investment policies and restrictions. No investor owning 5% or more of a Fund's shares may purchase additional Fund shares by exchange of securities.

   Upon acceptance of your order, the Trust opens an account for you, applies the payment to the purchase of full and fractional Fund shares of beneficial interest and mails a statement of the account confirming the transaction. After an account has been established, you may send subsequent investments at any time upon notification to the Trust and confirmation by the Trust (Attention: Susan Gillingham at tel. 011-44-131-229-5252, fax 011-44-131-228-5959.

   Purchases of shares in any Fund are limited to persons who are "accredited investors" as defined in Regulation D under the Securities Act of 1933, as amended, and who have completed and signed a subscription agreement in the form attached hereto as Exhibit A. Each Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate. Purchasers must be acquiring shares for their own account and for investment purposes only. Each Fund reserves the right to suspend or change the terms of the offering of its shares.

                              REDEMPTION OF SHARES

   THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. However, the securities are redeemable.

   You can redeem your shares by sending a written request by mail or by telecopy to the Trust (c/o Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES; Attention: Susan Gillingham; Telecopy # 011-44-131-228-5959 AND to the Transfer Agent (State Street Bank and Trust Company, Transfer Agent Operations, P.O. Box 1978, Boston, MA 02105; Telecopy # 617-985-9626). The request must include the name of the Fund, your account number, the exact name(s) in which your shares are registered, and the number of shares or the dollar amount to be redeemed. All owners of the shares must sign the request in the exact names in which the shares are registered and should indicate any special capacity in which they are signing (such as officers, trustees or custodian or on behalf of a partnership, corporation or other entity).

   Shares of a Fund may be redeemed on any business day. However, the Trust encourages investors to make redemptions on the first day of a month as this will allow the Trust to avoid the expense of determining a Fund's net asset value other than once a month. See "Determination of Net Asset Value."

     The redemption price is (i) the net asset value per share next determined after the redemption request and any necessary special documentation are received by the Trust in proper form, less (ii), in the case of cash redemptions, a redemption fee equal to the percentage of the amount redeemed indicated below. To the extent that shares are redeemed at a time when other shares of the same Fund are being purchased, the Manager will treat the redemption (up to the amount being concurrently purchased) as involving minimal brokerage and transaction costs and will charge a redemption fee only with respect to the excess, if any, of the amount of the redemption over the amount of the concurrent purchase. If there is more than one redemption at the time of a concurrent purchase, each of the redeeming shareholders will share, pro rata, in the reduction in redemption fee caused by the concurrent purchase. Redemption fees will be paid to and retained by the relevant Fund and are intended to cover brokerage and other expenses of the Fund in connection with cash redemptions. In the absence of any waiver, the following redemption fees will apply to cash redemptions:

FUND                                                     REDEMPTION FEE
----                                                     --------------

The Global Growth Fund                                       0.75%
The Opportunistic EAFE Fund                                  0.75
The Global Emerging Markets Fund                             1.00
The Japan Small Companies Fund                               1.00
The Emerging Americas Fund                                   1.75
The Emerging Asia Fund                                       1.75
The EMEA Fund                                                1.25

   Shares of a Fund may be redeemed by the payment of the redemption price in whole or in part by a distribution in kind of securities held by the Fund in lieu of cash if the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash. Securities used to redeem Fund shares in kind will be valued in accordance with the Funds' procedures for valuation described under "Determination of Net Asset Value." Securities distributed by a Fund in kind will be selected by the Manager in light of the Fund's objective and will not generally represent a pro rata distribution of each security held in the Fund's portfolio. Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

   Payment on redemption will be made as promptly as possible and normally within seven days after the request for redemption is received by the Trust in good order. If an investor purchased shares by check and the check was deposited less than fifteen days prior to the redemption request, a Fund may withhold redemption proceeds until that check has cleared. A redemption request is in good order if it includes the exact name in which shares are registered and the number of shares or the dollar amount of shares to be redeemed and if it is signed exactly in accordance with the form of registration. Persons acting in a fiduciary capacity, or on behalf of a corporation, partnership or trust, must specify, in full, the capacity in which they are acting. Cash payments will be made by transfer of Federal funds for payment into the investor's account.

   When opening an account with the Trust, shareholders will be required to designate the account(s) to which funds may be transferred upon redemption. Designation of additional accounts and any change in the accounts originally designated must be made in writing with the signature guaranteed by any of the following entities: U.S. banks, foreign banks having a U.S. correspondent bank, credit unions, savings associations, U.S. registered dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations and clearing agencies.

   The Trust may suspend the right of redemption and may postpone payment for any Fund for more than seven days during an emergency which makes it impracticable for a Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

                        DISTRIBUTION AND SERVICING PLANS

   The Trust has adopted a distribution and servicing plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 for each Fund (the "Plans"). The Plans authorize the Manager to spend an amount of the advisory fees it collects from each Fund up to 0.25% per annum of the average monthly net assets of the Fund for activities or services primarily intended to result in the sale of shares of the relevant Fund or for the provision of personal services to shareholders of such Fund.

                        DETERMINATION OF NET ASSET VALUE

   The net asset value of a share of each Fund will be determined as of the close of the business day in New York on any day on which an order for purchase or redemption of a Fund's shares is received. While the Trust will accept purchase or redemption orders on any day, shareholders are encouraged to submit purchase and redemption orders on the last day of a month so as to permit the Trust to avoid the expense of determining the net asset value of a Fund especially for the purpose of accommodating the purchase or redemption. The net asset value per share for a Fund is determined by dividing the total market value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of that Fund. Portfolio securities listed on a securities exchange for which market quotations are available are valued at the last quoted sale price on each business day, or, if there is no such reported sale, at the mean of the most recent quoted bid and ask prices unless the trustees, or persons acting on their behalf, determine that such value is not the fair value of such a security. Price information on listed securities is generally taken from the closing price on the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and ask prices, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Other assets and securities for which no quotations are readily available (or for which quotations are not believed by the trustees to be reliable) are valued at fair value as determined in good faith by the trustees of the Trust, or by persons acting pursuant to procedures established by the trustees.

                                  DISTRIBUTIONS


     The Funds intend to pay out as dividends substantially all of their net investment taxable income (which comes from dividends and any interest they receive from investments and net realized short-term capital gains). For these purposes and for federal income tax purposes, a portion of the premiums from certain expired call or put options on currency futures written by a Fund, net gains from certain closing purchase and sale transactions with respect to such options and a portion of net gains from other options and futures transactions may be treated as short-term capital gain. The Funds also intend to distribute substantially all of their net realized long-term capital gains, if any, after giving effect to any available capital loss carryover. Each Fund's policy is to declare and pay distributions of its dividend income annually, although any Fund may do so more frequently as determined by the trustees of the Trust. Each Fund's policy is to distribute net realized short-term capital gains and net realized long-term gains annually although any Fund may do so more frequently as determined by the trustees of the Trust to the extent permitted by applicable regulations. For tax purposes, distributions to shareholders will be deemed to be increased by each shareholder's applicable share of a portion of the Fund's expense, including the Fund's advisory expenses.


   All dividends and/or distributions will be paid in shares of the relevant Fund at net asset value unless the shareholder elects in the subscription agreement to receive cash. There is no purchase premium on reinvested dividends or distributions. Shareholders may make this election by marking the appropriate box on the subscription agreement.

                                      TAXES


   Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. So long as a Fund qualifies, the Fund itself will not pay federal income tax on its dividend, interest and certain other income, its net realized short-term gains and its net realized long-term capital gains distributed to its shareholders. Dividend distributions (I.E., distributions derived from interest, dividends and certain other income, including in general short-term capital gains) will be taxable to shareholders subject to income tax as ordinary income. Pursuant to the Taxpayer Relief Act of 1997 (the "1997
Act"), two different tax rates apply to net capital gains (that is, the excess of net gains from capital assets held for more than one year ("long-term capital assets") over net losses from capital assets held for not more than one year ("short-term capital assets")). One rate (generally 28%) applies to net gains on capital assets held for more than one year but not more than 18 months ("mid-term gains") and a second, preferred rate (generally

20%) applies to the balance of such net capital gains ("adjusted net capital gains"). Distributions of net capital gains will be treated in the hands of shareholders as mid-term gains to the extent designated by the Fund as deriving from net gains from assets held for more than one year but not more than 18 months, and the balance will be treated as adjusted net capital gains. Distributions of mid-term gains and adjusted net capital gains will be taxable to shareholders as such, regardless of how long a shareholder has held the shares in the Fund. Distributions from the Fund will be taxed as described above whether received in cash or in shares through reinvestment of dividends. A distribution paid to shareholders by a Fund in January of a year is generally deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year. A Fund's transactions in foreign currencies and hedging activities will likely produce a difference between its book income and taxable income. This difference may cause a portion of a Fund's income distributions to constitute a return of capital for tax purposes or require a Fund to make distributions exceeding book income to qualify as a regulated investment company. The sale or redemption of shares of Fund, including a redemption in-kind, is a taxable event to the selling or redeeming shareholder.


   The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year.


   Each Fund may make an election with the Internal Revenue Service for each fiscal year which would allow shareholders who are U.S. citizens or U.S. corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return for foreign income taxes paid by the Fund. As a result, income of a Fund from non-U.S. sources that is distributed to Fund shareholders would be treated as income from non-U.S. sources to the shareholders. The amount of foreign income taxes paid by a Fund would be treated as foreign taxes paid directly by Fund shareholders and, in addition, this amount would be treated as additional income to Fund shareholders from non-U.S. sources regardless of whether the Fund shareholder would be eligible to claim a foreign tax credit or deduction. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including a holding period requirement applied at both the fund and the shareholder level imposed by the 1997 Act).


   The foregoing is a general summary of the federal income tax consequences for shareholders who are U.S. citizens or corporations. Fund shareholders who are not U.S. citizens or which are foreign corporations may receive substantially different tax treatment of distributions by the Funds. Shareholders should consult their own tax advisors about the tax consequences of an investment in a Fund in light of each shareholder's particular tax situation. Shareholders should also consult their own tax advisors about consequences under foreign, state, local or other applicable tax laws.

                             MANAGEMENT OF THE TRUST

   Each Fund is advised and managed by Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh Scotland (the "Manager"). The Manager is a registered investment adviser which, together with its affiliates, advises other mutual funds, ERISA Group Trusts and other private accounts. The Manager is a wholly owned subsidiary of Martin Currie Ltd. which is controlled by some of the Executive Directors of the various subsidiaries of Martin Currie Ltd.

   Investment decisions made by the Manager for the Funds are made by committees organized for that purpose and no person or persons are primarily responsible for making recommendations to such committees.

   Under the Management Contract with the Trust on behalf of each Fund, the Manager selects and reviews each Fund's investments and provides executive and other personnel for the management of the Trust. Pursuant to the Trust's Agreement and Declaration of Trust, the Board of Trustees supervises the affairs of the Trust as conducted by the Manager. In the event that the Manager ceases to be the manager of the Funds, the right of the Trust to use the identifying name "Martin Currie" with respect to any Fund may be withdrawn.

   Under the Management Contract, each Fund pays the Manager a quarterly management fee at the following annual rate of the respective Fund's average net assets:

          FUND                                           MANAGEMENT FEE
          ----                                           --------------

     The Global Growth Fund                                  0.70%
     The Opportunistic EAFE Fund                             0.70
     The Global Emerging Markets Fund                        0.80
     The Japan Small Companies Fund                          1.00
     The Emerging Americas Fund                              1.50
     The Emerging Asia Fund                                  1.50
     The EMEA Fund                                           1.50


The Manager has voluntarily undertaken to reduce its fee to certain of the Funds until further notice to the extent necessary to limit each Fund's annual expenses (including the management fee but excluding brokerage commissions, transfer taxes, and extraordinary expenses) to the percentage shown under "Summary of Expenses" above. The Manager's fee for management of each Fund may be higher than that paid by most other mutual funds but is comparable to the management fees of mutual funds with similar investment objectives.


   The organizational expenses of the Funds as well as all other expenses incurred in the operation of the Funds are borne by the relevant Fund, including but not limited to brokerage commissions, transfer taxes and extraordinary expenses in connection with its portfolio transactions, all applicable taxes, the compensation of trustees who are not directors, officers or employees of the Manager or its affiliates, interest charges, charges of custodians, auditing and legal expenses.

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

   The Trust is a diversified open-end series investment company organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated May 20, 1994, as amended.

   The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest which are presently divided into nine series, two of which are currently inactive. Each share of a series represents an equal proportionate interest in that series with each other share. The Declaration of Trust also permits the trustees, without shareholder approval, to subdivide any series of shares into various sub-series (or "classes") of shares with such dividend preferences and other rights as the trustees may designate. The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

   Subject to the restrictions described under "Redemption of Shares," the Trust's shares are freely transferable. Shareholders are entitled to dividends as declared by the trustees, and, in liquidation of the relevant Fund's portfolio, are entitled to receive the net assets of the portfolio. Shareholders are entitled to vote at any meetings of shareholders. The Trust does not generally hold annual meetings of shareholders and will do so only when required by law. Special meetings of shareholders may be called for purposes such as electing or removing trustees, changing a fundamental investment policy or approving an investment advisory agreement. In addition, a special meeting of shareholders of the Fund will be held if, at any time, less than a majority of the trustees then in office have been elected by shareholders of the Fund.

   The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, may, however, be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

   Because the Trust is organized as a Massachusetts business trust, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. Massachusetts business trusts are voluntary associations; therefore, a court might deem the Trust to be a partnership if shareholders exercise significant control over the Trust's management. However, the Trust's Agreement and Declaration of Trust explicitly limits shareholder liability and provides shareholders with indemnification rights payable out of Trust assets if shareholders were held liable for Trust obligations. Thus, the risk of a shareholder incurring financial loss on account of that liability is considered remote since it may arise only in very limited circumstances.

          ADMINISTRATOR; CUSTODIAN; TRANSFER AND DIVIDEND PAYING AGENT

   State Street Bank & Trust Company, 225 Franklin Street, Boston, MA 02110 serves as the Trust's administrator, custodian and transfer and dividend paying agent. Each Fund pays the Administrator a fee at the rate of 0.08% of such Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

                             INDEPENDENT ACCOUNTANTS

   Price Waterhouse LLP, 160 Federal Street, Boston, MA 02110 serves as the Trust's independent public accountants.

                                  LEGAL COUNSEL

   Ropes & Gray, One International Place, Boston, MA 02110, is the Trust's legal counsel.

                              SHAREHOLDER INQUIRIES

   Shareholders may direct inquiries to the Trust c/o Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland, United Kingdom EH1 2ES (Attention: Susan Gillingham), tel. 011-44-131-229-5252, fax
011-44-131-479-4747. Institutional investors in the U.S. may contact Martin Currie Investor Services, Inc., an affiliate of the Manager, 53 Forest Avenue, Old Greenwich, CT 06870, tel. 203-698-9031 (Attention: Steven Johnson).

                                                                     EXHIBIT A

                          MARTIN CURRIE BUSINESS TRUST

                             SUBSCRIPTION AGREEMENT
                                       for
                          Shares of Beneficial Interest

                                                            Amount of
                                                            Subscription
                                                            (US$)

     MCBT Global Growth Fund                                -------------

     MCBT Opportunistic EAFE Fund                           -------------

     MCBT Global Emerging Markets Fund                      -------------

     MCBT Japan Small Companies Fund                        -------------

     MCBT Emerging Americas Fund                            -------------

     MCBT Emerging Asia Fund                                -------------

     MCBT EMEA Fund                                         -------------



     Total Amount Subscribed  $____________


                             SUBSCRIBER INFORMATION

Name of Subscriber:
_______________________________________________________________
(hereinafter "SUBSCRIBER")
Name for Registration
_______________________________________________________________
(if different from above)
Person Signing (if different):

_______________________________________________________________
Capacity (if applicable):
_______________________________________________________________
Address:
_______________________________________________________________
(Number and Street)

_______________________________________________________________
(City)                      (State)                  (Zip Code)
Telephone:
_______________________________________________________________
Fax:
_______________________________________________________________

                                BANK INFORMATION
Bank Name:
_______________________________________________________________
ABA Number:
_______________________________________________________________
Address:
_______________________________________________________________
(Number and Street)


_______________________________________________________________
(City)                    (State)                  (Zip Code)

Telephone:
_______________________________________________________________
Fax:
_______________________________________________________________
Account Name:
_______________________________________________________________

Account Number:
_______________________________________________________________

SUBSCRIBER hereby agrees as follows:

1. SUBSCRIBER hereby subscribes for shares of beneficial interest in the one or more series (each a "Fund") of Martin Currie Business Trust (the "Trust") indicated above and in the dollar amount(s) set forth above. Upon completion of this Subscription Agreement, SUBSCRIBER should send this agreement by telecopy and courier to:

          Martin Currie Business Trust
          c/o Martin Currie, Inc.
          20 Castle Terrace
          Edinburgh, Scotland
          United Kingdom EH1 2ES
          ATTENTION:  Susan Gillingham
          TELECOPY:  011-44-131-479-4747

     After the Trust has reviewed the completed Subscription Agreement, SUBSCRIBER will receive telephonic notice of the acceptance or non-acceptance of the subscription. If the subscription is accepted by the Trust, SUBSCRIBER agrees to wire immediately available funds in the amounts indicated on the cover of this Subscription Agreement to:

          State Street Bank and Trust Company
          Boston, Massachusetts
          ABA # 011000028

          BNF = AC-42306662 "Mutual Fund F/B/O
          Martin Currie Business Trust"

          OBI = "NAME OF FUND"
          Shareholder Name


2. SUBSCRIBER agrees that, unless the Trust is otherwise specifically notified, this subscription will be treated as a subscription for shares of beneficial interest in the indicated Funds (the "Shares") to become effective as of the first day of the month following the satisfaction of all of the conditions specified in Section 3 of this Subscription Agreement unless otherwise agreed by the Trust. Any funds received by the Trust before such date will be held for investment on such first day of the month.


3. SUBSCRIBER understands and agrees that this subscription for the Shares is ineffective and that SUBSCRIBER will not become a shareholder of the Trust until (i) SUBSCRIBER completes all applicable information requested in this Subscription

     Agreement, (ii) SUBSCRIBER executes this Subscription Agreement and delivers it to the Trust, (iii) the Subscription Agreement is accepted by or on behalf of the Trust, which acceptance may be withheld in the Trust's sole discretion, and (iv) the Trust can and has confirmed that the subscription amount has been received in the account listed in
     Section 1 above.



4. SUBSCRIBER represents and warrants to the Trust that SUBSCRIBER has received a copy of the Private Placement Memorandum dated August __, 1997 (the "Placement Memorandum") relating to the offer for sale by the Trust of the Shares and has had an opportunity to request a Statement of Additional Information dated as of August __, 1997 (the "SAI"), and has reviewed the Placement Memorandum carefully prior to executing this Subscription Agreement. SUBSCRIBER acknowledges that SUBSCRIBER had the opportunity to ask questions of, and receive answers from, representatives of the Trust concerning terms and conditions of the Offering and to obtain any additional information necessary to verify the accuracy of the information contained in the Placement Memorandum or the SAI. SUBSCRIBER further acknowledges that no person is authorized to give any information or to make any representation which is contrary to the information contained in the Placement Memorandum or the SAI and that, if given or made, any such contrary information or representation may not be relied upon as having been authorized.



5. SUBSCRIBER understands and agrees that an entry expense may be applicable to this subscription for the Shares according to the terms described in the Placement Memorandum, and that some of the funds paid under this Agreement may be applied to such entry expense.


6.   SUBSCRIBER hereby elects:


     / / To reinvest all distributions of income and realized capital gains from a Fund in additional shares of that Fund or

     / / To receive all distributions of income and realized capital gains from a Fund as cash when declared or

     / / To reinvest all realized capital gains from a Fund in additional shares of the Fund and to receive all distributions of income as cash.


     SUBSCRIBER understands and agrees that, unless otherwise indicated above, SUBSCRIBER will be deemed to have elected to reinvest all distributions of income and capital gains.

7. SUBSCRIBER understands and acknowledges that, in selling the Shares to SUBSCRIBER, the Trust is relying on the representations made and information supplied in this Subscription Agreement to determine that the sale of the Shares to SUBSCRIBER complies with (or meets the requirements of any applicable exemption from) the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws.

8. SUBSCRIBER represents that it is acquiring the Shares subscribed for by this Subscription Agreement for its own account for investment only and not with a view to any resale or distribution.

9. SUBSCRIBER represents that it (either alone or together with its purchaser representative, whose identity has been disclosed to the Trust, if any) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment represented by the Trust and that SUBSCRIBER is able to bear the economic risk of this investment including the risk of loss of the investment.

10. SUBSCRIBER understands that the Trust will offer the Shares only to investors which qualify as "accredited investors" as defined in Regulation D under the 1933 Act. SUBSCRIBER represents that it qualifies as an "accredited investor" because SUBSCRIBER is described in the paragraph or paragraphs indicated below: (CHECK ONE OR MORE).


      / / A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

      / / A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of purchase of the Shares.

      / / A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the 1933 Act.

      / / An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000.

      / /      A private business development company as defined in
               Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

      / / A bank as defined in Section 3(a)(2) of the 1933 Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

      / / A Trustee or Executive Officer of the Trust whose purchase exceeds $1,000,000.


      / / An entity in which all of the equity owners are accredited investors as defined above.

11. SUBSCRIBER represents that it is a resident of (or, if SUBSCRIBER is an entity, its principal offices are located in) __________________.
                              (U.S. State)

12. SUBSCRIBER agrees to promptly notify the Trust of any development that causes any of the representations made or information supplied in this Subscription Agreement to be untrue at any time.

13. SUBSCRIBER understands that the Shares are not publicly traded and that there will be no public market for the Shares upon completion of the Offering.

14. SUBSCRIBER understands and agrees that the Shares are being sold in a transaction which is exempt from the registration requirements of the 1933 Act and, in certain cases, of state securities laws, and that such interests will be subject to transfer restrictions under the 1933 Act and applicable state securities laws and, except to the extent that redemption is permitted as described in the Placement Memorandum and the SAI, must be held indefinitely unless subsequently registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available. The undersigned further understands and agrees that the Trust is under no obligation to register such Shares and that any exemptions are extremely limited.

15. SUBSCRIBER agrees to transfer all or any part of its Shares only in compliance with all applicable conditions and restrictions contained in this Subscription Agreement, the Placement Memorandum, the SAI, the 1933 Act and any applicable state securities laws.

16. SUBSCRIBER hereby agrees to be bound by all terms and conditions of this Subscription Agreement.

17. This Subscription Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts and is intended to take effect as an instrument under seal and shall be binding on SUBSCRIBER in accordance with its terms.

18. Please sign this Subscription Agreement exactly as you wish your Shares to be registered. (The information supplied by you below should conform to that given on the cover page).

Dated:  __________, _____          Name of SUBSCRIBER:____________________

                                   By:_______________________

                                   Name of Person Signing if different
                                   from SUBSCRIBER:______________________
                                                 (please print)

                                           Capacity:______________________
                                                  (please print)

                                   Accepted:

                                   MARTIN CURRIE BUSINESS TRUST

                                   By:___________________________
                                   Name:
                                   Title:


   A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of any Fund individually but are binding only upon the assets and property belonging to the Funds.

Part B.   INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10.  COVER PAGE

     See the Cover Page of the Statement of Additional Information attached as Appendix B to this Part B of the Registration Statement (the "Statement of Additional Information").

Item 11.  TABLE OF CONTENTS

     See the Table of Contents of the Statement of Additional Information.

Item 12.  GENERAL INFORMATION AND HISTORY

     Not applicable.

Item 13.  INVESTMENT OBJECTIVES AND POLICIES

     See the section entitled "Investment Objectives, Policies and Restrictions" in the Statement of Additional Information.

Item 14.  MANAGEMENT OF THE FUND

     See the section entitled "Management of the Trust" in the Statement of Additional Information.

Item 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     See the section entitled "Management of the Trust" in the Statement of Additional Information.

Item 16.  INVESTMENT ADVISORY AND OTHER SERVICES

     See the section entitled "Investment Advisory and Other Services" and "Distribution and Servicing Plans" in the Statement of Additional Information.

Item 17.  BROKERAGE ALLOCATION

     See the section entitled "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

Item 18.  CAPITAL STOCK AND OTHER SECURITIES

     See the Cover Page of the Private Placement Memorandum and the sections entitled "Description of the Trust"; "Redemptions" and "Income Dividends, Capital Gain Distributions and Tax Status" in the Statement of Additional Information.

Item 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

     See the sections entitled "How to Buy Shares" "Redemptions" and "Net Asset Value and Offering Price" in the Statement of Additional Information.

Item 20.  TAX STATUS

     See the section entitled "Income Dividends, Capital Gain Distributions and Tax Status" in the Statement of Additional Information.

Item 21.  UNDERWRITERS

     Not applicable.

Item 22.  CALCULATION OF PERFORMANCE DATA

     Not applicable.

Item 23.  FINANCIAL STATEMENTS


     See the section entitled "Financial Statements" in the Statement of Additional Information.

                                                            Appendix B to Part B


                          MARTIN CURRIE BUSINESS TRUST

                       STATEMENT OF ADDITIONAL INFORMATION


                                 AUGUST 28, 1997






     This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Martin Currie Business Trust Private Placement Memorandum dated AUGUST 28, 1997, and should be read in conjunction therewith. A copy of the Private Placement Memorandum may be obtained from Martin Currie Business Trust, c/o Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES OR C/O MARTIN CURRIE INVESTOR SERVICES, INC., 53 FOREST AVENUE, OLD GREENWICH, CONNECTICUT 06870.

                                TABLE OF CONTENTS


INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS . . . . . . . . . . . . . . . 1

MANAGEMENT OF THE TRUST. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

INVESTMENT ADVISORY AND OTHER SERVICES . . . . . . . . . . . . . . . . . . . .10

DISTRIBUTION AND SERVICING PLANS . . . . . . . . . . . . . . . . . . . . . .  12

PORTFOLIO TRANSACTIONS AND BROKERAGE . . . . . . . . . . . . . . . . . . . . .13

DESCRIPTION OF THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . .14

HOW TO BUY SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

NET ASSET VALUE AND OFFERING PRICE . . . . . . . . . . . . . . . . . . . . . .17

REDEMPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS. . . . . . . . . .18

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

                INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS



     The investment objective and policies of each series ("Fund") of Martin Currie Business Trust (the "Trust"), are summarized in the Private Placement Memorandum under "Investment Objectives and Policies" and "More Information About the Funds' Investments." The investment policies of each Fund set forth in the Private Placement Memorandum and in this Statement of Additional Information may be changed by the Trust's trustees, without shareholder approval except that any policy explicitly identified as "fundamental" may not be changed without the approval of the holders of a majority of the outstanding shares of the relevant Fund (which means the lesser of (i) 67% of the shares of that Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

     In addition to its investment objective and policies set forth in the Private Placement Memorandum, the following investment restrictions are policies of each Fund (and those marked with an asterisk are fundamental policies of each Fund):

     Each Fund will not:

     *(1) Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     (2) Change its classification pursuant to Section 5(b) of the 1940 Act from a "diversified" management investment company to a "non-diversified" one without shareholder approval.

     *(3) Borrow money in excess of 10% of its total assets (taken at cost) or 5% of its total assets (taken at current value), whichever is lower, nor borrow any money except as a temporary measure for extraordinary or emergency purposes, however, any sale coupled with an agreement to repurchase or any Fund's use of reverse repurchase agreements and "dollar roll" arrangements shall not constitute borrowing by such Fund for purposes of this restriction.

     *(4) Purchase or sell real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests in real estate and may purchase securities issued by companies that invest or deal in real estate.

     *(5) Invest in commodities, except that the Fund may invest in financial futures contracts and options thereon, and options on currencies.

     *(6) Make loans to others, except through the purchase of qualified debt obligations, the entry into repurchase agreements and/or the making of loans of portfolio securities consistent with the Fund's investment objectives and policies.

     *(7) Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements. The SEC takes the position that government securities of a single foreign country (including agencies and instrumentalities of such government, to the extent such obligations are backed by the assets and revenues of such government) are a separate industry for these purposes.

     *(8) Pledge, hypothecate, mortgage or otherwise encumber the Fund's assets except to secure borrowings and as margin or collateral for financial futures, swaps, and other negotiable transactions in the over-the-counter market.

     The Trust understands that the staff of the SEC deems certain transactions that a Fund may enter into to involve the issuance of a senior security unless certain cash, U.S. government securities, high grade debt instruments or other liquid securities are deposited in a segregated account or are otherwise covered. Such transactions include: short sales, reverse repurchase agreements, forward contracts, futures contracts and options thereon, options on securities and currencies, dollar rolls, and swaps, caps, floors and collars.

CONVERTIBLE SECURITIES

     Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock. Convertible securities have general characteristics similar to both fixed income and equity securities. Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

     Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks. Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. However, there can be no assurance of capital appreciation because securities prices fluctuate.

     Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

BRADY BONDS

     The Emerging Americas Fund may invest in Brady Bonds of countries that have restructured or are in the process of restructuring their sovereign debt pursuant to the Brady Plan. "Brady Bonds" are debt securities issued under the framework of the Brady Plan, an initiative announced by former U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external commercial bank indebtedness. In restructuring its external debt under the Brady Plan framework, a debtor nation negotiates with its existing bank lenders as well as multilateral institutions such as the World Bank and the International Monetary Fund ("IMF"). The Brady Plan framework, as it has developed, contemplates the exchange of commercial bank debt for newly issued Brady Bonds. Brady Bonds may also be issued in respect of new money being advanced by existing lenders in connection with the debt restructuring. The World Bank and/or the IMF may support the restructuring by providing funds pursuant to loan agreements or other arrangements which enable the debtor nation to collateralize the new Brady Bonds or to repurchase outstanding bank debt at a discount.

     Brady Plan debt restructurings have been implemented to date in such countries as Mexico, Brazil, Costa Rica, Venezuela, Uruguay, Nigeria, Argentina and the Philippines. Investors should recognize that Brady Bonds have been issued only recently and, accordingly, do not have a long payment history. Agreements implemented under the Brady Plan to date are designed to achieve debt and debt service reduction through specific options negotiated by a debtor nation with its creditors. As a result, the financial packages offered by each country differ. The types of options have included the exchange of outstanding commercial bank debt for bonds issued at 100% of face value of such debt, which carry a below-market stated rate of interest (generally known as par bonds), bonds issued at a discount from the face value of such debt (generally known as discount bonds), bonds bearing an interest rate which increases over time and bonds issued in exchange for the advancement of new money by existing lenders. Regardless of the stated face amount and stated interest rate of the various types of Brady Bonds, the Fund will purchase Brady Bonds in secondary markets, as described below, in which the price and yield to the investor reflect market conditions at the time of purchase.

     Certain Brady Bonds have been collateralized as to principal due at maturity by U.S. Treasury zero coupon bonds with a maturity equal to the final maturity of such Brady Bonds. Collateral purchases are financed by the IMF, the World Bank and the debtor nations' reserves. In the event of a default with respect to collateralized Brady Bonds as a result of which the payment obligations of the issuer are accelerated, the U.S. Treasury zero coupon obligations held as collateral for the payment of principal will not be distributed to investors, nor will such obligations be sold and the proceeds distributed. The collateral will be held by the collateral agent to the scheduled maturity of the defaulted Brady Bonds, which will continue to be outstanding, at which time the face amount of the collateral will equal the principal payments which would have then been due on the Brady Bonds in the normal course. In addition, interest payments on certain types of Brady Bonds may be collateralized by cash or high grade securities in amounts that typically represent between 12 and 18 months of interest accruals on these instruments with the balance of the interest accruals being uncollateralized.
 Brady Bonds are often viewed as having the following valuation components:
(i) the collateralized repayment of principal, if any, at final maturity,
(ii) the collateralized interest payments, if any, (iii) the uncollateralized interest payments, and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk"). In light of the residual risk of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds are to be viewed as speculative. The Fund may purchase Brady Bonds with no, or limited, collateralization, and will be relying for payment of interest and (except in the case of principal collateralized Brady Bonds) principal primarily on the willingness and ability of the foreign government to make payment in accordance with the terms of the Brady Bonds. Brady Bonds issued to date are purchased and sold in secondary markets through U.S. securities dealers and other financial institutions and are generally maintained through European transnational securities depositories. Many of the Brady Bonds in which the Fund invests are likely to be acquired at a discount.

YANKEE BONDS

     The Funds may invest in U.S. dollar denominated bonds sold in the United States by non-U.S. issuers ("Yankee bonds"). As compared with bonds issued in the United States, such bond issues normally carry a higher interest rate but are less actively traded.

Repurchase Agreements


     Pursuant to guidelines adopted by the trustees of the Trust, each Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the Investment Company Act of 1940 (the "1940 Act"), a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase). The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford the Funds the opportunity to earn a return on temporarily available cash at minimal market risk. While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the United States Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security. In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market. However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement. Pursuant to the guidelines, the Manager maintains an approved list of banks and non-bank dealers with which the Trust may engage in repurchase agreement transactions, and the Manager may propose changes to such list which are reviewed by the trustees of the Trust on at least a quarterly basis. Currently, State Street Bank and Trust Company is the only counterparty on the approved list.


                             MANAGEMENT OF THE TRUST

     The trustees and officers of the Trust and their principal occupations during the past five years are as follows:


     C. JAMES P. DAWNAY* [50]--Trustee and President. Director of Corporate Development at Martin Currie Ltd. since 1992. Formerly, Director of Mercury Asset Management and Chairman of Mercury Fund Managers.


     PATRICK R. WILMERDING [54]--Trustee.  79 Milk Street, Room 907,
Boston, MA 02109. Self-employed investment manager since 1993. Director of The Providence Journal. Formerly, Director of Lenox Capital and Division Executive of The First National Bank of Boston.


     SIMON D. ECCLES [62]--Trustee. 27 Chestnut Street, Boston, MA 02108. Chairman and Manager of Venturi Investment Trust.


      COLIN WINCHESTER [49]--Vice President and Treasurer. Director of Finance and Administration of Martin Currie Ltd. since 1997. Associated with Martin Currie Ltd. since 1994. Formerly director of Dunedin Development Co. Ltd, Dunedin

-------------------
      * Trustees who are "interested persons" (as defined in the 1940 Act) of the Trust or the Manager.

Property Investment Co. Ltd, Dunedin Property Development Co. (Retail) Ltd, Dunedin Property Management Services, Ltd, Dunedin Property Development Co. Ltd, Dunedin Mortgage Co. Ltd, LAS Unit Trust Managers Ltd and LAS Investment Management Ltd.


     J. GRANT WILSON [34]-- Vice President. Director and head of North American Investment Team at Martin Currie Investment Management Ltd. Formerly a North American fund manager at Gartmore Investments.


     JULIAN M.C. LIVINGSTON [37]-- Clerk. Group Legal Director at Martin Currie Group since April 1997. Formerly Legal Executive and Compliance Officer at Martin Currie Group since August 1992.


     Previous positions during the past five years with Martin Currie are omitted, if not materially different from the positions listed.


     The address of each trustee and officer of the Trust affiliated with Martin Currie is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES. The Trust pays no compensation to its officers or to the trustees listed above who are interested persons of the Trust. For the fiscal year ended April 30, 1997, Simon Eccles and Patrick Wilmerding were paid $10,000 each. Currently, the Trust pays both Messrs. Eccles and Wilmerding $10,000 per annum.


     As of the date hereof, the trustees and officers as a group owned less than 1% of the outstanding shares of each Fund.


     The following table sets forth the name, address and percentage ownership of the control persons and each other holder of 5% or more of a Fund's outstanding securities as of July 29, 1997. Other than those shareholders noted below, the Trust believes that no person or group owns, of record or beneficially, 5% or more of the shares of any Fund. A holder is deemed to control a Fund through possession of beneficial ownership, either directly or indirectly, of more than 25% of the Fund's shares:



     Shareholder              Address                  Percentage of Shares Held
     -----------              -------                  -------------------------
GLOBAL GROWTH FUND

The Fresh Air Fund            1040 Avenue of the
                              Americas New York, NY
                              10018                                 33.0

The Walter and Elise
Haas Fund                     One Lombard, Suite 305
                              San Francisco, CA  94111              67.0

OPPORTUNISTIC EAFE FUND

Saint Lukes Health Care
System                        101 Page Street
                              New Bedford, MA  02740                 5.0

API Retirement Income
Plan                          1220 L Street NW
                              Washington, D.C.  20005                8.4

National Geographic
Society                       1145 17th Street NW
                              Washington, D.C.  20036                9.5

Georgia Tech
Foundation Inc.               225 N Avenue, NW
                              Atlanta, GA  30332-0182                6.0

Comerica Bank as TTEE
for The Henry Ford II
STLMT TR # 1007871            2401 PGA BLVD
                              Suite 198
                              Palm Beach Gardens,
                              FL  33410                              6.6

Lin Television Corp.
Retirement Plan               1 Richmond Square
                              Providence, RI  02906                  5.7

Medtronics Inc.               7000 Central Ave, N.E.
                              Minneapolis, MN  55432                12.7

GLOBAL EMERGING
MARKETS FUND

State Universities
Retirement System of
Illinois                      1901 Fox Drive
                              P.O. Box 2710
                              Champaign, IL  61825-2710             99.6

JAPAN SMALL COMPANIES FUND

CAAT Pension Plan             Suite 902
                              50 Burnhamthorpe Road West
                              Mississauga, Ontario
                              Canada L5B 3CZ                         6.4

State Universities
Retirement System of
Illinois                      1901 Fox Drive
                              P.O. Box 2710
                              Champaign, IL 61825-2710               8.3

Vought Aircraft Co.
Employee Benefit
Account Fund                  2301 West 120th Street
                              Mail Zone 152/N5-1
                              Hawthorne, CA  90250                   5.0

Pennsylvania Public
Schools Employee
Retirement System             P.O. Box 125
                              Harrisburg, PA 17108-0125             28.1

Maine State Retirement
System                        State House Station #46
                              Augusta, ME  04333                     5.2

EMERGING AMERICAS FUND

State Universities
Retirement System Of
Illinois                      1901 Fox Drive
                              P.O. Box 2710
                              Champaign, IL 61825-2710               7.6

Mayo Foundation               200 SW 1st Street                      6.8
Pension Fund                  Rochester, MN 55905

Mayo Foundation               200 SW 1st Street                      7.6
General Fund                  Rochester, MN 55905

Pennsylvania Public
Schools Employee
Retirement System             P.O. Box 125
                              Harrisburg, PA 17108-0125             25.4

CAAT Pension Plan             Suite 902
                              50 Burnhamthorpe Road West
                              Mississauga, Ontario
                              Canada LTB 3CZ                         6.7

EMERGING ASIA FUND

Vought Aircraft Co.
Employee Benefit
Account Fund                  2301 West 120th Street
                              Mail Zone 152/N5-1
                              Hawthorne, CA  90250                   5.0

State Universities
Retirement System of
Illinois                      1901 Fox Drive
                              P.O. Box 2710
                              Champaign, IL 61825-2710               8.3

Pennsylvania Public
Schools Employee
Retirement System             P.O. Box 125
                              Harrisburg, PA 17108-0125             28.0

CAAT Pension Plan             Suite 902
                              50 Burnhamthorpe Road West
                              Mississauga, Ontario
                              Canada L5B 3CZ                         6.4

Maine State
Retirement System             State House Station #46
                              Augusta, ME  04333                     5.2

EMEA FUND

CAAT Pension Plan             Suite 902
                              50 Burnhamthorpe Road West
                              Mississauga, Ontario
                              Canada L5B 3CZ                         7.5

Maine State Retirement
System                        State House Station #46
                              Augusta, ME  04333                     5.8

LICR Fund Inc.                1345 Avenue of the Americas
                              Room 3424
                              New York, NY  10105                    5.2

Pennsylvania Public
Schools Employee
Retirement System             P.O. Box 125
                              Harrisburg, PA 17108-0125             32.5

Arthur Andersen & Co.
 -- U.S. Profit Sharing
and Retirement Trust          225 No. Michigan Avenue, A16B
                              Chicago, IL  60601-7600                5.2

State Universities
Retirement System
of Illinois                   1901 Fox Drive
                              P.O. Box 2710
                              Champaign, IL 61825-2710               9.7



                     INVESTMENT ADVISORY AND OTHER SERVICES


     ADVISORY AGREEMENTS Martin Currie serves as the investment adviser of each Fund under a separate investment advisory agreement dated May 23, 1994 (June 16, 1997, in the case of the EMEA Fund) and subsequently reapproved. Martin Currie is a wholly-owned subsidiary of Martin Currie, Ltd. Under each investment advisory agreement, Martin Currie manages the investment and reinvestment of the assets of the relevant Fund, subject to supervision by the trustees of the Trust. Martin Currie furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services. For these services, the investment advisory agreements provide that each Fund shall pay Martin Currie a quarterly investment advisory fee as stated in the Private Placement Memorandum.

     Under each investment advisory agreement, if the total ordinary business expenses of a Fund or the Trust as a whole for any fiscal year exceed the lowest applicable limitation (based on percentage of average net assets or income) prescribed by any state in which the shares of the Fund or the Trust are qualified for sale, Martin Currie shall pay such excess. Presently, none of the Funds nor the Trust as a whole is subject to any such expense limitation, however.

     As described in the Private Placement Memorandum, Martin Currie has agreed to certain voluntary arrangements to limit Fund expenses. These arrangements may be modified or terminated by Martin Currie at any time.


     During each fiscal year from each Fund's commencement of operations to April 30, 1997, Martin Currie received the following amount of investment advisory fees from each Fund (before voluntary fee reductions and expense assumptions) and bore the following amounts of fee reductions and expense assumptions for each Fund:



                                                                                                  Fee Waivers and
                                                    Advisory Fees for                           Expense Limitations
                             Commencement          fiscal year ending                         for fiscal year ending
    Fund                     of Operations              April 30,                                    April 30,
    ----                     -------------         ------------------                         ----------------------
                                                 1997           1996           1995           1997           1996           1995
                                                 ----           ----           ----           ----           ----           ----

Global Growth Fund               6/15/94       $375,240       $282,867       $224,290        $55,729       $107,235        $81,381
Opportunistic EAFE Fund           7/1/94        786,120        655,301        213,097              0         51,287        113,102

Japan Small Companies Fund       8/15/94        797,216        603,494        147,123              0              0         32,425
Emerging Americas Fund           9/19/94      2,157,383        910,272        286,187        104,649        151,712              0

Emerging Asia Fund               3/24/95      1,911,419      1,216,136         47,587        123,328        202,689         27,339

Global Emerging Markets Fund     2/14/97         77,760            N/A            N/A              0            N/A            N/A

EMEA Fund                        6/25/97            N/A            N/A            N/A            N/A            N/A            N/A


     Each investment advisory agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the trustees of the Trust or by vote of a majority of the outstanding voting securities of the relevant Fund and (ii) by vote of a majority of the trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to an advisory agreement must be approved by vote of a majority of the outstanding voting securities of the relevant Fund and by vote of a majority of the trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval. Each investment advisory agreement may be terminated without penalty by vote of the trustees or by vote of a majority of the outstanding voting securities of the relevant Fund, upon sixty days' written notice, or by Martin Currie upon sixty days' written notice, and each terminates automatically in the event of its assignment.

     Each advisory agreement provides that Martin Currie shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

     Martin Currie acts as investment adviser to other registered investment companies and to numerous other corporate and fiduciary clients.

     Certain officers and trustees of the Trust also serve as officers, directors and trustees of other investment companies and clients advised by Martin Currie. The other investment companies and clients sometimes invest in securities in which the Funds also invest. If a Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each. It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which a Fund purchases or sells. In other cases, however, it is believed that these practices may benefit the Funds. It is the opinion of the trustees that the desirability of retaining Martin Currie as adviser for the Funds outweighs the disadvantages, if any, which might result from these practices.

     CUSTODIAL ARRANGEMENTS State Street Bank and Trust Company ("State Street Bank"), Boston, Massachusetts 02110, provides certain administrative services to each Fund and serves as the Trust's custodian. As such, State Street Bank or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Funds and, in such capacity, are the registered owners of securities held in book entry form belonging to the Funds. Upon instruction, State Street Bank or such sub-custodians receive and deliver cash and securities of the Funds in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

     With respect to securities obtained by the Trust through the Manager's investment quota granted by authorities in Taiwan, such purchases will be made through various sub-accounts, the custody of which will be maintained by the Hong Kong and Shanghai Banking Corporation Limited, Taipei, acting on instructions from State Street Bank relating to order confirmation and the settlement of transactions.

     INDEPENDENT ACCOUNTANTS The Fund's independent accountants are Price Waterhouse LLP, 160 Federal Street, Boston, Massachusetts. Price Waterhouse LLP conducts an annual audit of the Trust's financial statements, assists in the preparation of the Funds' federal and state income tax returns and consults with the Funds as to matters of accounting and federal and state income taxation.

     AFFILIATED BROKER-DEALER Martin Currie Investor Services, Inc. was registered with the National Association of Securities Dealers, Inc. on April 23, 1996. The business of Martin Currie Investor Services, Inc. involves only the solicitation of direct investments in mutual funds; Martin Currie Investor Services, Inc. does not have custody of customer funds or securities.


                        DISTRIBUTION AND SERVICING PLANS


     The Trust has adopted a distribution and servicing plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 for each Fund (the "Plans"). The Plans authorize the Manager to spend an amount of the advisory fees it collects from each Fund up to 0.25% per annum of the average monthly net assets of the Fund for activities or services primarily intended to result in the sale of shares of the relevant Fund or for the provision of personal services to shareholders of such Fund.


                      PORTFOLIO TRANSACTIONS AND BROKERAGE


     In placing orders for the purchase and sale of portfolio securities for each Fund, Martin Currie always seeks the best price and execution. Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of Martin Currie, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

     Martin Currie selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce best price and execution for the transaction. This does not necessarily mean that the lowest available brokerage commission will be paid. However, the commissions are believed to be competitive with generally prevailing rates. Martin Currie will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account. The Funds may pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker.

     Receipt of research services from brokers may sometimes be a factor in selecting a broker which Martin Currie believes will provide best price and execution for a transaction.

These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce Martin Currie's expenses. Such services may be used by Martin Currie in servicing other client accounts and in some cases may not be used with respect to the Funds. Receipt of services or products other than research from brokers is not a factor in the selection of brokers.


     The following table sets forth for each fiscal year from each Fund's commencement of operations (shown below) through April 30, 1997 (1) the aggregate dollar amount of brokerage commissions paid on portfolio transactions during the period; (2) the dollar amount of transactions on which commissions were paid during such period that were directed to brokers providing research services ("directed transactions"); and (3) the dollar amount of commissions paid on directed transactions during such period:



                                                                            Aggregate
                                                                            Brokerage
                                                                           Commissions                                  Commissions
                                            Commencement                 for fiscal year                  Directed      on Directed
     Fund                                   of Operations               ending April 30,                Transactions   Transactions
     ----                                   -------------               -----------------               ------------   -----------
                                                                1997           1996           1995
                                                                ----           ----           ----
Global Growth Fund                              6/15/94       $117,102      $ 120,093       $122,012            N/A            N/A

Opportunistic EAFE Fund                          7/1/94        284,371        281,823        241,090            N/A            N/A

Japan Small Companies
 Fund                                           8/15/94        136,976        293,649        207,329            N/A            N/A

Emerging Americas Fund                          9/19/94        517,507        229,996        127,468            N/A            N/A

Emerging Asia Fund                              3/24/95      1,757,693      1,195,696        166,481            N/A            N/A

Global Emerging Markets
 Fund                                           2/14/97        118,786            N/A            N/A            N/A            N/A

EMEA Fund                                       6/25/97            N/A            N/A            N/A            N/A            N/A

                            DESCRIPTION OF THE TRUST


     The Trust, registered with the SEC as a diversified open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust (the "Declaration of Trust") dated May 20, 1994, as amended.

     The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of each series. Each share of each Fund represents an equal proportionate interest in such Fund with each other share of that Fund and is entitled to a proportionate interest in the dividends and distributions from that Fund. The shares of each Fund do not have any preemptive rights. Upon termination of any Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of that Fund are entitled to share pro rata in the net assets of that Fund available for distribution to shareholders. The Declaration of Trust also permits the trustees to charge shareholders directly for custodial, transfer agency and servicing expenses.

     The assets received by each Fund for the issue or sale of its shares and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, that Fund. The underlying assets are segregated and are charged with the expenses with respect to that Fund and with a share of the general expenses of the Trust. Any general expenses of the Trust that are not readily identifiable as belonging to a particular Fund are allocated by or under the direction of the trustees in such manner as the trustees determine to be fair and equitable. While the expenses of the Trust are allocated to the separate books of account of each Fund, certain expenses may be legally chargeable against the assets of all Funds.

     The Declaration of Trust also permits the trustees, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate. While the trustees have no current intention to exercise this power, it is intended to allow them to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution. The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such an additional or merged portfolio would be evidenced by a separate series of shares (i.e., a new "Fund").

     The Declaration of Trust provides for the perpetual existence of the Trust. The Trust or any Fund, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of each Fund affected. The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

VOTING RIGHTS

     As summarized in the Private Placement Memorandum shareholders are entitled to one vote for each full share held (with fractional votes for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

     The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be affected by the vote, in which case a separate vote of that series or sub-series shall also be required to decide the question. Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder. Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class. On matters affecting an individual series, only shareholders of that series are entitled to vote. Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of trustees and the selection of the Trust's independent accountants, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

     There will normally be no meetings of shareholders for the purpose of electing trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders' meeting for the election of trustees at such time as less than a majority of the trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the board of trustees, less than two-thirds of the trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders. In addition, trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

     Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

     Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees. Voting rights are not cumulative.

     No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except
(i) to change the Trust's name or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate.

SHAREHOLDER AND TRUSTEE LIABILITY

     Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund of which they are shareholders. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of each Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the trustees. The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund.
Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

     The Declaration of Trust further provides that the trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in or not opposed to the best interests of the Trust. No officer or trustee may be indemnified against any liability to the Trust or the Trust's shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                HOW TO BUY SHARES


     The procedures for purchasing shares of the Funds are summarized in the Private Placement Memorandum under "Purchase of Shares".


                       NET ASSET VALUE AND OFFERING PRICE


     The net asset value of the shares of each Fund is determined by dividing that Fund's total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent. Such determination is made monthly and as of the close of regular trading on the New York Stock Exchange on any day on which an order for purchase or redemption of a Fund's shares is received that the Exchange is open for unrestricted trading. Equity securities listed on an established securities exchange or on the NASDAQ National Market System are normally valued at their last sale price on the exchange where primarily traded or, if there is no reported sale during the day, and in the case of over the counter securities not so listed, at the mean between the last bid and asked price. Other securities for which current market quotations are not readily available (including restricted securities, if any) and all other assets are taken at fair value as determined in good faith by the trustees, although the actual calculations may be made by persons acting pursuant to the direction of the trustees or by pricing services.

     Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange. Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New York Stock Exchange, which events will not be reflected in the computation of a Fund's net asset value. If events materially affecting the value of any Fund's portfolio securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or in accordance with procedures approved by the trustees.

                                   REDEMPTIONS

     The procedures for redemption of Fund shares are summarized in the Private Placement Memorandum under "How to Redeem Shares."


           INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS


     As described in the Private Placement Memorandum under "Distributions," it is the policy of each Fund to pay its shareholders, as dividends, substantially all net investment income and to distribute annually all net realized capital gains, if any, after offsetting any capital loss carryovers.

     Income dividends and capital gain distributions are payable in full and fractional shares of the particular Fund based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution. Shareholders, however, may elect to receive their distributions in cash. The election may be made at any time by submitting a written request directly to the Trust. In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

     As required by federal law, detailed federal tax information will be furnished to each shareholder for each calendar year on or before January 31 of the succeeding year.

     Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Code. To the extent it qualifies for treatment as a regulated investment company, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions.


     Non-tax-exempt shareholders of each Fund will be subject to federal income taxes on distributions made by the Fund whether received in cash or additional shares of the Fund. Distributions by each Fund of net income and short-term capital gains, if any, will be taxable to shareholders as ordinary income. Pursuant to the Taxpayer Relief Act of 1997 (the "1997 Act"), two different tax rates apply to net capital gains (that is, the excess of net gains from capital assets held for more than one year ("long-term capital assets") over net losses from capital assets held for not more than one year ("short-term capital assets")). One rate (generally 28%) applies to net gains on capital assets held for more than one year but not more than 18 months ("mid-term gains") and a second, preferred rate (generally 20%) applies to the balance of such net capital gains ("adjusted net capital gains"). Distributions of net capital gains will be treated in the hands of shareholders as mid-term gains to the extent designated by the Fund as deriving from net gains from assets held for more than one year but not more than 18 months, and the balance will be treated as adjusted net capital gains. Distributions of mid-term gains and adjusted net capital gains will be taxable to shareholders as such, regardless of how long a shareholder has held the shares in the Fund.


     Dividends and distributions on Fund shares received shortly after their purchase are subject to federal income taxes, notwithstanding that such payments are effectively a return of capital to the purchasing shareholder.


     Redemptions and exchanges of each Fund's shares are taxable events and, accordingly, shareholders may realize gains and losses on these transactions. If shares have been held for more than one year but not more than 18 months, gain realized will be mid-term gains, provided the shareholder holds the shares as a capital asset. If shares have been held for more than 18 months, gains realized will be adjusted net capital gains, provided the shareholder holds the shares as a capital asset. However, if a shareholder sells Fund shares at a loss within six months after purchasing the shares, the loss will be treated as a long-term capital loss to the extent of any long-term capital gain distributions received by the shareholder. Furthermore, no loss will be allowed on the sale of Fund shares to the extent the shareholder acquired other shares of the same Fund within 30 days prior to the sale of the loss shares or 30 days after such sale.


     The Fund is generally required to withhold and remit to the U.S. Treasury 31% of all dividends from net investment income and capital gain distributions, whether distributed in cash or reinvested in shares of the Fund, paid or credited to any shareholder account for which an incorrect or no taxpayer identification number has been provided or where the Fund is notified that the shareholder has underreported income in the past (or the shareholder fails to certify that he is not subject to such withholding). In addition, the Fund will generally be required to withhold and remit to the U.S. Treasury 31% of the amount of the proceeds of any redemption of Fund shares from a shareholder account for which an incorrect or no taxpayer identification number has been provided.


     A Fund's transactions in options, futures contracts, hedging transactions, forward contracts, straddles and foreign currencies will be subject to special tax rules (including mark-to-market, straddle, wash-sale and short-sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders. The tax consequences of certain hedging techniques have been modified by the Taxpayer Relief Act of 1997, effective for transactions after June 8, 1997.


     The Fund may be subject to foreign withholding taxes on income and gains derived from foreign investments. Such taxes would reduce the yield on the Fund's investments, but, as discussed in the Private Placement Memorandum, may be taken as either a deduction or a credit by U.S. citizens and corporations.

     The foregoing is a general and abbreviated summary of the applicable provisions of the Code and regulations currently in effect. For the complete provisions, reference should be made to the pertinent Code sections and regulations. The Code and regulations are subject to change by legislative or administrative action.

     Dividends and distributions also may be subject to state and local taxes. Shareholders are urged to consult their tax advisers regarding specific questions as to federal, state or local taxes.

     The foregoing discussion relates solely to U.S. federal income tax law. Non-U.S. investors should consult their tax advisers concerning the tax consequences of ownership of shares of the Fund, including the possibility that distributions may be subject to a 30% United States withholding tax (or a reduced rate of withholding provided by treaty).


                              FINANCIAL STATEMENTS



     The financial statements of each Fund for the fiscal year ended April 30, 1997 included in this Statement of Additional Information (see "Financial Statements" below) have been included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                           MARTIN CURRIE BUSINESS TRUST
                               GLOBAL GROWTH FUND








                                 ANNUAL REPORT

                                 APRIL 30, 1997

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                                       PROFILE AT APRIL 30, 1997


OBJECTIVE       Long-term capital appreciation through active management of a diversified portfolio of global equities.

LAUNCH DATE     June 15, 1994

FUND SIZE       $56.6m

PERFORMANCE    Total return from May 1, 1996 through April 30, 1997

               -   MCBT - Global Growth Fund (excluding all
                   transaction fees)                                    +8.9%
               -   MCBT - Global Growth Fund (including all
                   transaction fees)                                    +7.2%
               -   The Morgan Stanley Capital International World
                   Index                                               +10.8%

               Annualized total return from June 15, 1994 through April 30, 1997

               -   MCBT - Global Growth Fund (excluding all
                   transaction fees)                                  +10.6%
               -   MCBT - Global Growth Fund (including all
                   transaction fees)                                  +10.0%

               The graph below represents the annualized total return of the portfolio including all transaction fees versus the Morgan Stanley Capital International World Index from July 1, 1994 through April 30, 1997.

                -   MCBT - Global Growth Fund (excluding all
                    transaction fees)                                 +11.3%
                -   MCBT - Global Growth Fund (including all
                    transaction fees)                                 +10.7%
                -   The Morgan Stanley Capital International World
                    Index                                             +14.2%


                                    [Graph]


(a) Performance for the benchmark is not available from June 15, 1994 (commencement of investment operations). For that reason, performance is shown from July 1, 1994.

Performance shown is net of all fees after reimbursement from the Manager. Returns and net asset values of fund investments will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total returns would have been lower had certain expenses not been waived during the period shown. Each performance figure including all transaction fees assumes purchase at the beginning and redemption at the end of the stated period and is calculated using an offering price which reflects a transaction fee of 75 basis points on purchase and 75 basis points on redemption. Transaction fees are paid to the Fund to cover trading costs.
 Past performance is not indicative of future performance.

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                                       PROFILE AT APRIL 30, 1997

PORTFOLIO       Led by the US, markets rose over the twelve months. We have
COMMENTS        had an underweight position in US equities throughout the
                period and have underperformed the MSCI World Index.

                The US was powered by strong liquidity, despite a poor outlook for earnings growth. Our stock selection in this area has been good. Intel, for example, has risen by 126% and the Royal Bank of Canada by 65.7% since we bought it in July. Large stocks have risen most, having attracted a disproportionately high amount of new money. We expect to move down the capitalisation scale in our search for value.

                Compounded by a weak currency, JAPAN has been a weak market. Having had a currency hedge in place for much of the year, we removed it in January. We reduced our weighting in August and continued to sell stock until February.

                We have continued to add to our positions in CONTINENTAL EUROPE. Local markets have been very strong, although weaker currencies have reduced overall returns to a US dollar investor. Restructuring and the enhancement of shareholder value have been persistent themes and our portfolio reflects this. We have been overweight to the UK, where a strengthening currency and a stable economic background have helped stockmarkets. The change in government was very well received by financial markets.

                In ASIA, we have been very selective as the region is becoming less homogenous. Our preferred markets are Hong Kong, Indonesia, the Philippines and India.

                We increased our weighting in LATIN AMERICA at the end of 1996 and were rewarded by strong markets.

                Outlook

                We are confident that selected markets can make good progress over the coming 12 months. Superior growth in Latin America and Asia should feed through into stock prices. In Continental Europe, the restructuring has only just begun. We are more cautious on Japan at the moment, as the economy has shown no signs of recovering.

INVESTMENT      All members of the investment team report directly
MANAGER         to Joe Scott Plummer (Chief Investment Officer), who has 27
PROFILE        years investment experience.  All funds are managed on a team basis, with a named director heading each team.

                Tony Hanlon has managed the MCBT Global Growth Fund since inception.

                He graduated from Glasgow University in 1984 with a degree in Public Law and completed an MBA at Manchester Business School in 1986. He then worked for Salomon Brothers International in New York and London as an institutional bond salesman. Tony joined Martin Currie in 1988, working in the North American team. He was appointed an investment manager in 1991 and promoted to director in 1993. As head of the Strategy and Asset Control team, he has responsibility for communicating and monitoring our investment strategy.

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                                       PROFILE AT APRIL 30, 1997

ASSET ALLOCATION
(% of net assets)


40%     Europe
12%     Japan
 6%     Latin America
26%     North America
 2%     Other Areas
11%     Pacific Basin
 3%     Other Net Assets

[CHART]



LARGEST HOLDINGS
BY REGION/COUNTRY                                              % OF NET ASSETS

                  EUROPE

                  Roche Holdings                   (Switzerland)      1.3
                  Novartis                         (Switzerland)      1.3
                  Internationale Nederlanden       (Netherlands)      1.2

                  LATIN AMERICA

                  Telebras, ADR                    (Brazil)           1.0

                  NORTH AMERICA

                  Colgate - Palmolive              (United States)    1.5
                  Union Pacific Resources          (United States)    1.4
                  Bristol - Myers Squibb           (United States)    1.4

                  JAPAN

                  Canon                                               1.0
                  Rohm                                                1.0


                  PACIFIC BASIN

                  Hutchison Whampoa               (Hong Kong)         0.9

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997


                                                                                             SHARE          VALUE
                                                                                             -----          -----
COMMON AND PREFERRED STOCKS AND EXCHANGEABLE NOTES - 97.5%
EUROPE - 39.8%
  AUSTRIA - 0.6%
    VA TECHNOLOGIE                                                                            2,100        $  326,330
                                                                                                           ----------
    TOTAL AUSTRIA - (COST $290,145)                                                                           326,330
                                                                                                           ----------
  DENMARK - 0.7%
    NOVO NORDISK, CL B                                                                        4,200           415,494
                                                                                                           ----------
    TOTAL DENMARK - (COST $391,864)                                                                           415,494
                                                                                                           ----------
  FRANCE - 5.6%
    AIR LIQUIDE                                                                               3,340           503,017
    AXA                                                                                       9,209           566,599
    ELF AQUITAINE                                                                             3,617           350,762
    MICHELIN, CL B                                                                            8,800           491,678
    RHONE-POULENC, CL A                                                                      14,000           470,864
    SCHNEIDER                                                                                 9,340           526,490
    SEITA                                                                                     7,300           259,906
                                                                                                           ----------
    TOTAL FRANCE - (COST $2,818,610)                                                                        3,169,316
                                                                                                           ----------
  GERMANY - 6.5%
    DEUTSCHE BANK                                                                            11,600           612,218
    DEUTSCHE TELEKOM                                                                          5,080           110,236
    HOECHST                                                                                  17,400           683,220
    MANNESMANN                                                                                1,500           589,849
    SGL CARBON                                                                                3,600           502,021
    VEBA                                                                                     10,856           559,161
    VOLKSWAGEN                                                                                1,000           635,755
                                                                                                           ----------
    TOTAL GERMANY - (COST $2,901,061)                                                                       3,692,460
                                                                                                           ----------
  ITALY - 0.6%
    ENI                                                                                      70,619           358,421
                                                                                                           ----------
    TOTAL ITALY - (COST $334,894)                                                                             358,421
                                                                                                           ----------
  NETHERLANDS - 3.3%
    ELSEVIER                                                                                 36,400           582,908
    INTERNATIONALE NEDERLANDEN                                                               17,950           704,807
    PHILIPS ELECTRONICS N.V.                                                                 11,000           574,193
                                                                                                           ----------
    TOTAL NETHERLANDS - (COST $1,213,328)                                                                   1,861,908
                                                                                                           ----------
  SPAIN - 2.4%
    BANCO DE SANTANDER                                                                        8,700           654,560
    CENTROS COMERCIALES CONTINENTE                                                           13,818           233,442
    TELEFONICA DE ESPANA                                                                     19,000           486,680
                                                                                                           ----------
    TOTAL SPAIN - (COST $1,095,271)                                                                         1,374,682
                                                                                                           ----------


See notes to financial statements.

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997


                                                                                             SHARE          VALUE
                                                                                             -----          -----
EUROPE - CONTINUED
  SWEDEN - 1.4%
    ABB AB, SERIES A                                                                          47,000       $  572,170
    ERICSSON L.M., CL B                                                                        6,352          200,810
                                                                                                           ----------
    TOTAL SWEDEN - (COST $700,337)                                                                            772,980
                                                                                                           ----------
  SWITZERLAND - 3.7%
    NOVARTIS                                                                                     565          744,339
    ROCHE HOLDINGS                                                                                90          760,125
    ZURICH VERSICHER                                                                           1,850          607,421
                                                                                                           ----------
    TOTAL SWITZERLAND - (COST $1,742,897)                                                                   2,111,885
                                                                                                           ----------
  UNITED KINGDOM - 15.0%
    BRITISH TELECOMMUNICATIONS                                                                60,000          439,546
    CABLE & WIRELESS                                                                          49,000          377,328
    GENERAL ELECTRIC                                                                          42,000          249,359
    GKN                                                                                       28,000          431,572
    GLAXO WELLCOME                                                                            30,000          589,789
    GRANADA                                                                                   29,000          418,785
    LADBROKE                                                                                 109,000          406,321
    LASMO                                                                                     89,017          321,731
    LLOYDS TSB                                                                                63,000          574,862
    MARKS & SPENCER                                                                           59,000          467,601
    MCKECHNIE                                                                                 22,000          176,143
    NFC                                                                                      131,000          300,430
    RECKITT & COLMAN                                                                          40,250          547,974
    ROYAL BANK OF SCOTLAND GROUP                                                              52,000          490,502
    SAFEWAY                                                                                   53,496          296,526
    SCOTTISH POWER                                                                            70,000          424,311
    SHELL TRANSPORT & TRADING                                                                 27,000          477,423
    SMITHS INDUSTRIES                                                                         31,314          382,670
    UNILEVER                                                                                  17,000          446,629
    WASSALL                                                                                   45,000          256,726
    WOLSELEY                                                                                  48,000          384,311
                                                                                                           ----------
    TOTAL UNITED KINGDOM - (COST $6,839,971)                                                                8,460,539
                                                                                                           ----------
TOTAL EUROPE - (COST  $18,328,378)                                                                         22,544,015
                                                                                                           ----------
LATIN AMERICA - 6.4%
  ARGENTINA - 0.7%
    COMPANIA PEREZ COMPANC                                                                    25,536          207,117
    TELEFONICA DE ARGENTINA, ADR                                                               6,500          216,125
                                                                                                           ----------
    TOTAL ARGENTINA - (COST $286,315)                                                                         423,242
                                                                                                           ----------
  BRAZIL - 2.4%
    COMPANIA VALE DO RIO DOCE, ADR                                                             8,500          216,596
    ELECTROBRAS, ADR                                                                          13,600          304,300
    PETROBRAS, ADR                                                                            13,000          275,641
    TELEBRAS, ADR                                                                              4,800          550,800
                                                                                                           ----------
    TOTAL BRAZIL - (COST $822,340)                                                                          1,347,337
                                                                                                           ----------


See notes to financial statements.

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997


                                                                                             SHARE          VALUE
                                                                                             -----          -----
LATIN AMERICA - CONTINUED
  CHILE - 0.6%
    COMPANIA DE TELEFONOS DE CHILE, ADR                                                       11,000      $  356,125
                                                                                                          ----------
    TOTAL CHILE - (COST $318,117)                                                                            356,125
                                                                                                          ----------
  MEXICO - 1.9%
    CEMEX, CL B                                                                               67,000         245,353
    CIFRA SA DE CV, CL B                                                                     200,000         307,054
    CORPORACION INDUSTRIAL ALFA, CL A                                                         24,292         133,283
    EMPRESAS ICA SOCIEDAD, ADR                                                                 7,200         107,100
    GRUPO FINANCIERO BANAMEX, CL B                                                           128,000         274,153
                                                                                                          ----------
    TOTAL MEXICO - (COST $973,151)                                                                         1,066,943
                                                                                                          ----------
  PERU - 0.2%
    PERU REAL ESTATE, CL B                                                                   180,000          23,640
    TELEFONICA DEL PERU, ADR, CL B                                                             4,000          96,000
                                                                                                          ----------
    TOTAL PERU - (COST $169,632)                                                                             119,640
                                                                                                          ----------
  VENEZUELA - 0.6%
    COMPANIA ANONIMA NACIONAL TELEFONOS, ADR, CL D *                                          11,000         330,000
                                                                                                          ----------
    TOTAL VENEZUELA - (COST $253,000)                                                                        330,000
                                                                                                          ----------
TOTAL LATIN AMERICA - (COST  $2,822,555)                                                                   3,643,287
                                                                                                          ----------
NORTH AMERICA - 26.4%
  CANADA - 1.2%
    ROYAL BANK OF CANADA                                                                      16,704         667,802
                                                                                                          ----------
    TOTAL CANADA - (COST $411,226)                                                                           667,802
                                                                                                          ----------
  UNITED STATES - 25.2%
    ALLIED SIGNAL                                                                              9,750         704,437
    ARCHER - DANIELS - MIDLAND                                                                27,479         504,927
    BRISTOL - MYERS SQUIBB                                                                    12,000         786,000
    COLGATE - PALMOLIVE                                                                        7,600         843,600
    DILLARD DEPARTMENT STORES, CL A                                                           13,600         419,900
    EASTMAN KODAK                                                                              8,300         693,050
    FREEPORT MCMORAN COPPER & GOLD, CL A                                                      23,136         647,808
    FREEPORT MCMORAN, INC.                                                                    21,133         618,140
    GENERAL ELECTRIC                                                                           5,600         620,900
    INPHYNET MEDICAL MANAGEMENT *                                                              8,200         188,600
    INTEL                                                                                      4,050         620,156
    MARSH & MCLENNAN                                                                           6,100         735,050
    MEDPARTNERS *                                                                             22,760         415,370
    PHILIP MORRIS                                                                             18,450         726,469
    SCHLUMBERGER                                                                               6,800         753,100
    SEARS, ROEBUCK                                                                             9,500         456,000
    TEXACO                                                                                     6,000         633,000
    TRANSOCEAN OFFSHORE                                                                        8,000         485,000
    UNION PACIFIC                                                                              9,100         580,125
    UNION PACIFIC RESOURCES                                                                   29,207         792,240


See notes to financial statements.
                                       6

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997


                                                                                             SHARE          VALUE
                                                                                             -----          -----
NORTH AMERICA - CONTINUED
    UNITED STATES - CONTINUED
    WALT DISNEY                                                                               8,900        $  729,800
    WESTINGHOUSE ELECTRIC                                                                    38,000           646,000
    WORLDCOM INC. *                                                                          27,700           664,800
                                                                                                           ----------
    TOTAL UNITED STATES - (COST $10,250,941)                                                               14,264,472
                                                                                                           ----------
TOTAL NORTH AMERICA - (COST  $10,662,167)                                                                  14,932,274
                                                                                                           ----------
PACIFIC BASIN - 11.3%
  AUSTRALIA - 1.5%
    LEND LEASE CORPORATION                                                                   10,500           200,943
    NATIONAL AUSTRALIA BANK LIMITED                                                          20,000           273,727
    NEWS CORPORATION                                                                         91,000           347,025
                                                                                                           ----------
    TOTAL AUSTRALIA - (COST $854,205)                                                                         821,695
                                                                                                           ----------
  HONG KONG - 6.3%
    AMOY PROPERTIES                                                                         260,000           256,761
    CHEUNG KONG HOLDINGS                                                                     53,000           465,243
    CHINA LIGHT & POWER                                                                      47,000           211,747
    CHINA OVERSEAS LAND & INVESTMENT                                                        510,000           288,033
    CITIC PACIFIC                                                                            40,000           216,356
    FIRST PACIFIC COMPANY                                                                   150,000           179,113
    HONG KONG TELECOMMUNICATIONS                                                            152,800           262,343
    HSBC HOLDINGS                                                                            19,054           482,100
    HUTCHISON WHAMPOA                                                                        71,000           527,012
    NEW WORLD DEVELOPMENT LIMITED                                                            75,000           432,776
    SWIRE PACIFIC                                                                            29,500           227,538
                                                                                                           ----------
    TOTAL HONG KONG - (COST $3,155,683)                                                                     3,549,022
                                                                                                           ----------
  INDONESIA - 0.7%
    TELEKOMUNIKASI INDONESIA                                                                280,000           406,173
                                                                                                           ----------
    TOTAL INDONESIA - (COST $436,171)                                                                         406,173
                                                                                                           ----------
  MALAYSIA - 1.5%
    AMMB HOLDINGS                                                                            47,000           312,609
    EDARAN OTOMOBILE NASIONAL                                                                30,000           283,177
    UNITED ENGINEERS                                                                         39,000           276,486
                                                                                                           ----------
    TOTAL MALAYSIA - (COST $772,546)                                                                          872,272
                                                                                                           ----------
  PHILIPPINES - 0.6%
    PHILIPPINE LONG DISTANCE TELEPHONE, ADR                                                   5,800           323,350
                                                                                                           ----------
    TOTAL PHILIPPINES - (COST $349,373)                                                                       323,350
                                                                                                           ----------
  SINGAPORE - 0.7%
    DEVELOPMENT BANK OF SINGAPORE                                                            35,000           415,889
                                                                                                           ----------
    TOTAL SINGAPORE - (COST $373,691)                                                                         415,889
                                                                                                           ----------
TOTAL PACIFIC BASIN - (COST  $5,941,669)                                                                    6,388,401
                                                                                                           ----------


See notes to financial statements.

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997


                                                                                             SHARE          VALUE
                                                                                             -----          -----
OTHER AREAS - 1.6%
  INDIA - 1.6%
    HIMALAYAN FUND                                                                            29,031       $  400,628
    SCHRODER INDIA FUND *                                                                     18,000          197,703
    VIDESH SANCHAR NIGAM LIMITED, GDR (A) *                                                   16,000          313,600
                                                                                                           ----------
    TOTAL INDIA - (COST $941,407)                                                                             911,931
                                                                                                           ----------
TOTAL OTHER AREAS - (COST  $941,407)                                                                          911,931
                                                                                                           ----------
JAPAN - 12.0%
    ASAHI DIAMOND                                                                                309            2,425
    CANON                                                                                     23,000          545,397
    DDI                                                                                           51          338,701
    EIDEN SAKAKIYA                                                                            10,000           80,356
    HITACHI                                                                                   41,000          371,450
    ITO - YOKADO                                                                               7,000          335,841
    KAMIGUMI                                                                                  34,000          168,212
    KYOCERA                                                                                    3,000          179,619
    MABUCHI MOTOR                                                                              3,000          151,968
    MARUI                                                                                     14,000          230,512
    MBL INT'L. FINANCE (BERMUDA), EXCH. GTD NOTES, 3.00%, 11/30/2002 (B)                     120,000          122,100
    MITSUBISHI HEAVY INDUSTRIES                                                               52,000          343,294
    MITSUI FUDOSAN                                                                            24,000          274,156
    NIPPON EXPRESS                                                                            29,000          199,905
    NITTO DENKO                                                                               11,000          159,452
    NOMURA SECURITIES                                                                         15,000          167,802
    RISO KAGAKU                                                                                2,000          118,171
    ROHM                                                                                       7,000          542,640
    SECOM COMPANY LIMITED                                                                      4,000          237,917
    SHIMACHU                                                                                   6,000          144,168
    SHIN - ETSU CHEMICAL                                                                      15,850          319,660
    SONY                                                                                       7,000          509,552
    SUMITOMO ELECTRIC                                                                         26,000          352,306
    TAISHO PHARMACEUTICAL                                                                      8,000          197,897
    TOKIO MARINE & FIRE                                                                       16,000          156,300
    TOYOTA MOTOR CORPORATION                                                                  18,000          521,842
                                                                                                           ----------
TOTAL JAPAN - (COST  $7,231,155)                                                                            6,771,643
                                                                                                           ----------
TOTAL COMMON AND PREFFERED STOCKS AND
    EXCHANGEABLE NOTES - (COST  $45,927,331) +                                                             55,191,551
                                                                                                           ----------
                                                                                          PRINCIPAL
                                                                                           AMOUNT
                                                                                           ------
SHORT TERM INVESTMENT - 2.0%
    STATE STREET BANK AND TRUST REPURCHASE AGREEMENT, 5.15%, 5/01/1997 (C)             $  1,144,000         1,144,000
                                                                                                           ----------
TOTAL SHORT TERM INVESTMENT - (COST  $1,144,000)                                                            1,144,000
                                                                                                           ----------


See notes to financial statements

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997


                                                                                             VALUE
                                                                                             -----
TOTAL INVESTMENTS - (COST  $47,071,331) - 99.5%                                          $  56,335,551
CASH, RECEIVABLES AND OTHER ASSETS, LESS LIABILITIES - 0.5%                                    298,914
                                                                                         -------------
NET ASSETS - 100.0%                                                                      $  56,634,465
                                                                                         -------------
                                                                                         -------------



*    Non-income producing security.
(a) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At the period end, the value of these securities amounted to $313,600 or 0.6% of net assets.
(b)  Reflected at par value and denominated in U.S. dollars.
(c) The repurchase agreement, dated 4/30/97, $1,144,000 par due 5/01/97, is collateralized by United States Treasury Notes, 5.875%, due 1/31/99, with a market value of $1,168,055.

+ Percentages of long term investments are presented in the portfolio by country. Percentages of long term investments by industry are as follows:
     Aerospace 1.9%, Automobiles 2.5%, Banks 9.3%, Chemicals 4.4%, Conglomerates 3.1%, Construction & Building Materials 1.1%, Construction & Mining Equipment 0.2%, Diversified 0.3%, Drugs & Health Care 5.9%, Electric Utilities 2.7%, Electrical Equipment 4.2%, Electronics 5.2%, Engineering 1.1%, Financial Services 1.2%, Food & Beverages 1.8%, Hotels & Restaurants 0.7%, Household Products 3.3%, Industrial Machinery 2.7%, Insurance 3.9%, Investment Companies 1.1%, Leisure Time 2.0%, Mining 2.6%, Oil & Gas 5.1%, Petroleum Services 1.7%, Photography 2.2%, Publishing 1.6%, Railroads & Equipment 3.4%, Real Estate 3.5%, Retail Trade 5.3%, Telecommunications 2.4%, Telecommunications Services 2.8%, Telephone 4.5%, Tires & Rubber 0.9%, Tobacco 1.7%, Transportation 1.2%.

ADR  American Depositary Receipts.
GDR  Global Depositary Receipts.





See notes to financial statements.

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                            STATEMENT OF ASSETS AND LIABILITIES
                                                                 APRIL 30, 1997

ASSETS
    Investments in securities, at value (cost $45,927,331) (Note B)     $  55,191,551
    Investments in repurchase agreements, at value (Note B)                 1,144,000
                                                                        -------------
          Total Investments                                                56,335,551
    Cash                                                                          627
    Foreign currency, at value (cost $27,125) (Note B)                         27,095
    Receivable for investments sold                                           174,082
    Dividend and interest receivable                                          169,723
    Foreign tax reclaims receivable                                            28,077
    Prepaid insurance expense                                                   4,743
    Deferred organization expenses (Note B)                                     5,408
                                                                        -------------
          TOTAL ASSETS                                                     56,745,306
                                                                        -------------
LIABILITIES
    Management fee payable (Note C)                                            78,808
    Administration fee payable (Note C)                                         4,576
    Trustees fees payable (Note C)                                              1,163
    Accrued expenses and other liabilities                                     26,294
                                                                        -------------
          TOTAL LIABILITIES                                                   110,841
                                                                        -------------
TOTAL NET ASSETS                                                        $  56,634,465
                                                                        -------------
                                                                        -------------
COMPOSITION OF NET ASSETS:
    Paid-in-capital                                                     $  46,827,646
    Undistributed net investment income                                       153,352
    Accumulated net realized gain on investment and foreign
      currency transactions                                                   393,209
    Net unrealized appreciation on investment and foreign currency
      transactions                                                          9,260,258
                                                                        -------------
TOTAL NET ASSETS                                                        $  56,634,465
                                                                        -------------
                                                                        -------------
NET ASSET VALUE PER SHARE                                                    $  12.47
($56,634,465 / 4,540,616 shares of beneficial interest outstanding)     -------------
                                                                        -------------

See notes to financial statements.

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                                        STATEMENT OF OPERATIONS
                                                      YEAR ENDED APRIL 30, 1997

INVESTMENT INCOME
    Interest income                                                       $    43,182
    Dividend income                                                         1,053,384
    Foreign taxes withheld                                                    (87,026)
                                                                          -----------
          TOTAL INVESTMENT INCOME                                           1,009,540
                                                                          -----------
EXPENSES
    Management fee (Note C)                                                   375,240
    Custodian fee                                                             113,878
    Administration fee (Note C)                                                55,043
    Audit fee                                                                  24,113
    Legal fees                                                                  2,825
    Transfer agent fee                                                          6,586
    Trustees fees (Note C)                                                      2,074
    Amortization of deferred organization expenses                              2,548
    Miscellaneous expenses                                                     10,887
    Fees and expenses waived by the investment manager (Note C)               (55,729)
                                                                          -----------
          TOTAL EXPENSES                                                      537,465
                                                                          -----------
NET INVESTMENT INCOME                                                         472,075
                                                                          -----------
REALIZED AND UNREALIZED GAIN ON INVESTMENTS AND FOREIGN CURRENCY
    Net realized gain on investments                                        1,072,718
    Net realized gain on foreign currency transactions                        475,540
    Net increase in unrealized appreciation on:
          Investments (net of foreign taxes of ($6,829))                    2,574,635
          Foreign currency transactions                                        95,815
                                                                          -----------
NET GAIN ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS                   4,218,708
                                                                          -----------
NET INCREASE IN NET ASSETS FROM OPERATIONS                               $  4,690,783
                                                                          -----------
                                                                          -----------

See notes to financial statements.

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                             STATEMENT OF CHANGES IN NET ASSETS

                                                                           YEAR            YEAR
                                                                           ENDED           ENDED
                                                                       APRIL 30, 1997  APRIL 30, 1996
                                                                       --------------  --------------
NET ASSETS at beginning of period                                        $ 52,887,926   $ 37,259,376
                                                                         ------------   ------------
INCREASE IN NET ASSETS FROM OPERATIONS:
    Net investment income                                                     472,075        563,980
    Net realized gain on investment transactions                            1,072,718        553,937
    Net realized gain on foreign currency transactions                        475,540      1,129,132
    Net unrealized appreciation (depreciation) on:
          Investments                                                       2,574,635      5,906,618
          Foreign currency transactions                                        95,815       (220,811)
                                                                         ------------   ------------
    Net increase in net assets from operations                              4,690,783      7,932,856
                                                                         ------------   ------------
DISTRIBUTIONS TO SHAREHOLDERS:
    Net investment income                                                  (1,000,298)      (692,764)
    In excess of net investment income                                       (404,226)       (63,581)
    Net realized gains                                                       (645,365)             0
                                                                         ------------   ------------
    Total distributions                                                    (2,049,889)      (756,345)
                                                                         ------------   ------------
CAPITAL SHARE TRANSACTIONS:
    Net proceeds from sales of shares                                               0      7,940,000
    Reinvestment of dividends and distributions to shareholders             1,355,645        452,039
    Cost of shares repurchased                                               (251,875)             0
    Paid in capital from subscription and redemption fees                       1,875         60,000
                                                                         ------------   ------------
    Total increase in net assets from capital share transactions            1,105,645      8,452,039
                                                                         ------------   ------------
NET INCREASE IN NET ASSETS                                                  3,746,539     15,628,550
                                                                         ------------   ------------
NET ASSETS at end of period (includes undistributed net investment       $ 56,634,465   $ 52,887,926
    income of $153,352 and $528,223, respectively)                       ------------   ------------
                                                                         ------------   ------------
OTHER INFORMATION:
CAPITAL SHARE TRANSACTIONS:
    Shares sold                                                                     0        679,794
    Shares issued in reinvestment of distributions to shareholders            111,576         41,548
    Less shares repurchased                                                   (20,511)             0
                                                                         ------------   ------------
    Net share transactions                                                     91,065        721,342
                                                                         ------------   ------------
                                                                         ------------   ------------

See notes to financial statements.

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                                           FINANCIAL HIGHLIGHTS
                                         FOR A SHARE OUTSTANDING FOR THE PERIOD

                                                                              YEAR           YEAR      JUNE 15, 1994*
                                                                              ENDED          ENDED        THROUGH
                                                                         APRIL 30, 1997 APRIL 30, 1996 APRIL 30, 1995
                                                                         -------------- -------------- --------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                        $  11.890       $  9.990      $  10.000

Net investment income                                                           0.141          0.279          0.079
Net realized and unrealized gain on investment
   and foreign currency transactions                                            0.902          1.809          0.033
                                                                         ------------   ------------   ------------
Total from investment operations                                                1.043          2.088          0.112
                                                                         ------------   ------------   ------------
Less distributions:
   Net investment income                                                       (0.226)        (0.186)        (0.040)
   In excess of net investment income                                          (0.091)        (0.017)         0.000
   Net realized gains                                                          (0.146)         0.000         (0.082)
                                                                         ------------   ------------   ------------
Total distributions                                                            (0.463)        (0.203)        (0.122)
                                                                         ------------   ------------   ------------
Paid in capital from subscription and redemption fees (Note B)                  0.000          0.015          0.000
                                                                         ------------   ------------   ------------

Net asset value, end of period                                              $  12.470      $  11.890       $  9.990
                                                                         ------------   ------------   ------------
                                                                         ------------   ------------   ------------

TOTAL INVESTMENT RETURN (1)                                                      8.87%         21.17%          1.18%(2)
                                                                         ------------   ------------   ------------
                                                                         ------------   ------------   ------------

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of period                                                $ 56,634,465   $ 52,887,926   $ 37,259,376
Operating expenses, net, to average net assets (Note C)                         1.00%          1.00%          1.00%(3)
Operating expenses, gross, to average net assets (Note C)                       1.10%          1.27%          1.25%(3)
Net investment income to average net assets                                     0.88%          1.40%          0.94%(3)
Portfolio turnover rate                                                           40%            38%            44%
Average commission rate per share (4)                                       $  0.0227      $  0.0335            N/A
Per share amount of fees waived (Note C)                                     $  0.017       $  0.053       $  0.022

------------------------------------------------------------------------------

*    Commencement of investment operations.
(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees. Total return would have been lower had certain expenses not been waived.
(2)  Periods less than one year are not annualized.
(3)  Annualized.
(4) The average commission rate paid is applicable for Funds that invest greater than 10% of average net assets in equity transactions on which commissions are charged. This disclosure is required for fiscal periods beginning on or after September 1, 1995.

See notes to financial statements.

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                                  NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION
Martin Currie Business Trust ("MCBT") (the "Trust") is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company organized as a Massachusetts business trust on May 20, 1994. The Trust offers six funds which have differing investment objectives and policies: Global Growth Fund, Opportunistic EAFE Fund, Global Emerging Markets Fund, Japan Small Companies Fund, Emerging Americas Fund and Emerging Asia Fund, (the "Funds"). The MCBT Global Growth Fund (the "Fund") commenced investment operations on June 15, 1994. The Fund's Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest, without par value.


NOTE B - SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

VALUATION OF INVESTMENTS - The Fund's portfolio securities traded on a securities exchange are valued at the last quoted sale price, or, if no sale occurs, at the mean of the most recent quoted bid and asked prices. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices. Prices for securities which are primarily traded in foreign markets are furnished by quotation services expressed in the local currency's value and are translated into U.S. dollars at the current rate of exchange. Short-term securities and debt securities with a remaining maturity of 60 days or less are valued at their amortized cost. Options and futures contracts are valued at the last sale price on the market where such options or futures contract is principally traded. Options traded over-the-counter are valued based upon prices provided by market makers in such securities or dealers in such currencies. Securities for which current market quotations are unavailable or for which quotations are not deemed by the investment adviser to be representative of market values are valued at fair value as determined in good faith by the Trustees of the Fund, or by persons acting pursuant to procedures established by the Trustees.

REPURCHASE AGREEMENTS - In connection with transactions in repurchase agreements, the Fund's custodian takes possession of the underlying collateral securities, the value or market price of which is at least equal to the principal amount, including interest, of the repurchase transaction. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. In the event of default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. Under certain circumstances, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings.

INVESTMENT TRANSACTIONS - Investment security transactions are recorded on the date of purchase or sale. Realized gains and losses from security transactions are determined on the basis of identified cost.

INVESTMENT INCOME - Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Investment income is recorded net of foreign taxes withheld where recovery of such taxes is uncertain.

FOREIGN CURRENCY TRANSLATIONS - The records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at a current rate of exchange of such currency to determine the value of investments, other assets and liabilities on the date of any determination of net asset value of the Fund. Purchases and sales of securities and income and expenses are converted at the prevailing rate of exchange on the respective dates of such transactions.

The Fund may realize currency gains or losses between the trade and settlement dates on security transactions. To minimize such currency gains or losses, the Fund may enter into forward foreign currency contracts.

The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund on each day and the resulting net unrealized appreciation, depreciation and related net receivable or payable amounts are determined by using forward currency exchange rates supplied by a quotation service.

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (continued)

FOREIGN CURRENCY TRANSLATIONS (CONTINUED) - Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on security transactions, and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received. The effects of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, and are included with the net realized and unrealized gain or loss on investment securities.

FORWARD FOREIGN CURRENCY CONTRACTS - A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency.

EXPENSES - Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributable to a Fund are either split evenly among the affected Funds, allocated on the basis of relative average net assets, or otherwise allocated among the Funds as the Board of Trustees may direct or approve. Certain costs incurred in connection with the organization of the Trust and each Fund have been deferred and are being amortized on a straight line basis over a five year period starting on each Fund's commencement of operations.

DISTRIBUTIONS TO SHAREHOLDERS - The Fund declares and distributes dividends from net investment income, if any, and distributes its net realized capital gains, if any, at least annually. All distributions will be reinvested in shares of the Fund at the net asset value unless the shareholder elects in the subscription agreement to receive cash. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for passive foreign investment companies (PFIC's), foreign currency transactions, losses deferred due to wash sales, post October 31 losses and excise tax regulations. Permanent book and tax differences relating to shareholder distributions will result in reclassifications to paid-in-capital. Distributions are recorded on the ex-dividend date.

PURCHASES AND REDEMPTIONS OF FUND SHARES - There is a purchase premium for cash investments into the Fund of 0.75% of the amount invested and a redemption fee on cash redemptions of 0.75% of the amount redeemed. All purchase premiums and redemption fees are paid to and retained by the Fund and are recorded as paid-in-capital by the Fund. These fees are intended to offset brokerage and transaction costs arising in connection with the purchase and redemption. The purchase and redemption fees may be waived by the Manager, however, if these brokerage and transaction costs are minimal or in other circumstances at the Manager's discretion. For the year ended April 30, 1997, $1,875 was collected in redemption fees.

INCOME TAXES - Each Fund of the Trust is treated as a separate entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Funds will not be subject to federal income taxes to the extent that they distribute substantially all of their taxable income, including realized capital gains, for the fiscal year. In addition, by distributing substantially all of their net investment income, capital gains and certain other amounts, if any, during the calendar year, the Funds will not be subject to a federal excise tax. On December 30, 1996 the Fund declared a long term capital gain distribution of $645,365, representing $0.146 per share.

The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or repatriated. Taxes are accrued and applied to net investment income, net realized gains and unrealized appreciation as such income and/or gains are earned.

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (continued)

INCOME TAXES (CONTINUED) - The Fund intends to make an election under Internal Revenue Code Section 853 to pass through foreign taxes paid by the Fund to its shareholders. During the year ended April 30, 1997 the total amount of foreign taxes that will be passed through to the shareholders and the foreign source income for information reporting purposes will be $87,026 and $814,664, respectively.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses at the date of the financial statements. Actual results could differ from these estimates.


NOTE C - AGREEMENTS AND FEES
The Fund has entered into a Management Contract with Martin Currie Inc. (the "Investment Manager"), a wholly owned subsidiary of Martin Currie Ltd. Under the Management Contract, the Fund pays the Investment Manager a quarterly management fee at the annual rate of 0.70% of the Fund's average net assets.

The Investment Manager has voluntarily undertaken to reduce its fee until further notice to the extent necessary to limit the Fund's annual expenses (including the management fee but excluding brokerage commissions, transfer taxes, and extraordinary expenses) to 1.00% of the Fund's average net assets on an annualized basis. For the year ended April 30, 1997, the Investment Manager has waived $55,729 of its fees.

State Street Bank and Trust Company (the "Administrator") serves as administrator of the Fund. The Administrator performs certain administrative services for the Fund. The Fund pays the Administrator a fee at the rate of 0.08% of the Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

Trustees of the Trust who are not interested persons receive aggregate annual fees of $20,000.

NOTE D - INVESTMENT TRANSACTIONS
Purchases and proceeds from sales and maturities of investments, excluding short-term securities for the year ended April 30, 1997 were $21,460,825 and $22,173,466, respectively.

The identified cost of investments in securities and repurchase agreements owned for federal income tax purposes and their respective gross unrealized appreciation and depreciation at April 30, 1997 were as follows:

       IDENTIFIED              GROSS UNREALIZED            NET UNREALIZED
          COST           APPRECIATION   (DEPRECIATION)      APPRECIATION
      ------------       ------------   --------------      ------------
      $ 47,317,682       $ 11,308,304   $  (2,290,435)      $  9,017,869

NOTE E - PRINCIPAL SHAREHOLDERS
As of April 30, 1997, 100% of the Fund's outstanding shares were held by two shareholders, each holding in excess of 10% of the Fund's outstanding shares.

                                                        MCBT GLOBAL GROWTH FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (continued)

NOTE F - CONCENTRATION OF RISK
The Fund will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange). Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments and capital gains, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.

                       REPORT OF INDEPENDENT ACCOUNTANTS






To the Trustees and Shareholders of the
Martin Currie Business Trust - Global Growth Fund


In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Global Growth Fund (the "Fund") at April 30, 1997, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April 30, 1997 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Boston, Massachusetts
June 17, 1997

                         MARTIN CURRIE BUSINESS TRUST


                              ____________________



                             TRUSTEES  AND OFFICERS

                  C. James P. Dawnay, TRUSTEE AND PRESIDENT *
                            Simon D. Eccles, TRUSTEE
                         Patrick R. Wilmerding, TRUSTEE
                W. Stewart Coghill, VICE PRESIDENT AND TREASURER
                         J. Grant Wilson, VICE PRESIDENT
                          Julian M.C. Livingston, CLERK

                              * INTERESTED TRUSTEE
                              ____________________



                               INVESTMENT MANAGER

                              Martin Currie, Inc.
                                 Saltire Court
                               20 Castle Terrace
                               Edinburgh EH1 2ES
                                   Scotland
                              011-44-131-229-5252

                               Regulated by IMRO

                   Registered Investment Adviser with the SEC
                              ____________________




The information contained in this report is intended for general informational purposes only. This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current Private Placement Memorandum which contains important information concerning the Fund and its current offering of shares.

                          MARTIN CURRIE BUSINESS TRUST
                            OPPORTUNISTIC EAFE FUND








                                 ANNUAL REPORT

                                 APRIL 30, 1997

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1997


OBJECTIVE      Long term capital appreciation through active management of a diversified portfolio of international equities outside the USA and Canada.

LAUNCH DATE    July 1, 1994

FUND SIZE      $120.6m

PERFORMANCE   Total return from May 1, 1996 through April 30, 1997
SINCE LAUNCH
              -  MCBT - Opportunistic EAFE (excluding all
                 transaction fees)                                +3.9%
              -  MCBT - Opportunistic EAFE (including all
                 transaction fees)                                +2.3%
              -  The Morgan Stanley Capital International
                 EAFE Index                                       (0.6%)

              Annualized total return from July 1, 1994 through April 30, 1997

              -  MCBT - Opportunistic EAFE (excluding all
                 transaction fees)                                +6.3%
              -  MCBT - Opportunistic EAFE (including all
                 transaction fees)                                +5.7%
              -  The Morgan Stanley Capital International
                 EAFE Index                                       +5.6%

                                     [graph]

(a) Commencement of investment operations.

Performance shown is net of all fees after reimbursement from the Manager. Returns and net asset values of fund investments will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total returns would have been lower had certain expenses not been waived during the period shown. Each performance figure including all transaction fees assumes purchase at the beginning and redemption at the end of the stated period and is calculated using an offering price which reflects a transaction fee of 75 basis points on purchase and 75 basis points on redemption. Transaction fees are paid to the Fund to cover trading costs.
 Past performance is not indicative of future performance.

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1997


PORTFOLIO        Markets slipped back over the twelve month period.  But with a
COMMENTS         positive return, we outperformed the falling MSCI EAFE Index.

                 Compounded by a weak currency, JAPAN has performed very poorly
                 - although many of the blue chip exporters which form the core of our portfolio have seen new highs. Having had a currency hedge in place for much of the year, we removed it in January. We reduced our weighting in August and continued to sell stock until February. We are now very underweight in comparison with the index.

                 We have continued to add to our positions in CONTINENTAL EUROPE. Local markets have been very strong, although weaker currencies have reduced overall returns to a US dollar investor. Restructuring and the enhancement of shareholder value have been persistent themes and our portfolio reflects this. We have added to our holdings in such stocks as Michelin and Volkswagen. We have been positive about the UK, where a strengthening currency and a stable economic background have helped stockmarkets. The change in government was very well received by financial markets.

                 In ASIA, we have been very selective as the region is becoming less homogenous. Our preferred markets are Hong Kong, Indonesia, the Philippines and India.

                 We increased our weighting to LATIN AMERICA at the end of 1996 and were rewarded by good returns. We have recently taken profits from some of our holdings in the region.

                 Outlook
                 -------

                 We are confident that selected markets can make good progress over the coming 12 months. Superior growth in Latin America and Asia should feed through into stock prices. In Continental Europe, the restructuring has only just begun. We are more cautious on Japan at the moment, as the economy has shown no signs of recovering.

INVESTMENT       All members of the investment team report directly to Joe
MANAGER PROFILE  Scott Plummer (Chief Investment Officer), who has 27 years of investment experience. All funds are managed on a team basis with a named director heading each team.

                 Tony Hanlon has managed the MCBT Opportunistic EAFE Fund since inception.

                 He graduated from Glasgow University in 1984 with a degree in Public Law and completed an MBA at Manchester Business school in 1986. He then worked for Salomon Brothers International in New York and London as an institutional bond salesman. Tony joined Martin Currie in 1988, working in the North American team. He was appointed an investment manager in 1991 and promoted to director in 1993. As head of the Strategy and Asset Control team, he has responsibility for communicating and monitoring our investment strategy.

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1997


ASSET ALLOCATION
(% of net assets)



 5%    Other Net Assets
15%    Pacific Basin
 2%    Other Areas
16%    Japan
 9%    Latin America
53%    Europe





LARGEST HOLDINGS
BY REGION/COUNTRY                                          % OF NET ASSETS


                EUROPE

                Roche Holdings                (Switzerland)    1.8
                Novartis                      (Switzerland)    1.8
                Internationale Nederlanden    (Netherlands)    1.7

                JAPAN

                Rohm                                            1.4
                Canon                                           1.3

                PACIFIC BASIN

                Cheung Kong Holdings          (Hong Kong)       1.4
                HSBC Holdings                 (Hong Kong)       1.2

                LATIN AMERICA

                Telebras, ADR                 (Brazil)          1.3

                OTHER AREAS

                Indian Opportunities Fund     (India)           0.8

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997

                                                                     SHARES          VALUE
                                                                     ------          -----
COMMON AND PREFFERED STOCKS AND EXCHANGEABLE NOTES - 95.4%
EUROPE - 52.8%
  AUSTRIA - 0.8%
    VA TECHNOLOGIE                                                    6,000        $  932,370
                                                                                   ----------
    TOTAL AUSTRIA - (COST $827,060)                                                   932,370
                                                                                   ----------

  DENMARK - 1.0%
    NOVO NORDISK, CL B                                               12,500         1,236,591
                                                                                   ----------
    TOTAL DENMARK - (COST $1,165,855)                                               1,236,591
                                                                                   ----------

  FRANCE - 7.3%
    AIR LIQUIDE                                                       9,270         1,396,099
    AXA                                                              25,926         1,595,138
    ELF AQUITAINE                                                    10,303           999,143
    MICHELIN, CL B                                                   24,500         1,368,877
    RHONE-POULENC, CL A                                              40,000         1,345,327
    SCHNEIDER                                                        26,400         1,488,152
    SEITA                                                            17,300           615,941
                                                                                   ----------
    TOTAL FRANCE - (COST $7,777,446)                                                8,808,677
                                                                                   ----------

  GERMANY - 8.7%
    DEUTSCHE BANK                                                    33,000         1,741,656
    DEUTSCHE TELEKOM                                                 14,342           311,221
    HOECHST                                                          49,800         1,955,422
    MANNESMANN                                                        4,300         1,690,900
    SGL CARBON                                                       10,000         1,394,503
    VEBA                                                             30,202         1,555,617
    VOLKSWAGEN                                                        2,900         1,843,689
                                                                                   ----------
    TOTAL GERMANY - (COST $8,371,167)                                              10,493,008
                                                                                   ----------

  ITALY - 0.8%
    ENI                                                             200,913         1,019,717
                                                                                   ----------
    TOTAL ITALY - (COST $952,721)                                                   1,019,717
                                                                                   ----------

  NETHERLANDS - 4.3%
    ELSEVIER                                                         99,630         1,595,471
    INTERNATIONALE NEDERLANDEN                                       51,377         2,017,318
    PHILIPS ELECTRONICS N.V.                                         30,000         1,565,980
                                                                                   ----------
    TOTAL NETHERLANDS - (COST $3,534,777)                                           5,178,769
                                                                                   ----------

  SPAIN - 3.3%
    BANCO DE SANTANDER                                               24,980         1,879,416
    CENTROS COMERCIALES CONTINENTE                                   38,944           657,923
    TELEFONICA DE ESPANA                                             55,000         1,408,810
                                                                                   ----------
    TOTAL SPAIN - (COST $3,200,530)                                                 3,946,149
                                                                                   ----------


See notes to financial statements.

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997

                                                                     SHARES          VALUE
                                                                     ------          -----
EUROPE - CONTINUED
  SWEDEN - 1.8%
    ABB AB, SERIES A                                                134,000      $  1,631,293
    ERICSSON L.M., CL B                                              17,727           560,416
                                                                                 ------------
    TOTAL SWEDEN - (COST $2,004,509)                                                2,191,709
                                                                                 ------------

  SWITZERLAND - 5.0%
    NOVARTIS                                                          1,610         2,121,037
    ROCHE HOLDINGS                                                      260         2,195,916
    ZURICH VERSICHER                                                  5,190         1,704,063
                                                                                 ------------
    TOTAL SWITZERLAND - (COST $4,831,825)                                           6,021,016
                                                                                 -----------

  UNITED KINGDOM - 19.8%
    BRITISH TELECOMMUNICATIONS                                      169,200         1,239,520
    CABLE & WIRELESS                                                134,000         1,031,876
    GENERAL ELECTRIC                                                120,000           712,454
    GKN                                                              80,530         1,241,232
    GLAXO WELLCOME                                                   68,260         1,341,967
    GRANADA                                                          79,435         1,147,108
    LADBROKE                                                        321,000         1,196,597
    LASMO                                                           251,419           908,694
    LLOYDS TSB                                                      183,000         1,669,838
    MARKS & SPENCER                                                 176,000         1,394,879
    MCKECHNIE                                                        74,020           592,640
    NFC                                                             358,136           821,333
    RECKITT & COLMAN                                                109,950         1,496,888
    ROYAL BANK OF SCOTLAND GROUP                                    145,000         1,367,747
    SAFEWAY                                                         153,571           851,236
    SCOTTISH POWER                                                  199,000         1,206,256
    SHELL TRANSPORT & TRADING                                        82,000         1,449,952
    SMITHS INDUSTRIES                                                92,751         1,133,456
    UNILEVER                                                         47,469         1,247,119
    WASSALL                                                         113,250           646,094
    WOLSELEY                                                        151,426         1,212,390
                                                                                 ------------
    TOTAL UNITED KINGDOM - (COST $19,388,669)                                      23,909,276
                                                                                 ------------

TOTAL EUROPE - (COST  $52,054,559)                                                 63,737,282
                                                                                 ------------

LATIN AMERICA - 8.8%
  ARGENTINA - 1.0%
    COMPANIA PEREZ COMPANC                                           74,303           602,657
    TELEFONICA DE ARGENTINA, ADR                                     18,000           598,500
                                                                                 ------------
    TOTAL ARGENTINA - (COST $786,145)                                               1,201,157
                                                                                 ------------

  BRAZIL - 3.2%
    COMPANIA VALE DO RIO DOCE, ADR                                   24,460           623,287
    ELECTROBRAS, ADR                                                 39,800           890,525
    PETROBRAS, ADR                                                   36,000           763,313


See notes to financial statements.

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997

                                                                     SHARES          VALUE
                                                                     ------          -----


LATIN AMERICA - CONTINUED
  BRAZIL - CONTINUED
    TELEBRAS, ADR                                                    13,480      $  1,546,830
                                                                                 ------------
    TOTAL BRAZIL - (COST $2,368,838)                                                3,823,955
                                                                                 ------------

  CHILE - 0.9%
    COMPANIA DE TELEFONOS DE CHILE, ADR                              34,000         1,100,750
                                                                                 ------------
    TOTAL CHILE - (COST $983,270)                                                   1,100,750
                                                                                 ------------

  MEXICO - 2.5%
    CEMEX, CL B                                                     200,000           732,398
    CIFRA SA DE CV, CL B                                            590,000           905,808
    CORPORACION INDUSTRIAL ALFA, CL A                                63,573           348,805
    EMPRESAS ICA SOCIEDAD, ADR                                       18,800           279,650
    GRUPO FINANCIERO BANAMEX, CL B                                  380,000           813,893
                                                                                 ------------
    TOTAL MEXICO - (COST $2,827,828)                                                3,080,554
                                                                                 ------------

  PERU - 0.3%
    PERU REAL ESTATE, CL B                                          250,000            32,833
    TELEFONICA DEL PERU, ADR, CL B                                   11,500           276,000
                                                                                 ------------
    TOTAL PERU - (COST $367,746)                                                      308,833
                                                                                 ------------

  VENEZUELA - 0.9%
    COMPANIA ANONIMA NACIONAL TELEFONOS, ADR, CL D *                 35,000         1,050,000
                                                                                 ------------
    TOTAL VENEZUELA - (COST $827,709)                                               1,050,000
                                                                                 ------------
TOTAL LATIN AMERICA - (COST  $8,161,536)                                           10,565,249
                                                                                 ------------

PACIFIC BASIN - 15.4%
  AUSTRALIA - 1.7%
    LEND LEASE CORPORATION                                           27,000           516,712
    NATIONAL AUSTRALIA BANK LIMITED                                  52,000           711,690
    NEWS CORPORATION                                                230,000           877,096
                                                                                 ------------
    TOTAL AUSTRALIA - (COST $2,176,219)                                             2,105,498
                                                                                 ------------

  HONG KONG - 9.3%
    AMOY PROPERTIES                                                 889,900           878,814
    CHEUNG KONG HOLDINGS                                            193,000         1,694,185
    CHINA LIGHT & POWER                                             140,000           630,737
    CHINA OVERSEAS LAND & INVESTMENT                              1,720,000           971,406
    CITIC PACIFIC                                                   105,000           567,934
    FIRST PACIFIC COMPANY                                           506,000           604,208
    HONG KONG TELECOMMUNICATIONS                                    650,000         1,115,988
    HSBC HOLDINGS                                                    57,164         1,446,349
    HUTCHISON WHAMPOA                                               187,700         1,393,242
    NEW WORLD DEVELOPMENT LIMITED                                   216,000         1,246,395
    SWIRE PACIFIC                                                    80,425           620,331
                                                                                 ------------
    TOTAL HONG KONG - (COST $9,950,395)                                            11,169,589
                                                                                 ------------


See notes to financial statements.

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997

                                                                     SHARES          VALUE
                                                                     ------          -----

PACIFIC BASIN - CONTINUED
  INDONESIA - 0.8%
    TELEKOMUNIKASI INDONESIA                                        700,000      $  1,015,432
                                                                                 ------------
    TOTAL INDONESIA - (COST $1,090,427)                                             1,015,432
                                                                                 ------------

  MALAYSIA - 2.0%
    AMMB HOLDINGS                                                   138,000           917,875
    EDARAN OTOMOBILE NASIONAL                                        75,000           707,942
    UNITED ENGINEERS                                                114,000           808,188
                                                                                 ------------
    TOTAL MALAYSIA - (COST $2,182,290)                                              2,434,005
                                                                                 ------------

  PHILIPPINES - 0.7%
    PHILIPPINE LONG DISTANCE TELEPHONE, ADR                          15,000           836,250
                                                                                 ------------
    TOTAL PHILIPPINES - (COST $902,372)                                               836,250
                                                                                 ------------

  SINGAPORE - 0.9%
    DEVELOPMENT BANK OF SINGAPORE                                    87,800         1,043,289
                                                                                 ------------
    TOTAL SINGAPORE - (COST $956,005)                                               1,043,289
                                                                                 ------------
TOTAL PACIFIC BASIN - (COST  $17,257,708)                                          18,604,063
                                                                                 ------------

OTHER AREAS - 1.9%
  INDIA - 1.9%
    INDIAN OPPORTUNITIES FUND (A) *                                 101,911           947,261
    SCHRODER INDIA FUND *                                            60,000           659,010
    VIDESH SANCHAR NIGAM LIMITED, GDR (B) *                          36,000           705,600
                                                                                 ------------
    TOTAL INDIA - (COST $2,677,590)                                                 2,311,871
                                                                                 ------------
TOTAL OTHER AREAS - (COST  $2,677,590)                                              2,311,871
                                                                                 ------------

JAPAN - 16.5%
    ASAHI DIAMOND                                                        80               628
    CANON                                                            65,000         1,541,340
    DDI                                                                 150           996,179
    EIDEN SAKAKIYA                                                   24,000           192,855
    HITACHI                                                         119,000         1,078,111
    ITO - YOKADO                                                     19,000           911,569
    KAMIGUMI                                                        100,000           494,741
    KYOCERA                                                           9,000           538,858
    MABUCHI MOTOR                                                    10,000           506,558
    MARUI                                                            41,000           675,070
    MBL INT'L. FINANCE (BERMUDA), EXCH. GTD NOTES, 3.00%,
      11/30/2002 (C)                                                720,000           732,600
    MITSUBISHI HEAVY INDUSTRIES                                     150,000           990,271
    MITSUI FUDOSAN                                                   68,000           776,775
    NIPPON EXPRESS                                                   82,000           565,250
    NITTO DENKO                                                      36,000           521,842
    NOMURA SECURITIES                                                43,000           481,034
    RISO KAGAKU                                                       6,400           378,146
    ROHM                                                             22,000         1,705,440
    SECOM COMPANY LIMITED                                             7,000           416,355



See notes to financial statements.

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997

                                                                     SHARES          VALUE
                                                                     ------          -----
JAPAN - CONTINUED
    SHIMACHU                                                         17,000        $  408,477
    SHIN - ETSU CHEMICAL                                             44,950           906,543
    SONY                                                             20,600         1,499,539
    SUMITOMO ELECTRIC                                                77,000         1,043,369
    TAISHO PHARMACEUTICAL                                            25,000           618,427
    TOKIO MARINE & FIRE                                              43,000           420,057
    TOYOTA MOTOR CORPORATION                                         53,000         1,536,534
                                                                                 ------------
TOTAL JAPAN - (COST  $19,777,147)                                                  19,936,568
                                                                                 ------------

TOTAL COMMON AND PREFFERED STOCKS AND
    EXCHANGEABLE NOTES - (COST  $99,928,540)+                                     115,155,033
                                                                                 ------------

                                                                  PRINCIPAL
                                                                   AMOUNT
                                                                   ------
SHORT TERM INVESTMENT - 2.8%
    STATE STREET BANK AND TRUST REPURCHASE AGREEMENT,
          5.15%, 5/01/1997 (D)                                 $  3,364,000         3,364,000
                                                                                 ------------
TOTAL SHORT TERM INVESTMENT - (COST  $3,364,000)                                    3,364,000
                                                                                 ------------

TOTAL INVESTMENTS - (COST  $103,292,540) - 98.2%                                  118,519,033
CASH, RECEIVABLES AND OTHER ASSETS, LESS LIABILITIES - 1.8%                         2,130,774
                                                                                -------------
NET ASSETS - 100.0%                                                             $ 120,649,807
                                                                                -------------
                                                                                -------------


*   Non-income producing security.
(a) The Indian Opportunities Fund is managed by Martin Currie Bermuda Ltd., an affiliate of Martin Currie Inc.
(b) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At the period end, the value of these securities amounted to $705,600 or 0.6% of net assets.
(c) Reflected at par value and denominated in U.S. dollars.
(d) The repurchase agreement, dated 4/30/97, $3,364,000 par due 5/01/97, is collateralized by United States Treasury Notes, 5.875%, due 7/31/97, with a market value of $3,431,991.

+ Percentages of long term investments are presented in the portfolio by country. Percentages of long term investments by industry are as follows:
    Aerospace 0.9%, Automobiles 3.4%, Banks 11.1%, Chemicals 5.8%, Conglomerates 4.0%, Construction & Building Materials 1.6%, Construction & Mining Equipment 0.2%, Diversified 0.5%, Drugs & Health Care 4.4%, Electric Utilities 3.5%, Electrical Equipment 2.8%, Electronics 5.5%, Engineering 1.4%, Financial Services 1.6%, Food & Beverages 1.2%, Hotels & Restaurants 1.0%, Household Products 2.3%, Industrial Machinery 3.7%, Insurance 3.4%, Investment Companies 1.3%, Leisure Time 0.9%, Mining 0.5%, Oil & Gas 4.3%, Petroleum Services 0.5%, Photography 1.3%, Publishing 2.0%, Railroads & Equipment 1.4%, Real Estate 5.2%, Retail Trade 5.0%, Telecommunications 3.2%, Telecommunications Services 4.0%, Telephone 4.3%, Tires & Rubber 1.1%, Tobacco 0.5%, Transportation 1.6%.


ADR American Depositary Receipts.
GDR Global Depositary Receipts.

See notes to financial statements.

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                            STATEMENT OF ASSETS AND LIABILITIES
                                                                 APRIL 30, 1997


ASSETS
  Investments in securities, at value (cost $99,928,540) (Note B)                                    $  115,155,033
  Investments in repurchase agreements, at value (Note B)                                                 3,364,000
                                                                                                     --------------
     Total Investments                                                                                  118,519,033
  Cash                                                                                                          136
  Foreign currency, at value (cost $109,238) (Note B)                                                       109,099
  Receivable for investments sold                                                                         1,345,661
  Receivable for fund shares sold                                                                           446,632
  Dividend and interest receivable                                                                          389,620
  Foreign tax reclaims receivable                                                                            75,127
  Prepaid insurance expense                                                                                  10,080
  Deferred organization expenses (Note B)                                                                     5,528
                                                                                                     --------------
     TOTAL ASSETS                                                                                       120,900,916
                                                                                                     --------------
LIABILITIES
  Payable for fund shares repurchased                                                                           908
  Management fee payable (Note C)                                                                           199,512
  Administration fee payable (Note C)                                                                         7,916
  Trustees fees payable (Note C)                                                                              2,376
  Accrued expenses and other liabilities                                                                     40,397
                                                                                                     --------------
     TOTAL LIABILITIES                                                                                      251,109
                                                                                                     --------------
TOTAL NET ASSETS                                                                                     $  120,649,807
                                                                                                     --------------
                                                                                                     --------------
COMPOSITION OF NET ASSETS:
  Paid-in-capital                                                                                    $  107,650,631
  Undistributed net investment income                                                                       464,481
  Accumulated net realized loss on investment and foreign currency transactions                          (2,679,549)
  Net unrealized appreciation on investment and foreign currency transactions                            15,214,244
                                                                                                     --------------
TOTAL NET ASSETS                                                                                     $  120,649,807
                                                                                                     --------------
                                                                                                     --------------
NET ASSET VALUE PER SHARE                                                                                  $  11.32
($120,649,807/10,655,768 shares of beneficial interest outstanding)                                  --------------
                                                                                                     --------------

See notes to financial statements.

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                            STATEMENT OF ASSETS AND LIABILITIES
                                                                 APRIL 30, 1997


INVESTMENT INCOME
  Interest income                                                                                    $  249,147
  Dividend income                                                                                     2,110,241
  Foreign taxes withheld                                                                               (223,113)
                                                                                                   ------------
     TOTAL INVESTMENT INCOME                                                                          2,136,275
                                                                                                   ------------
EXPENSES
  Management fee (Note C)                                                                               786,120
  Custodian fee                                                                                         171,551
  Administration fee (Note C)                                                                            91,658
  Audit fee                                                                                              24,229
  Legal fees                                                                                              5,668
  Transfer agent fee                                                                                      7,211
  Trustees fees (Note C)                                                                                  4,470
  Amortization of deferred organization expenses                                                          2,547
  Miscellaneous expenses                                                                                 19,603
                                                                                                   ------------
     TOTAL EXPENSES                                                                                   1,113,057
                                                                                                   ------------
NET INVESTMENT INCOME                                                                                 1,023,218
                                                                                                   ------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN CURRENCY
  Net realized loss on investments                                                                   (1,528,624)
  Net realized gain on foreign currency transactions                                                  1,413,982
  Net increase in unrealized appreciation on:
     Investments (net of foreign taxes of ($19,986))                                                  3,356,168
     Foreign currency transactions                                                                      246,156
                                                                                                   ------------
NET GAIN ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS                                             3,487,682
                                                                                                   ------------
NET INCREASE IN NET ASSETS FROM OPERATIONS                                                         $  4,510,900
                                                                                                   ------------
                                                                                                   -----------


See notes to financial statements.

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                             STATEMENT OF CHANGES IN NET ASSETS



                                                                                 YEAR                     YEAR
                                                                                ENDED                     ENDED
                                                                           APRIL 30, 1997            APRIL 30, 1996
                                                                           --------------            --------------
NET ASSETS at beginning of period                                          $  108,295,237             $  72,660,677
                                                                           --------------             -------------
INCREASE IN NET ASSETS FROM OPERATIONS:
   Net investment income                                                        1,023,218                 1,369,618
   Net realized gain (loss) on investment transactions                         (1,528,624)                  926,246
   Net realized gain on foreign currency transactions                           1,413,982                 1,832,315
   Net unrealized appreciation (depreciation) on :
         Investments                                                            3,356,168                10,906,825
         Foreign currency transactions                                            246,156                  (549,779)
                                                                           -------------              -------------
   Net increase in net assets from operations                                   4,510,900                14,485,225
                                                                           -------------              -------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
   Net investment income                                                       (2,359,811)               (1,479,010)
   In excess of net investment income                                          (1,311,086)                 (207,129)
                                                                           -------------              -------------
   Total distributions                                                         (3,670,897)               (1,686,139)
                                                                           -------------              -------------
CAPITAL SHARE TRANSACTIONS:
   Net proceeds from sales of shares                                            9,813,416                28,787,468
   Reinvestment of dividends and distributions to shareholders                  3,268,114                 1,474,045
   Cost of shares repurchased                                                  (1,637,958)               (7,701,317)
   Paid in capital from subscription and redemption fees                           70,995                   275,278
                                                                           -------------              -------------
   Total increase in net assets from capital share transactions                11,514,567                22,835,474
                                                                           -------------              -------------
NET INCREASE IN NET ASSETS                                                     12,354,570                35,634,560
                                                                           -------------              -------------
NET ASSETS at end of period (includes undistributed net investment         $  120,649,807            $  108,295,237
                                                                           -------------              -------------
                                                                           -------------              -------------
   income of $464,481 and $1,336,593, respectively)
OTHER INFORMATION:
CAPITAL SHARE TRANSACTIONS:
   Shares sold                                                                    880,191                 2,869,376
   Shares issued in reinvestment of distributions to shareholders                 294,425                   141,057
   Less shares repurchased                                                       (146,937)                 (752,658)
                                                                           -------------              -------------
   Net share transactions                                                       1,027,679                 2,257,775
                                                                           -------------              -------------
                                                                           -------------              -------------


See notes to financial statements.

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                                           FINANCIAL HIGHLIGHTS
                                         FOR A SHARE OUTSTANDING FOR THE PERIOD




                                                                           YEAR                YEAR               JULY 1, 1994 *
                                                                          ENDED                ENDED                 THROUGH
                                                                         APRIL 30, 1997       APRIL 30, 1996        APRIL 30, 1995
                                                                         --------------       --------------        ---------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                      $  11.250            $  9.860             $  10.000

Net investment income                                                         0.134               0.314                 0.055
Net realized and unrealized gain(loss) on investment
  and foreign currency transactions                                           0.286               1.239                (0.323)
                                                                          ---------            --------             ----------
Total from investment operations                                              0.420               1.553                (0.268)
                                                                          ---------            --------             ----------
Less distributions:
  Net investment income                                                      (0.229)             (0.167)                0.000
  In excess of net investment income                                         (0.127)             (0.023)                0.000
                                                                          ---------            --------             ----------
Total distributions                                                          (0.356)             (0.190)                0.000
                                                                          ---------            --------             ----------
Paid in capital from subscription and redemption fees (Note B)                0.006               0.027                 0.128
                                                                          ---------            --------             ----------

Net asset value, end of period                                            $  11.320           $  11.250              $  9.860
                                                                          ---------            --------             ----------
                                                                          ---------            --------             ----------

TOTAL INVESTMENT RETURN (1)                                                   3.85%              16.17%                (1.40)%(2)

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of period                                            $  120,649,807      $  108,295,237         $  72,660,677
Operating expenses, net, to average net assets (Note C)                       0.98%               1.00%                 1.00%(3)
Operating expenses, gross, to average net assets (Note C)                     0.98%               1.05%                 1.37%(3)
Net investment income to average net assets                                   0.90%               1.46%                 1.32%(3)
Portfolio turnover rate                                                         49%                37%                    39%
Average commission rate per share (4)                                     $  0.0191          $  0.0285                    N/A
Per share amount of fees waived (Note C)                                   $  0.000           $  0.012               $  0.015

----------------------------------------------------------------------------------------------------------------------------------


*    Commencement of investment operations.
(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees.
     Total return would have been lower had certain expenses not been waived.
(2)  Periods less than one year are not annualized.
(3)  Annualized.
(4) The average commission rate paid is applicable for Funds that invest greater than 10% of average net assets in equity transactions on which commissions are charged. This disclosure is required for fiscal periods beginning on or after September 1, 1995.

See notes to financial statements.

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                                  NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION
Martin Currie Business Trust ("MCBT") (the "Trust") is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company organized as a Massachusetts business trust on May 20, 1994. The Trust offers six funds which have differing investment objectives and policies: Global Growth Fund, Opportunistic EAFE Fund, Global Emerging Markets Fund, Japan Small Companies Fund, Emerging Americas Fund and Emerging Asia Fund, (the "Funds"). The MCBT Opportunistic EAFE Fund (the "Fund") commenced investment operations on July 1, 1994. The Fund's Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest, without par value.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

VALUATION OF INVESTMENTS - The Fund's portfolio securities traded on a securities exchange are valued at the last quoted sale price, or, if no sale occurs, at the mean of the most recent quoted bid and asked prices. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices. Prices for securities which are primarily traded in foreign markets are furnished by quotation services expressed in the local currency's value and are translated into U.S. dollars at the current rate of exchange. Short-term securities and debt securities with a remaining maturity of 60 days or less are valued at their amortized cost. Options and futures contracts are valued at the last sale price on the market where such options or futures contract is principally traded. Options traded over-the-counter are valued based upon prices provided by market makers in such securities or dealers in such currencies. Securities for which current market quotations are unavailable or for which quotations are not deemed by the investment adviser to be representative of market values are valued at fair value as determined in good faith by the Trustees of the Fund, or by persons acting pursuant to procedures established by the Trustees.

REPURCHASE AGREEMENTS - In connection with transactions in repurchase agreements, the Fund's custodian takes possession of the underlying collateral securities, the value or market price of which is at least equal to the principal amount, including interest, of the repurchase transaction. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. In the event of default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. Under certain circumstances, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings.

INVESTMENT TRANSACTIONS - Investment security transactions are recorded on the date of purchase or sale. Realized gains and losses from security transactions are determined on the basis of identified cost.

INVESTMENT INCOME - Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Investment income is recorded net of foreign taxes withheld where recovery of such taxes is uncertain.

FOREIGN CURRENCY TRANSLATIONS - The records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at a current rate of exchange of such currency to determine the value of investments, other assets and liabilities on the date of any determination of net asset value of the Fund. Purchases and sales of securities and income and expenses are converted at the prevailing rate of exchange on the respective dates of such transactions.

The Fund may realize currency gains or losses between the trade and settlement dates on security transactions. To minimize such currency gains or losses, the Fund may enter into forward foreign currency contracts.

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

FOREIGN CURRENCY TRANSLATIONS (CONTINUED) - The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund on each day and the resulting net unrealized appreciation, depreciation and related net receivable or payable amounts are determined by using forward currency exchange rates supplied by a quotation service.

Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on security transactions, and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received. The effects of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, and are included with the net realized and unrealized gain or loss on investment securities.

FORWARD FOREIGN CURRENCY CONTRACTS - A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency.

EXPENSES - Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributable to a Fund are either split evenly among the affected Funds, allocated on the basis of relative average net assets, or otherwise allocated among the Funds as the Board of Trustees may direct or approve. Certain costs incurred in connection with the organization of the Trust and each Fund have been deferred and are being amortized on a straight line basis over a five year period starting on each Fund's commencement of operations.

DISTRIBUTIONS TO SHAREHOLDERS - The Fund declares and distributes dividends from net investment income, if any, and distributes its net realized capital gains, if any, at least annually. All distributions will be reinvested in shares of the Fund at the net asset value unless the shareholder elects in the subscription agreement to receive cash. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for passive foreign investment companies (PFIC's), foreign currency transactions, losses deferred due to wash sales, post October 31 losses and excise tax regulations. Permanent book and tax differences relating to shareholder distributions will result in reclassifications to paid-in-capital. Distributions are recorded on the ex-dividend date.

PURCHASES AND REDEMPTIONS OF FUND SHARES - There is a purchase premium for cash investments into the Fund of 0.75% of the amount invested and a redemption fee on cash redemptions of 0.75% of the amount redeemed. All purchase premiums and redemption fees are paid to and retained by the Fund and are recorded as paid-in-capital by the Fund. These fees are intended to offset brokerage and transaction costs arising in connection with the purchase and redemption. The purchase and redemption fees may be waived by the Manager, however, if these brokerage and transaction costs are minimal or in other circumstances at the Manager's discretion. For the year ended April 30, 1997, $64,736 was collected in purchase premiums and $6,259 was collected in redemption fees.

INCOME TAXES - Each Fund of the Trust is treated as a separate entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Funds will not be subject to federal income taxes to the extent that they distribute substantially all of their taxable income, including realized capital gains, for the fiscal year. In addition, by distributing substantially all of their net investment income, capital gains and certain other amounts, if any, during the calendar year, the Funds will not be subject to a federal excise tax. As of April 30, 1997 the Fund has a realized capital loss carryforward, for Federal income tax purposes, of $1,249,504 ($31,328 expires April 30, 2003, $588,988 expires April 30, 2004,
$629,188 expires April 30, 2005), available to be used to offset future realized capital gains. As of April 30, 1997 the Fund has elected for Federal income tax purposes to defer a $1,327,267 current year post October 31 loss as though the loss was incurred on the first day of the next fiscal year.

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

INCOME TAXES (CONTINUTED) - The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or repatriated. Taxes are accrued and applied to net investment income, net realized gains and unrealized appreciation as such income and/or gains are earned.

The Fund intends to make an election under Internal Revenue Code Section 853 to pass through foreign taxes paid by the Fund to its shareholders. During the year ended April 30, 1997 the total amount of foreign taxes that will be passed through to the shareholders and the foreign source income for information reporting purposes will be $223,113 and $2,136,400, respectively.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses at the date of the financial statements. Actual results could differ from these estimates.


NOTE C - AGREEMENTS AND FEES
The Fund has entered into a Management Contract with Martin Currie Inc. (the "Investment Manager"), a wholly owned subsidiary of Martin Currie Ltd. Under the Management Contract, the Fund pays the Investment Manager a quarterly management fee at the annual rate of 0.70% of the Fund's average net assets.

The Investment Manager has voluntarily undertaken to reduce its fee until further notice to the extent necessary to limit the Fund's annual expenses (including the management fee but excluding brokerage commissions, transfer taxes, and extraordinary expenses) to 1.00% of the Fund's average net assets on an annualized basis. For the year ended April 30, 1997, it was not necessary for the Investment Manager to waive any of its fees.

State Street Bank and Trust Company (the "Administrator") serves as administrator of the Fund. The Administrator performs certain administrative services for the Fund. The Fund pays the Administrator a fee at the rate of 0.08% of the Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

Trustees of the Trust who are not interested persons receive aggregate annual fees of $20,000.


NOTE D - INVESTMENT TRANSACTIONS
Purchases and proceeds from sales and maturities of investments, excluding short-term securities for the year ended April 30, 1997 were $62,039,822 and $53,680,464, respectively.

The identified cost of investments in securities and repurchase agreements owned for federal income tax purposes and their respective gross unrealized appreciation and depreciation at April 30, 1997 were as follows:

            IDENTIFIED            GROSS UNREALIZED             NET UNREALIZED
               COST         APPRECIATION   (DEPRECIATION)       APPRECIATION
           ------------    -------------   --------------      ---------------
         $ 103,556,783     $ 19,146,841    $ (4,184,591)       $ 14,962,250


NOTE E - PRINCIPAL SHAREHOLDERS
As of April 30, 1997 there was one shareholder who owned greater than 10% of the Fund's outstanding shares, representing 13% of the Fund.

                                                   MCBT OPPORTUNISTIC EAFE FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE F - CONCENTRATION OF RISK
The Fund will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange). Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments and capital gains, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.

                          REPORT OF INDEPENDENT ACCOUNTANTS






To the Trustees and Shareholders of the
Martin Currie Business Trust - Opportunistic EAFE Fund


In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Opportunistic EAFE Fund (the "Fund") at April 30, 1997, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and the financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April 30, 1997 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Boston, Massachusetts
June 17, 1997

                              MARTIN CURRIE BUSINESS TRUST


                               ------------------------



                                TRUSTEES  AND OFFICERS

                     C. James P. Dawnay, TRUSTEE AND PRESIDENT *
                               Simon D. Eccles, TRUSTEE
                            Patrick R. Wilmerding, TRUSTEE
                   W. Stewart Coghill, VICE PRESIDENT AND TREASURER
                           J. Grant Wilson, VICE PRESIDENT
                            Julian M.C. Livingston, CLERK

                                 * INTERESTED TRUSTEE
                                 --------------------



                                  INVESTMENT MANAGER

                                 Martin Currie, Inc.
                                    Saltire Court
                                  20 Castle Terrace
                                  Edinburgh EH1 2ES
                                       Scotland
                                 011-44-131-229-5252

                                  Regulated by IMRO

                      Registered Investment Adviser with the SEC
                                 -------------------



The information contained in this report is intended for general informational purposes only. This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current Private Placement Memorandum which contains important information concerning the Fund and its current offering of shares.

                             MARTIN CURRIE BUSINESS TRUST
                             GLOBAL EMERGING MARKETS FUND








                                    ANNUAL REPORT

                                    APRIL 30, 1997

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                                       PROFILE AT APRIL 30, 1997

OBJECTIVE          Long-term capital appreciation through active management of a diversified portfolio of equities in countries with emerging markets and developing economies.

LAUNCH DATE        February 14, 1997

FUND SIZE          $50.1m

PERFORMANCE        Total return from February 14, 1997 through April 30, 1997

                   -    MCBT - Global Emerging Markets Fund (excluding all
                        transaction fees)                                  +0.2%
                   -    MCBT - Global Emerging Markets Fund (including all
                        transaction fees)                                  -1.8%

                   The graph below represents the total return of the portfolio including all transaction fees versus the Morgan Stanley Capital International Emerging Markets Free Index from March 1, 1997 through April 30, 1997.

                   -    MCBT - Global Emerging Markets Fund (excluding all
                        transaction fees)                                  +0.5%
                   -    MCBT - Global Emerging Markets Fund (including all
                        transaction fees)                                  -1.5%
                   -    Morgan Stanley Capital International - Emerging Markets
                        Free Index                                         -2.5%

                                            [GRAPH]



a) Performance for the benchmark is not available from February 14, 1997 (commencement of investment operations). For that reason, performance is shown from March 1, 1997.

Performance shown is net of all fees after reimbursement from the Manager. Returns and net asset values of fund investments will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total returns would have been lower had certain expenses not been waived during the period shown. Each performance figure including all transaction fees assumes purchase at the beginning and redemption at the end of the stated period and is calculated using an offering price which reflects a transaction fee of 100 basis points on purchase and 100 basis points on redemption. Transaction fees are paid to the Fund to cover trading costs. Past performance is not indicative of future performance.

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                                       PROFILE AT APRIL 30, 1997

PORTFOLIO          The Fund was launched on February 14, 1997.
COMMENTS
                   Initially, we favoured Latin America. Here we expected interest rate reductions and falling inflation. Both are good for stockmarkets. Latin American stocks are not expensive as investors have been nervous since the Mexican currency devaluation in late 1994. Politics are very important to domestic and international investors alike.
                   Looming elections in Mexico and Argentina and a privatisation programme in Brazil will keep politics uppermost in investors' minds. We do, therefore, expect some turbulence in these markets.

                   We are positive on the outlook for the EMEA markets (Europe, Middle East and Africa). We have already seen handsome returns from our stocks in Zimbabwe. We are excited by the pace of economic reform in selected African markets. We expect international investors to reassess the potential for this area and anticipate that investors will buy stocks. Middle Eastern markets should make further progress despite the stalling of the peace process.

                   We have been less keen on the Asian markets, except for China and India. Reforms in India and the freeing up of the Chinese economy and stockmarket provide us with good opportunities. Elsewhere, markets are suffering due to high interest rates and deteriorating current account balances. We are not tempted yet.

                   OUTLOOK

                   We expect emerging markets as a whole to benefit from international buying. We intend to reduce our exposure to Latin America and build positions in the EMEA region. We have very few holdings in South Africa at the moment, but will invest in smaller and medium-sized companies where opportunities arise. We expect this to give us exposure to the recovering economy and the expansion of South African companies into sub-Saharan Africa. Although markets may be quiet over the summer period, we expect good progress in the final quarter of 1997.


INVESTMENT         All members of the investment team report directly to Joe
MANAGER PROFILE    Scott Plummer (Chief Investment Officer) who has 27 years of investment experience. All funds are managed on a team basis with a named director heading each team.

                   James Fairweather, Deputy Chief Investment Officer, oversees the management of the MCBT Global Emerging Markets Fund.
                   The Fund is managed by Tristan Clube.

                   Tristan who graduated from Christ Church, Oxford with a degree in Earth Sciences, gained a PhD in Geophysics from Edinburgh University in 1985 and was awarded a Royal Society Fellowship to pursue scientific interests at a research institute in France. Tristan joined Martin Currie's Far East team in 1987, was appointed Director of Martin Currie Investment Management Ltd. in 1991, and became head of the Pacific Basin team in 1993. He was appointed head of the Emerging Markets team in 1995.

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                                       PROFILE AT APRIL 30, 1997

ASSET ALLOCATION
(% of net assets)

17 %     EUROPE
 8 %     AFRICA
42 %     LATIN AMERICA
 7 %     MIDDLE EAST
 5 %     OTHER AREAS
19 %     PACIFIC BASIN
 2 %     OTHER NET ASSETS


LARGEST HOLDINGS
BY REGION/COUNTRY                                                                        % OF NET ASSETS

                   LATIN AMERICA

                   Telebras, ADR                                (Brazil)                     5.7
                   Petrobras Petroleo Brasil                    (Brazil)                     4.7
                   Compania de Telefonos de Chile, ADR          (Chile)                      3.9

                   OTHER AREAS

                   Taiwan Opportunities Fund                    (Investment Companies)       4.8
                   Indian Opportunities Fund                    (Investment Companies)       2.6
                   East Europe Development Fund                 (Investment Companies)       2.1

                   PACIFIC BASIN

                   Commerce Asset Holdings                      (Malaysia)                   1.3

                   MIDDLE EAST

                   Commercial International Bank, GDR           (Egypt)                      1.1

                   AFRICA

                   Sasol                                        (South Africa)               1.1



                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                                         SCHEDULE OF INVESTMENTS
                                                                  APRIL 30, 1997

                                                              SHARES       VALUE
                                                            ----------   ----------
COMMON AND PREFERRED STOCKS AND RIGHTS - 98.4%
AFRICA - 8.1%
   SOUTH AFRICA - 6.4%
    ANGLO AMERICAN CORPORATION                                  6,400    $   408,771
    BARLOW LIMITED                                             44,000        484,876
    ELLERINE HOLDINGS LIMITED                                  20,000        125,942
    GENCOR LIMITED                                            114,000        479,433
    NAMPAK LIMITED                                            114,000        489,689
    NEW CLICKS HOLDINGS                                       290,000        332,621
    Q DATA SYSTEMS                                            145,000        302,620
    SASOL                                                      44,000        564,039
                                                                         -----------
    TOTAL SOUTH AFRICA - (COST $3,142,752)                                 3,187,991
                                                                         -----------

   ZIMBABWE - 1.7%
    MEIKLES AFRICA LIMITED                                    135,000        314,550
    NMBZ HOLDINGS *                                            60,000        171,000
    TRANS ZAMBEZI INDUSTRIES                                  375,000        375,000
                                                                         -----------
    TOTAL ZIMBABWE - (COST $705,979)                                         860,550
                                                                         -----------


TOTAL AFRICA - (COST  $3,848,731)                                          4,048,541
                                                                         -----------

EUROPE - 5.1%
   GREECE - 2.7%
    ALPHA CREDIT BANK, RIGHTS, 5/09/97 *                        8,200        582,584
    ERGO BANK                                                  11,430        753,275
                                                                         -----------
    TOTAL GREECE - (COST $1,140,206)                                       1,335,859
                                                                         -----------

   HUNGARY - 2.4%
    BORSODCHEM RT., GDR                                        11,500        419,750
    GEDEON RICHTER, GDR                                         5,700        427,500
    GRABOPLAST TEXTILE                                          8,300        380,507
                                                                         -----------
    TOTAL HUNGARY - (COST $1,240,621)                                      1,227,757
                                                                         -----------
TOTAL EUROPE - (COST  $2,380,827)                                          2,563,616
                                                                         -----------
LATIN AMERICA - 42.0%
   ARGENTINA - 2.5%
    TELEFONICA DE ARGENTINA, ADR                               38,000      1,263,500
                                                                         -----------
    TOTAL ARGENTINA - (COST $1,201,996)                                    1,263,500
                                                                         -----------

   BRAZIL - 22.9%
    CEMIG, ADR                                                 27,000      1,215,000
    ELECTROBRAS, ADR                                           55,000      1,230,625
    LIGHT SERVICOS DE ELETRICIDADE                          3,100,000      1,288,387
    PETROBRAS PETROLEO BRASIL                              11,200,000      2,353,738
    TELEBRAS, ADR                                              25,000      2,868,750
    TELEC DO RIO JANEIRO                                    7,800,000      1,298,166
    TELECOMUNICACOES DE SAO PAULO                           4,200,000      1,192,666
                                                                         -----------
    TOTAL BRAZIL - (COST $10,827,437)                                     11,447,332
                                                                        ------------


See notes to financial statements

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                                         SCHEDULE OF INVESTMENTS
                                                                  APRIL 30, 1997


                                                              SHARES         VALUE
                                                           ----------     ----------
LATIN AMERICA - Continued
   CHILE - 5.1%
    COMPANIA DE TELEFONOS DE CHILE, ADR                        60,000    $ 1,942,500
    PROVIDA, ADR                                               35,000        630,000
                                                                         -----------
    TOTAL CHILE - (COST $2,568,685)                                        2,572,500
                                                                         -----------
   MEXICO - 9.0%
    CIFRA SA DE CV, CL A                                       57,485         86,808
    CIFRA SA DE CV, CL B                                      470,000        721,576
    CORPORACION GEO, SERIES B *                               140,000        651,859
    EMPRESAS ICA SOCIEDAD, ADR                                 45,000        669,375
    TELEFONOS DE MEXICO, ADR                                   30,000      1,237,500
    TUBOS DE ACERO DE MEXICO, ADR *                            70,000      1,146,250
                                                                         -----------
    TOTAL MEXICO - (COST $4,582,061)                                       4,513,368
                                                                         -----------
   PERU - 1.6%
    TELEFONICA DEL PERU, ADR, CL B                             33,000        792,000
                                                                         -----------

    TOTAL PERU - (COST $751,556)                                             792,000
                                                                         -----------
   VENEZUELA - 0.9%
    COMPANIA ANONIMA NACIONAL TELEFONOS, ADR, CL D *           15,000        450,000
                                                                         -----------
    TOTAL VENEZUELA - (COST $469,220)                                        450,000
                                                                         -----------
TOTAL LATIN AMERICA - (COST  $20,400,955)                                 21,038,700
                                                                         -----------
MIDDLE EAST - 6.9%
   EGYPT - 3.0%
    AL-AHRAM BEVERAGES, GDR *                                  27,000        510,300
    COMMERCIAL INTERNATIONAL BANK, GDR *                       25,000        562,500
    SUEZ CEMENT, GDR *                                         22,000        409,200
                                                                         -----------
    TOTAL EGYPT - (COST $1,510,050)                                        1,482,000
                                                                         -----------
   ISRAEL - 2.1%
    ECI TELECOMMUNICATIONS                                     23,000        503,125
    TADIRAN TELECOMMUNICATIONS                                 27,000        526,500
                                                                         -----------
    TOTAL ISRAEL - (COST $1,060,895)                                       1,029,625
                                                                         -----------
    TURKEY - 1.8%
    AKCANSA CIMENTO A.S.                                    3,500,000        458,216
    YAPI KREDI BANKASI                                     11,000,000        462,458
                                                                         -----------
    TOTAL TURKEY - (COST $989,435)                                           920,674
                                                                         -----------
TOTAL MIDDLE EAST - (COST  $3,560,380)
                                                                           3,432,299
                                                                         -----------
PACIFIC BASIN - 19.0%
   CHINA - 4.5%
    GUANGDONG KELON ELECTRICAL                                650,000        629,316
    GUANGSHEN RAILWAY                                       1,100,000        525,399
        QINGLING MOTORS                                       900,000        493,771

See notes to financial statements

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                                         SCHEDULE OF INVESTMENTS
                                                                  APRIL 30, 1997








                                                            SHARES          VALUE
                                                          -----------    -----------
PACIFIC BASIN - Continued
   CHINA - Continued
    TINGYI                                                  2,400,000    $   585,555
    TOTAL CHINA - (COST $2,041,817)                                        2,234,041
                                                                         -----------

   HONG KONG - 2.3%
    CHINA OVERSEAS LAND & INVESTMENT                        1,000,000        564,771
    CITIC PACIFIC                                             105,000        567,934
                                                                         -----------

    TOTAL HONG KONG - (COST $1,028,234)                                    1,132,705
                                                                         -----------
   INDONESIA - 3.3%
    CITRAMARGA NUSAPHALA PERSADA                              530,000        463,477
    HANJAYA MANDALA SAMPOERNA                                  85,000        341,924
    LIPPO BANK *                                              430,000        411,420
    TELEKOMUNIKASI INDONESIA, SERIES B                        300,000        435,185
                                                                        ------------
    TOTAL INDONESIA - (COST $2,010,064)                                    1,652,006
                                                                        ------------
   MALAYSIA - 6.3%
    AMMB HOLDINGS                                              75,000        498,845
    COMMERCE ASSET HOLDINGS                                   110,000        657,161
    DIVERSIFIED RESOURCES                                     180,000        430,142
    MALAYSIAN ASSURANCE ALLIANCE                              110,000        591,445
    MULTIPURPOSE HOLDINGS                                     300,000        489,884
    UNITED ENGINEERS                                           72,000        510,435
                                                                         -----------
    TOTAL MALAYSIA - (COST $4,303,487)                                     3,177,912
                                                                         -----------

   PHILIPPINES - 2.6%
    BELLE CORPORATION *                                     1,600,000        382,253
    EQUITABLE BANKING CORPORATION *                           150,000        585,893
    FILINVEST LAND                                          1,500,000        352,673
                                                                         -----------
    TOTAL PHILIPPINES - (COST $1,684,073)                                  1,320,819
                                                                         -----------

TOTAL PACIFIC BASIN - (COST  $11,067,675)
                                                                           9,517,483
                                                                         -----------

OTHER AREAS - 17.3%
   INDIA - 6.4%
    GREAT EASTERN SHIPPING, GDR                                80,000        442,400
    LARSEN & TOUBRO, GDR                                       36,000        513,000
    MAHINDRA & MAHINDRA, GDR                                   50,000        622,000
    STATE BANK OF INDIA, GDR *                                 29,000        700,930
    TATA ELECTRIC COMPANIES, GDR                                1,500        495,000
    VIDESH SANCHAR NIGAM LIMITED, GDR (C) *                    23,000        450,800
                                                                         -----------
    TOTAL INDIA - (COST $3,148,255)                                        3,224,130
                                                                         -----------
   RUSSIA - 0.8%
    GAZPROM, ADR *                                              9,600        148,992
    LUKOIL HOLDING, ADR                                         4,700        266,137
                                                                         -----------
    TOTAL RUSSIA - (COST $494,025)                                           415,129
                                                                         -----------

See notes to financial statements

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                                         SCHEDULE OF INVESTMENTS
                                                                  APRIL 30, 1997






                                                              SHARES       VALUE
                                                           ------------  ----------
OTHER AREAS - CONTINUED
   INVESTMENT COMPANIES - 10.1%
    EAST EUROPE DEVELOPMENT FUND *                             25,000    $ 1,034,500
    INDIAN OPPORTUNITIES FUND (a) *                           140,000      1,301,300
    NEAR EAST OPPORTUNITIES FUND (b) *                         25,000        343,250
    TAIWAN OPPORTUNITIES FUND (b) *                           150,000      2,389,500
                                                                         -----------
    TOTAL INVESTMENT COMPANIES - (COST $4,593,000)                         5,068,550
                                                                         -----------

TOTAL OTHER AREAS - (COST  $8,235,280)                                     8,707,809
                                                                         -----------

TOTAL COMMON AND PREFERRED STOCKS AND RIGHTS-(COST  $49,493,848)+         49,308,448
                                                                         -----------


                                                            PRINCIPAL
                                                            AMOUNT
                                                           ----------
SHORT TERM INVESTMENT - 1.1%
    STATE STREET BANK AND TRUST REPURCHASE AGREEMENT,
     5.15%, 5/01/1997 (d)                                    $555,000        555,000
                                                                         -----------

TOTAL SHORT TERM INVESTMENT - (COST  $555,000)                               555,000
                                                                         -----------

TOTAL INVESTMENTS - (COST  $50,048,848) - 99.5%                           49,863,448
CASH, RECEIVABLES AND OTHER ASSETS, LESS LIABILITIES - 0.5%                  232,408
                                                                         -----------

NET ASSETS - 100.0%                                                      $50,095,856
                                                                         -----------
                                                                         -----------



*   Non-income producing security.
(a) The Indian Opportunities Fund is managed by Martin Currie Bermuda Ltd., an affiliate of Martin Currie Inc.
(b) Martin Currie Investment Management Ltd., which is affiliated to Martin Currie Inc., provides investment management services to the Near East Opportunities and Taiwan Opportunities Funds.
(c) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At the period end, the value of these securities amounted to $450,800 or 0.9% of net assets.
(d) The repurchase agreement, dated 4/30/97, $555,000 par, due 5/01/97, is collateralized by United States Treasury Notes, 5.125%, due 2/28/98, with a market value of $570,834.

+ Percentages of long term investments are presented in the portfolio by country. Percentages of long term investments by industry are as follows:
    Automobiles 3.1%, Banks 9.7%, Chemicals 0.8%, Commercial Services 0.9%, Computers 0.6%, Conglomerates 1.1%, Construction & Building Materials 4.0%, Construction & Mining Equipment 1.3%, Containers & Glass 1.0%, Diversified 0.7%, Drugs & Health Care 0.9%, Electric Utilities 8.4%, Engineering 1.0%, Financial Services 4.1%, Food & Beverages 2.2%, Gas Exploration 0.8%, Hotels & Restaurants 0.6%, Household Appliances & Home Furnishings 1.3%, Industrial Machinery 1.0%, Insurance 1.2%, Investment Companies 10.1%, Manufacturing 3.1%, Mining 1.0%, Oil & Gas 6.6%, Real Estate 1.8%, Retail Trade 2.5%, Telecommunication 10.7%, Telecommunications Equipment 2.1%, Telecommunications Services 7.3%, Telephone 5.9%, Tobacco 0.7%, Transportation 1.9%.

ADR American Depositary Receipts.
GDR Global Depositary Receipts.
GDS Global Depositary Shares.
See notes to financial statements.

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                             STATEMENT OF ASSETS AND LIABILITIES
                                                                  APRIL 30, 1997



ASSETS
    Investments in securities, at value (cost $49,493,848) (Note B)          $ 49,308,448
    Investments in repurchase agreements, at value (Note B)                       555,000
                                                                             -------------
       Total Investments                                                       49,863,448
    Cash                                                                            1,603
    Foreign currency, at value (cost $29,367) (Note B)                             29,347
    Dividend and interest receivable                                              293,140
    Prepaid insurance expense                                                       4,929
    Deferred organization expenses (Note B)                                        12,183
                                                                             -------------
    TOTAL ASSETS                                                               50,204,650
                                                                             -------------
LIABILITIES
    Management fee payable (Note C)                                                77,760
    Administration fee payable (Note C)                                             3,381
    Trustees fees payable (Note C)                                                    448
    Accrued expenses and other liabilities                                         27,205
                                                                             -------------
       TOTAL LIABILITIES                                                          108,794
                                                                             -------------
TOTAL NET ASSETS                                                              $50,095,856
                                                                             -------------
                                                                             -------------
COMPOSITION OF NET ASSETS:
    Paid-in-capital                                                           $50,000,000
    Undistributed net investment income                                           275,775
    Accumulated net realized gain on investment and foreign
       currency transactions                                                        5,684
    Net unrealized depreciation on investment and foreign
        currency transactions                                                    (185,603)
                                                                             -------------
TOTAL NET ASSETS                                                              $50,095,856
                                                                             -------------
                                                                             -------------
NET ASSET VALUE PER SHARE                                                    $      10.02
                                                                             -------------
                                                                             -------------

($50,095,856 / 5,000,000 shares of beneficial interest outstanding)



See notes to financial statements.

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                                         STATEMENT OF OPERATIONS
                        FOR THE PERIOD FEBRUARY 14, 1997* THROUGH APRIL 30, 1997




INVESTMENT INCOME
     Interest income                                                           $    96,021
     Dividend income                                                               357,231
     Foreign taxes withheld                                                        (23,102)
                                                                               -----------

        TOTAL INVESTMENT INCOME                                                    430,150
                                                                               -----------
EXPENSES
     Management fee (Note C)                                                        77,760
     Custodian fee                                                                  32,000
     Administration fee (Note C)                                                     8,372
     Audit fee                                                                      12,700
     Legal fees                                                                      1,500
     Transfer agent fee                                                              1,374
     Trustees fees (Note C)                                                            448
     Amortization of deferred organization expenses                                    555
     Miscellaneous expenses                                                          3,072
                                                                               -----------
        TOTAL EXPENSES                                                             137,781
                                                                               -----------
NET INVESTMENT INCOME
                                                                                   292,369
                                                                               -----------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN CURRENCY
     Net realized gain on investments                                                5,684
     Net realized loss on foreign currency transactions                            (16,594)
     Net unrealized depreciation on:
        Investments                                                               (185,400)
        Foreign currency transactions                                                 (203)
                                                                               -----------
NET LOSS ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS
                                                                                  (196,513)
                                                                               -----------
NET INCREASE IN NET ASSETS FROM OPERATIONS                                     $    95,856
                                                                               -----------
                                                                               -----------


*   Commencement of investment operations.

See notes to financial statements.

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                              STATEMENT OF CHANGES IN NET ASSETS
                        FOR THE PERIOD FEBRUARY 14, 1997* THROUGH APRIL 30, 1997




NET ASSETS at beginning of period                                           $           0
INCREASE IN NET ASSETS FROM OPERATIONS:
    Net investment income                                                         292,369
    Net realized gain on investment transactions                                    5,684
    Net realized loss on foreign currency transactions                            (16,594)
    Net unrealized depreciation on:
       Investments                                                               (185,400)
       Foreign currency transactions                                                 (203)
                                                                              -----------
    Net increase in net assets from operations                                     95,856
                                                                              -----------
CAPITAL SHARE TRANSACTIONS:
    Net proceeds from sales of shares                                          50,000,000
                                                                              -----------
    Total increase in net assets from capital share transactions               50,000,000
                                                                              -----------
NET INCREASE IN NET ASSETS                                                     50,095,856
                                                                              -----------

NET ASSETS at end of period (includes undistributed net investment            $50,095,856
   income of $275,775)                                                        -----------
                                                                              -----------

OTHER INFORMATION:
CAPITAL SHARE TRANSACTIONS:
    Shares sold                                                                 5,000,000
                                                                              -----------
    Net share transactions                                                      5,000,000
                                                                              -----------
                                                                              -----------

*   Commencement of investment operations.

See notes to financial statements.

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                                            FINANCIAL HIGHLIGHTS
                                          FOR A SHARE OUTSTANDING FOR THE PERIOD
                                       FEBRUARY 14, 1997* THROUGH APRIL 30, 1997


PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                         $     10.000

Net investment income                                                               0.055
Net realized and unrealized loss on investment
    and foreign currency transactions                                              (0.035)
                                                                              -----------
Total from investment operations                                                    0.020
                                                                              -----------

Net asset value, end of period                                               $     10.020
                                                                              -----------
                                                                              -----------

TOTAL INVESTMENT RETURN (1) (2)                                                     0.20%
                                                                              -----------
                                                                              -----------
RATIOS AND SUPPLEMENTAL DATA
Net assets, end of period                                                    $50,095,856
Operating expenses, net, to average net assets (Note C)                             1.33%  (3)
Operating expenses, gross, to average net assets (Note C)                           1.33%  (3)
Net investment income to average net assets                                         2.83%  (3)
Portfolio turnover rate                                                                0%
Average commission rate per share (4)                                        $     0.002


-------------------------------------------------------------------------------
*   Commencement of investment operations.
(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees.
    Total return would have been lower had certain expenses not been waived.
(2) Periods less than one year are not annualized.
(3) Annualized.
(4) The average commission rate paid is applicable for Funds that invest greater than 10% of average net assets in equity transactions on which commissions are charged.

See notes to financial statements.

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                                  NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION
Martin Currie Business Trust ("MCBT") (the "Trust") is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company organized as a Massachusetts business trust on May 20, 1994. The Trust offers six funds which have differing investment objectives and policies: Global Growth Fund, Opportunistic EAFE Fund, Global Emerging Markets Fund, Japan Small Companies Fund, Emerging Americas Fund and Emerging Asia Fund, (the "Funds"). The MCBT Global Emerging Markets Fund (the "Fund") commenced investment operations on February 14, 1997. The Fund's Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest, without par value.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

VALUATION OF INVESTMENTS - The Fund's portfolio securities traded on a securities exchange are valued at the last quoted sale price, or, if no sale occurs, at the mean of the most recent quoted bid and asked prices. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices. Prices for securities which are primarily traded in foreign markets are furnished by quotation services expressed in the local currency's value and are translated into U.S. dollars at the current rate of exchange. Short-term securities and debt securities with a remaining maturity of 60 days or less are valued at their amortized cost. Options and futures contracts are valued at the last sale price on the market where such options or futures contract is principally traded. Options traded over-the-counter are valued based upon prices provided by market makers in such securities or dealers in such currencies. Securities for which current market quotations are unavailable or for which quotations are not deemed by the investment adviser to be representative of market values are valued at fair value as determined in good faith by the Trustees of the Fund, or by persons acting pursuant to procedures established by the Trustees.

REPURCHASE AGREEMENTS - In connection with transactions in repurchase agreements, the Fund's custodian takes possession of the underlying collateral securities, the value or market price of which is at least equal to the principal amount, including interest, of the repurchase transaction. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. In the event of default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. Under certain circumstances, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings.

INVESTMENT TRANSACTIONS - Investment security transactions are recorded on the date of purchase or sale. Realized gains and losses from security transactions are determined on the basis of identified cost.

INVESTMENT INCOME - Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Investment income is recorded net of foreign taxes withheld where recovery of such taxes is uncertain.

FOREIGN CURRENCY TRANSLATIONS - The records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at a current rate of exchange of such currency to determine the value of investments, other assets and liabilities on the date of any determination of net asset value of the Fund. Purchases and sales of securities and income and expenses are converted at the prevailing rate of exchange on the respective dates of such transactions.

The Fund may realize currency gains or losses between the trade and settlement dates on security transactions. To minimize such currency gains or losses, the Fund may enter into forward foreign currency contracts.

The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund on each day and the resulting net unrealized appreciation, depreciation and related net receivable or payable amounts are determined by using forward currency exchange rates supplied by a quotation service.

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

FOREIGN CURRENCY TRANSLATIONS (CONTINUED) - Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on security transactions, and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received. The effects of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, and are included with the net realized and unrealized gain or loss on investment securities.

FORWARD FOREIGN CURRENCY CONTRACTS - A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency.

EXPENSES - Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributable to a Fund are either split evenly among the affected Funds, allocated on the basis of relative average net assets, or otherwise allocated among the Funds as the Board of Trustees may direct or approve. Certain costs incurred in connection with the organization of the Trust and each Fund have been deferred and are being amortized on a straight line basis over a five year period starting on each Fund's commencement of operations.

DISTRIBUTIONS TO SHAREHOLDERS - The Fund declares and distributes dividends from net investment income, if any, and distributes its net realized capital gains, if any, at least annually. All distributions will be reinvested in shares of the Fund at the net asset value unless the shareholder elects in the subscription agreement to receive cash. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for passive foreign investment companies (PFIC's), foreign currency transactions, losses deferred due to wash sales, post October 31 losses and excise tax regulations. Permanent book and tax differences relating to shareholder distributions will result in reclassifications to paid-in-capital. Distributions are recorded on the ex-dividend date.

PURCHASES AND REDEMPTIONS OF FUND SHARES - There is a purchase premium for cash investments into the Fund of 1.00% of the amount invested and a redemption fee on cash redemptions of 1.00% of the amount redeemed. All purchase premiums and redemption fees are paid to and retained by the Fund and are recorded as paid-in-capital by the Fund. These fees are intended to offset brokerage and transaction costs arising in connection with the purchase and redemption. The purchase and redemption fees may be waived by the Manager, however, if these brokerage and transaction costs are minimal or in other circumstances at the Manager's discretion. For the period ended April 30, 1997, no purchase premiums or redemption fees were collected.

INCOME TAXES - Each Fund of the Trust is treated as a separate entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Funds will not be subject to federal income taxes to the extent that they distribute substantially all of their taxable income, including realized capital gains, for the fiscal year. In addition, by distributing substantially all of their net investment income, capital gains and certain other amounts, if any, during the calendar year, the Funds will not be subject to a federal excise tax.

The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or repatriated. Taxes are accrued and applied to net investment income, net realized gains and unrealized appreciation as such income and/or gains are earned.

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                       NOTES TO FINANCIAL STATEMENTS (Continued)

INCOME TAXES (CONTINUED) - The Fund intends to make an election under Internal Revenue Code Section 853 to pass through foreign taxes paid by the Fund to its shareholders. During the year ended April 30, 1997 the total amount of foreign taxes that will be passed through to the shareholders and the foreign source income for information reporting purposes will be $11,109 (of the total $23,102 taxes withheld) and $357,254, respectively.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses at the date of the financial statements. Actual results could differ from these estimates.

NOTE C - AGREEMENTS AND FEES
The Fund has entered into a Management Contract with Martin Currie Inc. (the "Investment Manager"), a wholly owned subsidiary of Martin Currie Ltd. Under the Management Contract, the Fund pays the Investment Manager a quarterly management fee at the annual rate of 0.80% of the Fund's average net assets.

State Street Bank and Trust Company (the "Administrator") serves as administrator of the Fund. The Administrator performs certain administrative services for the Fund. The Fund pays the Administrator a fee at the rate of 0.08% of the Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

Trustees of the Trust who are not interested persons receive aggregate annual fees of $20,000.

NOTE D - INVESTMENT TRANSACTIONS
Purchases and proceeds from sales and maturities of investments, excluding short-term securities for the period ended April 30, 1997 were $49,493,848 and $5,684, respectively.

The identified cost of investments in securities and repurchase agreements owned for federal income tax purposes and their respective gross unrealized appreciation and depreciation at April 30, 1997 were as follows:



                              IDENTIFIED                       GROSS UNREALIZED                 NET UNREALIZED
                                COST                   APPRECIATION         (DEPRECIATION)       DEPRECIATION
                            ------------              --------------        --------------      --------------
                            $ 50,545,898              $ 2,157,214           $ (2,839,664)       $ (682,450)



NOTE E - PRINCIPAL SHAREHOLDERS
As of April 30, 1997, 100% of the Fund's outstanding shares were held by one shareholder.

NOTE F - CONCENTRATION OF RISK
The Fund will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange). Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments and capital gains, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                       NOTES TO FINANCIAL STATEMENTS (Continued)

CONCENTRATION OF RISK (CONTINUED) - The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets. Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization, restrictions on foreign ownership, imposition of witholding taxes on dividend or interest payments and capital gains, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries. Political change or instability may adversely affect the economies and securities markets of such countries.

                           REPORT OF INDEPENDENT ACCOUNTANTS



To the Trustees and Shareholders of the
Martin Currie Business Trust - Global Emerging Markets

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Global Emerging Markets Fund (the "Fund") at April 30, 1997, and the results of its operations, the changes in its net assets and the financial highlights for the period from February 14, 1997 (commencement of operations) through April 30, 1997, in conformity with generally accepted accounting principles. These financial statements and the financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities at April 30, 1997 by correspondence with the custodian, provides a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Boston, Massachusetts
June 17, 1997

                            MARTIN CURRIE BUSINESS TRUST

                              ------------------------

                               TRUSTEES  AND OFFICERS

                    C. James P. Dawnay, TRUSTEE AND PRESIDENT *
                              Simon D. Eccles, TRUSTEE
                           Patrick R. Wilmerding, TRUSTEE
                  W. Stewart Coghill, VICE PRESIDENT AND TREASURER
                          J. Grant Wilson, VICE PRESIDENT
                           Julian M.C. Livingston, CLERK

                                * INTERESTED TRUSTEE

                              ------------------------


                                 INVESTMENT MANAGER

                                Martin Currie, Inc.
                                   Saltire Court
                                 20 Castle Terrace
                                 Edinburgh EH1 2ES
                                      Scotland
                                011-44-131-229-5252

                                 Regulated by IMRO

                     Registered Investment Adviser with the SEC
                              -----------------------

-------------------------------------------------------------------------------
The information contained in this report is intended for general informational purposes only. This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current Private Placement Memorandum which contains important information concerning the Fund and its current offering of shares.
-------------------------------------------------------------------------------

                          MARTIN CURRIE BUSINESS TRUST
                           JAPAN SMALL COMPANIES FUND








                                 ANNUAL REPORT

                                APRIL 30, 1997

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1997


OBJECTIVE     Long-term capital appreciation through active management of a diversified portfolio of equities in Japanese companies with relatively small capitalization, which may not have wide market recognition.

LAUNCH DATE   August 15, 1994

FUND SIZE     $66.7m

PERFORMANCE   Total return from May 1, 1996 through April 30, 1997

              - MCBT - Japan Small Companies Fund (excluding all
                transaction fees)                                        (22.7%)
              - MCBT - Japan Small Companies Fund (including all
                transaction fees)                                        (24.2%)
              - Tokyo Stock Exchange - Second Section Index              (38.3%)

              Annualized total return from August 15, 1994 through April 30, 1997

              - MCBT - Japan Small Companies Fund (excluding all
                transaction fees)                                         (6.2%)
              - MCBT - Japan Small Companies Fund (including all
                transaction fees)                                         (6.9%)

              The graph below represents the annualized total return of the portfolio including all transaction fees versus the Tokyo Stock Exchange - Second Section Index from September 1, 1994 through April 30, 1997.

              - MCBT - Japan Small Companies Fund (excluding all
                transaction fees)                                         (6.4%)
              - MCBT - Japan Small Companies Fund (including all
                transaction fees)                                         (7.1%)
              - Tokyo Stock Exchange - Second Section Index              (20.5%)

                                     [GRAPH]

(a) Performance for the benchmark is not available from August 15, 1994 (commencement of investment operations). For that reason, performance is shown from September 1, 1994.

Performance shown is net of all fees after reimbursement from the Manager. Returns and net asset values of fund investments will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total returns would have been lower had certain expenses not been waived during the period shown. Each performance figure including all transaction fees assumes purchase at the beginning and redemption at the end of the stated period and is calculated using an offering price which reflects a transaction fee of 100 basis points on purchase and 100 basis points on redemption. Transaction fees are paid to the Fund to cover trading costs. Past performance is not indicative of future performance.

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1997

PORTFOLIO         The Japanese market fell heavily over the 12 month period.
COMMENTS          A very weak currency reduced still further the returns to
                  a US$-based investor. Small companies fared worse than their larger counterparts. The currency hedge we had in place for most of the year ensured that the fund return was better than that of the index. Our stock selection was also good.

                  More pessimistic forecasts for economic growth in 1997 drove the stockmarket down. A less active consumer and the inability of the government to stimulate consumption led to the lowering of estimates. Interest rates are at historic lows and capital has been flowing out of Japan. Companies have taken advantage of these extremely low interest rates to raise convertible bond issues. This dilutes ordinary shareholders.

                  During the year, we shortened the list of stocks which we were holding. We sold very small companies, such as Ten Allied, NAC and PCA, because we felt uncomfortable with illiquid companies. We have sought good value new issues, such as Yusen Air, Nippon Broadcasting, Tsubaki, Nakashima and Bridgestone Metalpha. These have boosted our returns. We also benefited from the strong performance of Circle
                  K, a medium-sized convenience store.

                  Outlook

                  The outlook unfortunately remains cloudy. For a fully fledged recovery in stock prices, we would need to see a pick up in the economy - something which remains elusive. Severe problems persist in the financial system (an example is the recent bankruptcy of Nissan Mutual Life). In addition, the deregulation initiatives currently underway will probably lead to margin pressures in most targeted industries as competition increases. Smaller companies have performed very badly and we expect to see some recovery in 1997.

INVESTMENT        All members of the investment team report directly to Joe
MANAGER           Scott Plummer (Chief Investment Officer) who has 27 years
PROFILE           of investment experience.  All funds are managed on a team basis with a named director heading each team.

                  Michael Thomas has managed the MCBT Japan Small Companies Fund since inception.

                  Michael graduated from Bristol University with a degree in Economics and joined stockbrokers Vickers da Costa in 1973. He began covering the Japanese markets in 1975 and became Director of the Japanese department in 1982. A specialist on Japan, he joined Martin Currie in 1989 as a director and head of the Far East investment team.

                  He has recently been joined by Keith Donaldson. Keith graduated from the University of Kingston-upon-Hull with a degree in Social Studies. Having spent five years as a financial analyst with Wood Mackenzie, followed by four years with UBS Philips and Drew. Keith moved to Tokyo in 1988 as Vice President and head of Japanese equity sales at Morgan Stanley, then joined Martin Currie's Japan team as an assistant director in 1997.

LARGEST HOLDINGS                                       % OF NET ASSETS

                  Circle K Japan                            4.2
                  Taisho Pharmaceutical                     3.7
                  Meitec                                    3.0
                  Fuji Machine Manufacturing                3.0
                  Promise                                   2.6

                                                 MCBT JAPAN SMALL COMPANIES FUND
--------------------------------------------------------------------------------
                                                         SCHEDULE OF INVESTMENTS
                                                                  APRIL 30, 1997

                                                                              SHARES         VALUE
                                                                              ------         -----
COMMON STOCK, WARRANTS AND CONVERTIBLE BONDS - 94.3%
COMMON STOCK - 80.1%
   AIPHONE                                                                       49,600   $    679,907
   ASIA SECURITIES PRINTING                                                      55,000        823,256
   BRIDGESTONE METALPHA                                                          67,000        533,108
   BROTHER INDUSTRIES                                                           134,000        505,660
   CANON APTEX                                                                   88,000      1,227,085
   CHAIN STORE OKUWA                                                              5,000         49,632
   CHIYODA                                                                       70,000        871,312
   CHIYODA FIRE & MARINE                                                         11,550         41,401
   CHUGOKU BANK                                                                 100,000      1,284,122
   CIRCLE K JAPAN                                                                60,480      2,777,787
   COCO'S JAPAN                                                                  50,000        350,573
   DAIFUKU                                                                      100,000      1,150,195
   DAIWA LOGISTICS                                                               94,800      1,194,942
   EIDEN SAKAKIYA                                                                74,000        594,635
   EXEDY                                                                         86,200      1,018,632
   FUJI MACHINE MANUFACTURING                                                    70,000      1,974,239
   FUJITSU BUSINESS SYSTEMS                                                      40,000        806,712
   GLORY                                                                         20,000        362,390
   HIKARI TSUSHIN                                                                17,940      1,003,458
   HIRATA TECHNICAL                                                              74,400        691,630
   HIROSE ELECTRIC                                                               30,800      1,683,948
   KATO DENKI                                                                    45,000        347,422
   KIRIN BEVERAGE                                                               110,000      1,499,193
   MABUCHI MOTOR                                                                 28,000      1,418,364
   MAEZAWA INDUSTRIES                                                           100,000      1,213,219
   MEITEC                                                                       100,000      2,001,024
   MELCO                                                                          3,300         93,071
   MIURA                                                                         44,000        540,749
   NATIONAL HOUSE INDUSTRIAL                                                     80,000        945,366
   NICHICON                                                                     120,000      1,314,058
   NIPPON BROADCASTING SYSTEM                                                     9,000        673,573
   NIPPON KONPO UNYU SOKO                                                       129,000        757,120
   NIPPON SYSTEM DEVELOPMENT                                                     49,000        613,779
   NISSHA PRINTING                                                              110,000        979,241
   NITTO KOHKI                                                                   33,000        933,312
   NORITSU KOKI                                                                     600         25,572
   ORGANO                                                                        39,000        242,415
   ORIENTAL CONSTRUCTION                                                         60,500        428,006
   PROMISE                                                                       41,300      1,708,158
   RISO KAGAKU                                                                   20,000      1,181,707
   ROHTO PHARMACEUTICAL                                                          80,000        762,595
   RYOSAN                                                                        65,000      1,377,477
   SANKI ENGINEERING                                                            160,000      1,285,697
   SANKYO                                                                        60,300      1,391,886
   SANTEN PHARMACEUTICAL                                                         88,770      1,594,482
   SHIMACHU                                                                      40,000        961,122
   SONY MUSIC ENTERTAINMENT                                                      40,000      1,373,932

See notes to financial statements.

                                                 MCBT JAPAN SMALL COMPANIES FUND
--------------------------------------------------------------------------------
                                                         SCHEDULE OF INVESTMENTS
                                                                  APRIL 30, 1997

                                                                              SHARES         VALUE
                                                                              ------         -----
COMMON STOCK - CONTINUED
   TAISHO PHARMACEUTICAL                                                        100,000   $  2,473,707
   TOKAI LEASE                                                                   60,000        233,033
   TSUBAKI NAKASHIMA                                                            140,000      1,102,927
   UNI-CHARM                                                                     40,000      1,225,824
   XEBIO                                                                         35,000        821,680
   YOROZU                                                                        50,000        582,976
   YUSEN AIR & SEA SERVICE                                                       49,000      1,698,507
                                                                                          ------------
   TOTAL COMMON STOCK - (COST $65,727,345)                                                  53,425,818
                                                                                          ------------

CONVERTIBLE BONDS - 13.9%
   JONAS, 1.35%, 12/30/1999                                                Y106,500,000      1,202,304
   KONAMI, 0.75%, 03/31/2000                                               Y160,000,000      1,632,332
   MIRAI INDUSTRY, 2.30%, 03/20/2002                                       Y138,000,000      1,522,039
   NAMCO, 0.80%, 09/28/2001                                                Y 50,000,000        464,805
   NAMCO, 0.90%, 09/30/2003                                                Y110,000,000      1,026,904
   NITTO DENKO, NO 4, 3.90%, 03/30/2001                                    Y 70,000,000        766,534
   RISO KAGAKU, 4.50%, 03/31/1999                                          Y 61,000,000        539,189
   SHOWA, 1.70%, 09/29/2000                                                Y111,000,000      1,040,611
   TAIYO YUDEN, 1.15%, 09/30/2008                                          Y100,000,000      1,087,171
                                                                                          ------------
   TOTAL CONVERTIBLE BONDS - (COST $9,672,626)                                               9,281,889
                                                                                          ------------

WARRANTS - 0.3%
   NIPPON ENGINEERING CONSULTANTS *                                               1,500         24,422
   SATORI *                                                                         200         85,000
   TAMPOPO *                                                                        150        102,656
                                                                                          ------------
   TOTAL WARRANTS - (COST $494,115)                                                            212,078
                                                                                          ------------

TOTAL COMMON STOCK, WARRANTS AND CONVERTIBLE BONDS - (COST $75,894,086) +                   62,919,785
                                                                                          ------------

                                                                             PRINCIPAL
                                                                              AMOUNT
                                                                              ------
SHORT TERM INVESTMENT - 5.5%
   STATE STREET BANK AND TRUST REPURCHASE AGREEMENT, 5.15%, 5/01/1997 (A)   $ 3,713,000      3,713,000
                                                                                          ------------
TOTAL SHORT TERM INVESTMENT - (COST $3,713,000)                                              3,713,000
                                                                                          ------------

TOTAL INVESTMENTS - (COST  $79,607,086) - 99.8%                                             66,632,785
CASH, RECEIVABLES AND OTHER ASSETS, LESS LIABILITIES - 0.2%                                    115,871
                                                                                          ------------

NET ASSETS - 100.0%                                                                       $ 66,748,656
                                                                                          ------------
                                                                                          ------------

*   Non-income producing security.
Y   Denominated in Japanese yen.
(a) The repurchase agreement, dated 4/30/97, $3,713,000 par, due 5/01/97, is collateralized by United States Treasury Notes, 6.25%, due 3/31/99, with a market value of $3,790,505.

+ Percentages of long term investments by industry are as follows: Auto Parts 3.5%, Banks 1.9%, Broadcasting 1.0%, Building & Construction 4.3%, Commercial Services 0.3%, Computers & Business Equipment 6.8%, Drugs & Health Care 9.3%, Electrical Equipment 10.2%, Electronics 7.1%, Engineering 2.0%, Entertainment 2.1%, Financial Services 2.7%, Food & Beverages 4.0%, Industrial Machinery 10.9%, Insurance 0.1%, Metals 2.5%, Paper 1.8%, Photography 1.8%, Printing 2.7%, Retail Trade 10.1%, Semi-Conductor Manufacturing Equipment 0.5%, Shipbuilding 0.8%, Software 2.4%, Transportation 5.5%.

See notes to financial statements.

                                                 MCBT JAPAN SMALL COMPANIES FUND
--------------------------------------------------------------------------------
                                             STATEMENT OF ASSETS AND LIABILITIES
                                                                  APRIL 30, 1997

ASSETS
  Investments in securities, at value (cost $75,894,086) (Note B)               $  62,919,785
  Investments in repurchase agreements, at value (Note B)                           3,713,000
                                                                                -------------
    Total Investments                                                              66,632,785
  Cash                                                                                    218
  Foreign currency, at value (cost $105,885) (Note B)                                 105,677
  Dividend and interest receivable                                                    190,860
  Prepaid insurance expense                                                             5,787
  Deferred organization expenses (Note B)                                               5,841
                                                                                -------------
    TOTAL ASSETS                                                                   66,941,168
                                                                                -------------
LIABILITIES
  Management fee payable (Note C)                                                     160,104
  Administration fee payable (Note C)                                                   4,595
  Trustees fees payable (Note C)                                                        1,631
  Accrued expenses and other liabilities                                               26,182
                                                                                -------------
TOTAL LIABILITIES                                                                     192,512
                                                                                -------------
TOTAL NET ASSETS                                                                $  66,748,656
                                                                                -------------
                                                                                -------------
COMPOSITION OF NET ASSETS:
  Paid-in-capital                                                               $  82,621,142
  Undistributed net investment income                                                  89,565
  Accumulated net realized loss on investment and foreign currency transactions    (2,983,152)
  Net unrealized depreciation on investment and foreign currency transactions     (12,978,899)
                                                                                -------------
TOTAL NET ASSETS                                                                $  66,748,656
                                                                                -------------
                                                                                -------------
NET ASSET VALUE PER SHARE                                                       $        7.72
($66,748,656 / 8,646,904 shares of beneficial interest outstanding)             -------------
                                                                                -------------

See notes to financial statements.

                                                 MCBT JAPAN SMALL COMPANIES FUND
--------------------------------------------------------------------------------
                                                         STATEMENT OF OPERATIONS
                                                       YEAR ENDED APRIL 30, 1997

INVESTMENT INCOME
  Interest income                                                           $  298,662
  Dividend income                                                              465,031
  Foreign taxes withheld                                                       (83,182)
                                                                         -------------
    TOTAL INVESTMENT INCOME                                                    680,511
                                                                         -------------
EXPENSES
  Management fee (Note C)                                                      797,216
  Custodian fee                                                                 89,740
  Administration fee (Note C)                                                   63,807
  Audit fee                                                                     24,189
  Legal fees                                                                     4,694
  Transfer agent fee                                                             7,143
  Trustees fees (Note C)                                                         3,300
  Amortization of deferred organization expenses                                 2,548
  Miscellaneous expenses                                                        13,675
                                                                         -------------
    TOTAL EXPENSES                                                           1,006,312
                                                                         -------------
NET INVESTMENT LOSS                                                           (325,801)
                                                                         -------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN CURRENCY
  Net realized loss on investments                                          (1,933,163)
  Net realized gain on foreign currency transactions                         2,960,291
  Net unrealized appreciation (depreciation) on:
    Investments                                                            (21,908,955)
    Foreign currency transactions                                              449,601
                                                                         -------------
NET LOSS ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS                  (20,432,226)
                                                                         -------------
NET DECREASE IN NET ASSETS FROM OPERATIONS                               $ (20,758,027)
                                                                         -------------
                                                                         -------------

See notes to financial statements.

                                                 MCBT JAPAN SMALL COMPANIES FUND
--------------------------------------------------------------------------------
                                              STATEMENT OF CHANGES IN NET ASSETS


                                                                            YEAR          YEAR
                                                                            ENDED          ENDED
                                                                       APRIL 30, 1997 APRIL 30, 1996
                                                                       -------------- --------------
NET ASSETS at beginning of period                                       $ 88,863,054   $ 44,969,083
                                                                        ------------   ------------
INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS:
  Net investment loss                                                       (325,801)      (219,975)
  Net realized gain (loss) on investment transactions                     (1,933,163)       323,979
  Net realized gain on foreign currency transactions                       2,960,291      2,490,116
  Net unrealized appreciation (depreciation) on:
    Investments                                                          (21,908,955)     8,273,355
    Foreign currency transactions                                            449,601       (929,597)
                                                                        ------------   ------------
  Net increase (decrease) in net assets from operations                  (20,758,027)     9,937,878
                                                                        ------------   ------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
  Net investment income                                                   (1,659,257)             0
  In excess of net investment income                                      (2,562,640)      (639,196)
  Net realized gains                                                        (814,535)             0
  In excess of net realized gains                                           (330,947)             0
                                                                        ------------   ------------
  Total distributions                                                     (5,367,379)      (639,196)
                                                                        ------------   ------------
CAPITAL SHARE TRANSACTIONS:
  Net proceeds from sales of shares                                        7,729,431     33,742,120
  Reinvestment of dividends and distributions to shareholders              5,251,397        611,375
  Cost of shares repurchased                                              (9,125,750)      (100,000)
  Paid in capital from subscription and redemption fees                      155,930        341,794
                                                                        ------------   ------------
  Total increase in net assets from capital share transactions             4,011,008     34,595,289
                                                                        ------------   ------------
NET INCREASE (DECREASE) IN NET ASSETS                                    (22,114,398)    43,893,971
                                                                        ------------   ------------
NET ASSETS at end of period (net of accumulated net investment          $ 66,748,656   $ 88,863,054
  income of $89,565 and $1,985,058, respectively)                       ------------   ------------
                                                                        ------------   ------------
OTHER INFORMATION:
CAPITAL SHARE TRANSACTIONS:
  Shares sold                                                                816,185      3,514,816
  Shares issued in reinvestment of distributions to shareholders             628,158         61,943
  Less shares repurchased                                                 (1,045,143)       (10,493)
                                                                        ------------   ------------
  Net share transactions                                                     399,200      3,566,266
                                                                        ------------   ------------
                                                                        ------------   ------------

See notes to financial statements.

                                                 MCBT JAPAN SMALL COMPANIES FUND
--------------------------------------------------------------------------------
                                                            FINANCIAL HIGHLIGHTS
                                          FOR A SHARE OUTSTANDING FOR THE PERIOD

                                                                              YEAR         YEAR (5)   AUGUST 15, 1994*
                                                                              ENDED          ENDED         THROUGH
                                                                         APRIL 30, 1997 APRIL 30, 1996 APRIL 30, 1995
                                                                         -------------- -------------- ---------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                       $  10.770       $  9.610      $  10.000

Net investment income(loss)                                                   (0.027)        (0.034)         0.013
Net realized and unrealized gain(loss) on investment
  and foreign currency transactions                                           (2.384)         1.248         (0.492)
                                                                        ------------   ------------   ------------
Total from investment operations                                              (2.411)         1.214         (0.479)
                                                                        ------------   ------------   ------------
Less distributions:
     Net investment income                                                    (0.203)         0.000         (0.002)
     In excess of net investment income                                       (0.314)        (0.097)         0.000
     Net realized gains                                                       (0.100)         0.000         (0.003)
     In excess of net realized gains                                          (0.040)         0.000         (0.000)
                                                                        ------------   ------------   ------------
Total distributions                                                           (0.657)        (0.097)        (0.005)
                                                                        ------------   ------------   ------------
Paid in capital from subscription and redemption fees (Note B)                 0.018          0.043          0.094
                                                                        ------------   ------------   ------------

Net asset value, end of period                                              $  7.720      $  10.770       $  9.610
                                                                        ------------   ------------   ------------
                                                                        ------------   ------------   ------------

TOTAL INVESTMENT RETURN (1)                                                   (22.69)%       13.13%          (3.85)%(2)
                                                                        ------------   ------------   ------------
                                                                        ------------   ------------   ------------

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of period                                               $ 66,748,656   $ 88,863,054   $ 44,969,083
                                                                        ------------   ------------   ------------
Operating expenses, net, to average net assets (Note C)                        1.26%          1.37%          1.50%(3)
Operating expenses, gross, to average net assets (Note C)                      1.26%          1.37%          1.72%(3)
Net investment income(loss) to average net assets                              (0.41)%        (0.36)%        0.37%(3)
Portfolio turnover rate                                                          26%            37%            33%
Average commission rate per share (4)                                      $  0.0612      $  0.0763            N/A
Per share amount of fees waived (Note C)                                   $   0.000      $   0.000       $  0.008

--------------------------------------------------------------------------------
*   Commencement of investment operations.
(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees. Total return would have been lower had certain expenses not been waived.
(2) Periods less than one year are not annualized.
(3) Annualized.
(4) The average commission rate paid is applicable for Funds that invest greater than 10% of average net assets in equity transactions on which commissions are charged. This disclosure is required for fiscal periods beginning on or after September 1, 1995.
(5) The per share amounts were computed using an average number of shares outstanding during the year.

See notes to financial statements.

                                                 MCBT JAPAN SMALL COMPANIES FUND
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS


NOTE A - ORGANIZATION
Martin Currie Business Trust ("MCBT") (the "Trust") is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company organized as a Massachusetts business trust on May 20, 1994. The Trust offers six funds which have differing investment objectives and policies: Global Growth Fund, Opportunistic EAFE Fund, Global Emerging Markets Fund, Japan Small Companies Fund, Emerging Americas Fund and Emerging Asia Fund, (the "Funds"). The MCBT Japan Small Companies Fund (the "Fund") commenced investment operations on August 15, 1994. The Fund's Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest, without par value.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

VALUATION OF INVESTMENTS - The Fund's portfolio securities traded on a securities exchange are valued at the last quoted sale price, or, if no sale occurs, at the mean of the most recent quoted bid and asked prices. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices. Prices for securities which are primarily traded in foreign markets are furnished by quotation services expressed in the local currency's value and are translated into U.S. dollars at the current rate of exchange. Short-term securities and debt securities with a remaining maturity of 60 days or less are valued at their amortized cost. Options and futures contracts are valued at the last sale price on the market where such options or futures contract is principally traded. Options traded over-the-counter are valued based upon prices provided by market makers in such securities or dealers in such currencies. Securities for which current market quotations are unavailable or for which quotations are not deemed by the investment adviser to be representative of market values are valued at fair value as determined in good faith by the Trustees of the Fund, or by persons acting pursuant to procedures established by the Trustees.

REPURCHASE AGREEMENTS - In connection with transactions in repurchase agreements, the Fund's custodian takes possession of the underlying collateral securities, the value or market price of which is at least equal to the principal amount, including interest, of the repurchase transaction. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. In the event of default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. Under certain circumstances, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings.

INVESTMENT TRANSACTIONS - Investment security transactions are recorded on the date of purchase or sale. Realized gains and losses from security transactions are determined on the basis of identified cost.

INVESTMENT INCOME - Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Investment income is recorded net of foreign taxes withheld where recovery of such taxes is uncertain.

FOREIGN CURRENCY TRANSLATIONS - The records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at a current rate of exchange of such currency to determine the value of investments, other assets and liabilities on the date of any determination of net asset value of the Fund. Purchases and sales of securities and income and expenses are converted at the prevailing rate of exchange on the respective dates of such transactions.

The Fund may realize currency gains or losses between the trade and settlement dates on security transactions. To minimize such currency gains or losses, the Fund may enter into forward foreign currency contracts.

The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund on each day and the resulting net unrealized appreciation, depreciation and related net receivable or payable amounts are determined by using forward currency exchange rates supplied by a quotation service.

                                                 MCBT JAPAN SMALL COMPANIES FUND
--------------------------------------------------------------------------------
                                       NOTES TO FINANCIAL STATEMENTS (Continued)

FOREIGN CURRENCY TRANSLATIONS (CONTINUED) - Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on security transactions, and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received. The effects of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, and are included with the net realized and unrealized gain or loss on investment securities.

FORWARD FOREIGN CURRENCY CONTRACTS - A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency.

EXPENSES - Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributable to a Fund are either split evenly among the affected Funds, allocated on the basis of relative average net assets, or otherwise allocated among the Funds as the Board of Trustees may direct or approve. Certain costs incurred in connection with the organization of the Trust and each Fund have been deferred and are being amortized on a straight line basis over a five year period starting on each Fund's commencement of operations.

DISTRIBUTIONS TO SHAREHOLDERS - The Fund declares and distributes dividends from net investment income, if any, and distributes its net realized capital gains, if any, at least annually. All distributions will be reinvested in shares of the Fund at the net asset value unless the shareholder elects in the subscription agreement to receive cash. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for passive foreign investment companies (PFIC's), foreign currency transactions, losses deferred due to wash sales, post October 31 losses and excise tax regulations. Permanent book and tax differences relating to shareholder distributions will result in reclassifications to paid-in-capital. Distributions are recorded on the ex-dividend date.

PURCHASES AND REDEMPTIONS OF FUND SHARES - There is a purchase premium for cash investments into the Fund of 1.00% of the amount invested and a redemption fee on cash redemptions of 1.00% of the amount redeemed. All purchase premiums and redemption fees are paid to and retained by the Fund and are recorded as paid-in-capital by the Fund. These fees are intended to offset brokerage and transaction costs arising in connection with the purchase and redemption. The purchase and redemption fees may be waived by the Manager, however, if these brokerage and transaction costs are minimal or in other circumstances at the Manager's discretion. For the year ended April 30, 1997, $71,510 was collected in purchase premiums and $84,420 was collected in redemption fees.

INCOME TAXES - Each Fund of the Trust is treated as a separate entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Funds will not be subject to federal income taxes to the extent that they distribute substantially all of their taxable income, including realized capital gains, for the fiscal year. In addition, by distributing substantially all of their net investment income, capital gains and certain other amounts, if any, during the calendar year, the Funds will not be subject to a federal excise tax. As of April 30, 1997 the Fund has elected for Federal income tax purposes to defer a $2,981,901 current year post October 31 loss as though the loss was incurred on the first day of the next fiscal year.

The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or repatriated. Taxes are accrued and applied to net investment income, net realized gains and unrealized appreciation as such income and/or gains are earned.

                                                 MCBT JAPAN SMALL COMPANIES FUND
--------------------------------------------------------------------------------
                                       NOTES TO FINANCIAL STATEMENTS (Continued)

INCOME TAXES (CONTINUED) - The Fund intends to make an election under Internal Revenue Code Section 853 to pass through foreign taxes paid by the Fund to its shareholders. During the year ended April 30, 1997 the total amount of foreign taxes that will be passed through to the shareholders and the foreign source income for information reporting purposes will be $83,182 and $603,045, respectively.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses at the date of the financial statements. Actual results could differ from these estimates.

NOTE C - AGREEMENTS AND FEES
The Fund has entered into a Management Contract with Martin Currie Inc. (the "Investment Manager"), a wholly owned subsidiary of Martin Currie Ltd. Under the Management Contract, the Fund pays the Investment Manager a quarterly management fee at the annual rate of 1.00% of the Fund's average net assets.

The Investment Manager has voluntarily undertaken to reduce its fee until further notice to the extent necessary to limit the Fund's annual expenses (including the management fee but excluding brokerage commissions, transfer taxes, and extraordinary expenses) to 1.50% of the Fund's average net assets on an annualized basis. For the year ended April 30, 1997, it was not necessary for the Investment Manager to waive any of its fees.

State Street Bank and Trust Company (the "Administrator") serves as administrator of the Fund. The Administrator performs certain administrative services for the Fund. The Fund pays the Administrator a fee at the rate of 0.08% of the Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

Trustees of the Trust who are not interested persons receive aggregate annual fees of $20,000.

NOTE D - INVESTMENT TRANSACTIONS
Purchases and proceeds from sales and maturities of investments, excluding short-term securities for the year ended April 30, 1997 were $20,742,202 and $19,271,196, respectively.

The identified cost of investments in securities and repurchase agreements owned for federal income tax purposes and their respective gross unrealized appreciation and depreciation at April 30, 1997 were as follows:

     IDENTIFIED       GROSS UNREALIZED           NET UNREALIZED
       COST      APPRECIATION   (DEPRECIATION)   (DEPRECIATION)
   ------------  ------------   --------------   --------------
   $ 79,647,974   $ 3,248,129   $ (16,263,318)   $ (13,015,189)

NOTE E - PRINCIPAL SHAREHOLDERS
As of April 30, 1997 there was one shareholder who owned greater than 10% of the Fund's outstanding shares, representing 28% of the Fund.


NOTE F - CONCENTRATION OF RISK
Investment in foreign securities generally involves special risks. Additional risks are present in the case of a fund such as the Japan Small Companies Fund which will invest most of its assets in the issuers of a single foreign country. This means that the Fund's performance will be directly affected by political, economic and market conditions in Japan. In addition, since the Japanese economy depends to some extent on foreign trade, the relationships between Japan and its trading partners and between the yen and other currencies are expected to have a significant impact on particular Japanese companies and on the Japanese economy generally. The Fund is designed for investors who are willing to accept the risks associated with changes in such conditions and relationships.

                      REPORT OF INDEPENDENT ACCOUNTANTS






To the Trustees and Shareholders of the
Martin Currie Business Trust - Japan Small Companies Fund


In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Japan Small Companies Fund (the "Fund") at April 30, 1997, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and the financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April 30, 1997 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Boston, Massachusetts
June 17, 1997

                          MARTIN CURRIE BUSINESS TRUST

                              ____________________


                             TRUSTEES  AND OFFICERS

                  C. James P. Dawnay, TRUSTEE AND PRESIDENT *
                            Simon D. Eccles, TRUSTEE
                         Patrick R. Wilmerding, TRUSTEE
               W. Stewart Coghill, VICE PRESIDENT AND TREASURER
                         J. Grant Wilson, VICE PRESIDENT
                          Julian M.C. Livingston, CLERK

                              * INTERESTED TRUSTEE
                              ____________________



                               INVESTMENT MANAGER

                               Martin Currie, Inc.
                                  Saltire Court
                                20 Castle Terrace
                                Edinburgh EH1 2ES
                               011-44-131-229-5252

                                Regulated by IMRO

                     Registered Investment Adviser with the SEC
                              ____________________



The information contained in this report is intended for general informational purposes only. This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current Private Placement Memorandum which contains important information concerning the Fund and its current offering of shares.

                             MARTIN CURRIE BUSINESS TRUST
                                EMERGING AMERICAS FUND








                                    ANNUAL REPORT

                                    APRIL 30, 1997

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1997



OBJECTIVE    Long-term capital appreciation through active management of a diversified portfolio of equities in countries of the Western
             Hemisphere with emerging markets and developing economies.

LAUNCH DATE  September 19, 1994

FUND SIZE    $194.6m

PERFORMANCE  Total return from May 1, 1996 through April 30, 1997

             - MCBT - Emerging Americas Fund (excluding all transaction
               fees)                                                     + 23.5%
             - MCBT - Emerging Americas Fund (including all transaction
               fees)                                                     + 19.3%
             - The Morgan Stanley Capital International Latin America
               (Free) Index                                              + 33.3%

             Annualized total return from September 19, 1994 through April 30, 1997

             - MCBT - Emerging Americas Fund (excluding all transaction
               fees)                                                      (1.9%)
             - MCBT - Emerging Americas Fund (including all transaction
               fees)                                                      (3.2%)

             The graph below represents the annualized total return of the portfolio including all transaction fees versus the Morgan Stanley Capital International Latin America (Free) Index from October 1, 1994 through April 30, 1997.

             - MCBT - Emerging Americas Fund (excluding all transaction
               fees)                                                      (3.7%)
             - MCBT - Emerging Americas Fund (including all transaction
               fees)                                                      (5.0%)
             - The Morgan Stanley Capital International Latin America
               (Free) Index                                               (0.4%)

                                      [graph]

(a) Performance for the benchmark is not available from September 19, 1994 (commencement of investment operations). For that reason, performance is shown from October 1, 1994.

Performance shown is net of all fees after reimbursement from the Manager. Returns and net asset values of fund investments will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total returns would have been lower had certain expenses not been waived during the period shown. Each performance figure including all transaction fees assumes purchase at the beginning and redemption at the end of the stated period and is calculated using an offering price which reflects a transaction fee of 175 basis points on purchase and 175 basis points on redemption. Transaction fees are paid to the Fund to cover trading costs. Past performance is not indicative of future performance.

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1997

PORTFOLIO  It has been a good year for Latin American equities.  The MSCI Latin
COMMENTS America (Free) Index has risen by 33.3%. Brazil, Colombia and Argentina were the star performers. New subscriptions have helped to swell the size of the fund from US$89.6m at the beginning of the 12 month period to US$194.6m now.

           Economies across the region are recovering and interest rates are falling. Inflation has declined and currencies have stabilised. Strong oil prices have been good for Venezuela and Mexico. It is not, therefore, surprising that the international investor has returned to the region.

           Our largest position was in BRAZIL. Here we have bought and held privatisation and electrical utility stocks such as Telebras, Telesp and Cemig. We had to wait until the second half of the year to reap the benefits of this strategy.

           Our MEXICAN portfolio was very focused. We favoured domestic stocks because we expected consumption to rise. Even though the consumer recovery did not materialise, stocks such as Soriana performed well earlier in the year. We also bought stocks which benefit directly from stronger economic activity such as Tamsa and Corporacion Geo. They have served us well.

           Elsewhere, we reduced our exposure to ARGENTINA in December in anticipation of a rise in US interest rates. We established
           holdings in VENEZUELA.   Here, CANTV, the first privatisation
           issue, provided us with a good opportunity to make money. We also added to our CHILEAN exposure, buying CTC.

           Outlook

           We expect markets to pause for breath before moving ahead towards the end of the calendar year. Looming elections in Mexico and Argentina may create short-term turbulence.

           Longer-term, economic growth of 4-5% across the region, falling interest rates and deregulation make Latin America attractive.

INVESTMENT All members of the investment team report directly to Joe Scott MANAGER Plummer (Chief Investment Officer), who has 27 years investment PROFILE experience. All funds are managed on a team basis with a named director heading each team.

           James Fairweather has managed the MCBT Emerging Americas Fund since inception.

           James spent three years with Montague Loebl Stanley & Co. as an institutional sales and economic assistant. Moved into Eurobond sales for 18 months with Kleinwort Benson before joining Martin Currie in 1984. He has worked in our Far East, North American and Continental European investment teams. Appointed a director in 1987, he became head of our Continental Europe team in 1992. A member of the asset allocation committee, James was appointed Deputy Chief Investment Officer in 1994 with overall responsibility for our investments in emerging markets.

           Joanna Terrett assists James.

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1997

ASSET ALLOCATION
    (% of net assets)



39%     Brazil
25%     Mexico
10%     Argentina
 4%     Peru
 4%     Other Areas
13%     Chile
 5%     Other Net Assets

                                       [CHART]




LARGEST HOLDINGS
BY COUNTRY                          % OF NET ASSETS

    BRAZIL

    Telebras, ADR                          10.0
    Telec do Rio Janeiro                    3.3

    MEXICO

    Bufete Industrial, ADR                  2.7
    Empresas La Moderna                     2.6

    ARGENTINA

    Banco de Galicia, ADR                   3.3
    Compania Perez Companc                  3.2

    CHILE

    Compania de Telefonos de Chile          4.7

    PERU

    Telefonica del Peru, CL B               3.0

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997

                                                         SHARES       VALUE
                                                         ------       -----

COMMON AND PREFERRED STOCKS - 94.9%
ARGENTINA - 9.9%
    ARGENTINA EQUITY INVESTMENTS *                        15,000   $  1,590,600
    BANCO DE GALICIA, ADR                                261,098      6,352,025
    COMPANIA PEREZ COMPANC                               778,567      6,314,810
    IMPORTADORA Y EXPORTADORA PATAGONIA                   90,000      1,125,112
    TELEFONICA DE ARGENTINA, ADR                         114,000      3,790,500
                                                                    -----------
       TOTAL ARGENTINA - (COST $13,409,932)                          19,173,047
                                                                    -----------
BRAZIL - 39.3%
    BANCO ITAU                                         7,910,000      4,276,681
    BRASMOTOR                                          5,850,000      1,402,680
    BRAZIL FAST FOOD *                                   312,500        703,125
    BRAZIL REALTY, GDR                                    50,000      1,349,318
    BRAZILIAN EQUITY INVESTMENTS *                        44,000      1,395,240
    CEMIG, ADR                                            85,063      3,827,835
    COMPANIA VALE DO RIO DOCE, ADR                       145,800      3,715,261
    ELETROBRAS                                        12,105,000      5,474,852
    GLOBEX UTILIDADES                                    115,000      2,054,537
    KLABIN FABRICADORA                                 3,500,000      3,620,122
    LIGHT SERVICOS DE ELETRICIDADE                     9,500,000      3,948,284
    MULTICANAL PARTICIPACOES, ADR *                       73,000      1,058,500
    PETROBRAS PETROLEO BRASIL                         20,000,000      4,203,103
    TELEBRAS, ADR                                        168,945     19,386,439
    TELEC DO RIO JANEIRO                              38,500,000      6,407,616
    TELECOMUNICACOES DE SAO PAULO                     10,740,000      3,049,817
    TV FILME INC. *                                      300,000      3,337,500
    UNIAO DE BANCOS BRASILIEROS                      104,130,000      3,846,984
    USIMINAS, ADR                                        296,700      3,450,621
                                                                    -----------
       TOTAL BRAZIL - (COST $54,640,382)                             76,508,515
                                                                    -----------
CHILE - 12.6%
    BANCO A. EDWARDS, ADR                                160,000      3,360,000
    COMPANIA DE TELEFONOS DE CHILE, ADR                  280,000      9,065,000
    ENERSIS, ADR                                          37,400      1,178,100
    LABORATORIO CHILE, ADR                               180,000      3,960,000
    MADECO, ADR                                           62,320      1,706,010
    MADERAS Y SINTETICO SOCIEDAD, ADS                     74,800      1,196,800
    PROVIDA, ADR                                         135,000      2,430,000
    SOCIEDAD QUIMICA Y MINERA, ADR                        28,200      1,670,850
                                                                    -----------
       TOTAL CHILE - (COST $21,962,858)                              24,566,760
                                                                    -----------
COLOMBIA - 1.8%
    BANCO GANADERO, ADR, CL B                              4,500        154,125
    BANCO GANADERO, ADR, CL C                            120,000      3,315,000
                                                                    -----------
       TOTAL COLOMBIA - (COST $3,241,470)                             3,469,125
                                                                    -----------

See notes to financial statements.

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997

                                                         SHARES       VALUE
                                                         ------       -----

MEXICO - 25.2%
    BUFETE INDUSTRIAL, ADR *                             270,000   $  5,163,750
    CEMEX, CL B                                          900,000      3,295,790
    CIFRA SA DE CV, CL A                                 331,453        500,527
    CIFRA SA DE CV, CL B                               2,710,000      4,160,574
    COCA COLA FEMSA, ADR                                  85,050      2,966,119
    CONSORCIO ARA *                                      450,000      1,528,975
    CONTROLADORA COMERCIAL MEXICANA, GDR *                35,000        533,750
    CORPORACION GEO, SERIES B *                          430,000      2,002,139
    CORPORACION INDUSTRIAL ALFA, CL A                    825,244      4,527,860
    EMPRESAS LA MODERNA                                1,000,000      5,134,336
    GRUPO FINANCIERO BANAMEX, CL B                     1,950,000      4,176,556
    GRUPO INDUSTRIAL CAMESA SA DE CV *                 1,000,000        553,703
    HYLSAMEX, GDS                                        113,000      2,902,970
    KIMBERLY CLARKE, ADR                                  80,000      1,520,000
    SAN LUIS CPO                                         545,000      3,147,989
    TELEFONOS DE MEXICO, ADR                              81,000      3,341,250
    TUBOS DE ACERO DE MEXICO, ADR *                      224,400      3,674,550
                                                                    -----------
       TOTAL MEXICO - (COST $43,238,654)                             49,130,838
                                                                    -----------
PERU - 3.6%
    MINAS BUENAVENTURA, ADR                               42,000        913,500
    MINAS BUENAVENTURA, CL A                               7,862         73,900
    MINAS BUENAVENTURA, CL B                               1,965         21,309
    PERU REAL ESTATE, CL B *                           2,176,100        285,792
    TELEFONICA DEL PERU, CL B                          2,408,512      5,802,119
                                                                    -----------
       TOTAL PERU - (COST $6,699,275)                                 7,096,620
                                                                    -----------
VENEZUELA - 2.5%
    COMPANIA ANONIMA NACIONAL TELEFONOS, ADR, CL D *      62,000      1,860,000
    MAVESA, ADR                                          275,000      1,890,625
    SIVENSA, ADR                                         350,000      1,050,000
                                                                    -----------
       TOTAL VENEZUELA - (COST $4,830,511)                            4,800,625
                                                                    -----------
TOTAL COMMON AND PREFERRED STOCKS - (COST $148,023,082) +           184,745,530
                                                                    -----------
                                                      PRINCIPAL
                                                       AMOUNT
                                                       ------
SHORT TERM INVESTMENT - 3.6%
    STATE STREET BANK AND TRUST REPURCHASE AGREEMENT,
    5.15%, 5/01/1997 (A)                             $ 6,954,000      6,954,000
                                                                    -----------
TOTAL SHORT TERM INVESTMENT - (COST $6,954,000)                       6,954,000
                                                                    -----------

See notes to financial statements.

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997

                                                         SHARES       VALUE
                                                         ------       -----

TOTAL INVESTMENTS - (COST  $154,977,082) - 98.5%                  $ 191,699,530
CASH, RECEIVABLES AND OTHER ASSETS, LESS LIABILITIES - 1.5%           2,897,297
                                                                    -----------
NET ASSETS - 100.0%                                              $  194,596,827
                                                                    -----------
                                                                    -----------

*    Non-income producing security.
(a) The repurchase agreement, dated 4/30/97, $6,954,000 par due 5/01/97, is collateralized by United States Treasury Notes, 6.25%, due 3/31/99, with a market value of $7,094,661.

+ Percentages of long term investments are presented in the portfolio by country. Percentages of long term investments by industry are as follows:
     Auto Parts 0.7%, Banks 14.3%, Chemicals 0.9%, Construction and Building Materials 4.2%, Direct 0.3%, Drugs & Health Care 2.0%, Electric Utilities 6.8%, Electrical Equipment 0.9%, Engineering 2.7%, Food & Beverages 5.5%, Insurance 2.3%, Investment Companies 1.5%, Manufacturing 1.0%, Mining 2.4%, Oil & Gas 2.2%, Paper 2.6%, Petroleum Services 3.9%, Real Estate 1.6%, Retail 0.6%, Retail Trade 5.3%, Steel 3.8%, Telecommunication 15.4%, Telecommunications Services 10.3%, Telephone 3.7%.

ADR  American Depositary Receipts.
ADS  American Depositary Shares.
GDR  Global Depositary Receipts.
GDS  Global Depositary Shares.

See notes to financial statements.

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                            STATEMENT OF ASSETS AND LIABILITIES
                                                                 APRIL 30, 1997

ASSETS
   Investments in securities, at value (cost $148,023,082) (Note B)               $ 184,745,530
   Investments in repurchase agreements, at value (Note B)                            6,954,000
                                                                                  -------------
         Total Investments                                                          191,699,530
   Cash                                                                                     938
   Foreign currency, at value (cost $79,255) (Note B)                                    79,196
   Receivable for investments sold                                                    3,441,757
   Dividend and interest receivable                                                   1,121,764
   Foreign tax reclaims receivable                                                        5,587
   Prepaid insurance expense                                                             15,664
   Deferred organization expenses (Note B)                                                6,085
                                                                                  -------------
         TOTAL ASSETS                                                               196,370,521
                                                                                  -------------
LIABILITIES
   Payable for investments purchased                                                  1,026,103
   Management fee payable (Note C)                                                      680,059
   Administration fee payable (Note C)                                                   13,305
   Trustees fees payable (Note C)                                                         2,486
   Accrued expenses and other liabilities                                                51,741
                                                                                  -------------
         TOTAL LIABILITIES                                                            1,773,694
                                                                                  -------------
TOTAL NET ASSETS                                                                  $ 194,596,827
                                                                                  -------------
                                                                                  -------------
COMPOSITION OF NET ASSETS:
   Paid-in-capital                                                                $ 167,440,183
   Undistributed net investment income                                                  233,331
   Accumulated net realized loss on investment and foreign currency transactions     (9,798,953)
   Net unrealized appreciation on investment and foreign currency transactions       36,722,266
                                                                                  -------------
TOTAL NET ASSETS                                                                  $ 194,596,827
                                                                                  -------------
                                                                                  -------------
NET ASSET VALUE PER SHARE                                                         $        9.43
($194,596,827 / 20,646,341 shares of beneficial interest outstanding)             -------------
                                                                                  -------------

See notes to financial statements.

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                                        STATEMENT OF OPERATIONS
                                                      YEAR ENDED APRIL 30, 1997

INVESTMENT INCOME
   Interest income                                                   $  339,275
   Dividend income                                                    3,204,198
   Foreign taxes withheld                                              (218,810)
                                                                    -----------
         TOTAL INVESTMENT INCOME                                      3,324,663
                                                                    -----------
EXPENSES
   Management fee (Note C)                                            2,157,383
   Custodian fee                                                        208,238
   Administration fee (Note C)                                          111,619
   Audit fee                                                             24,194
   Legal fees                                                            10,888
   Transfer agent fee                                                     6,835
   Trustees fees (Note C)                                                 5,172
   Amortization of deferred organization expenses                         2,548
   Miscellaneous expenses                                                16,988
   Fees and expenses waived by the investment  manager (Note C)        (104,649)
                                                                    -----------
         TOTAL EXPENSES                                               2,439,216
                                                                    -----------
NET INVESTMENT INCOME                                                   885,447
                                                                    -----------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN CURRENCY
   Net realized gain on investments                                   1,359,144
   Net realized loss on foreign currency transactions                   (70,475)
   Net increase in unrealized appreciation on:
         Investments                                                 31,143,844
         Foreign currency transactions                                      330
                                                                    -----------
NET GAIN ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS            32,432,843
                                                                    -----------
NET INCREASE IN NET ASSETS FROM OPERATIONS                          $33,318,290
                                                                    -----------
                                                                    -----------
See notes to financial statements.

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                             STATEMENT OF CHANGES IN NET ASSETS

                                                                           YEAR            YEAR
                                                                           ENDED           ENDED
                                                                      APRIL 30, 1997  APRIL 30, 1996
                                                                      --------------  --------------
NET ASSETS at beginning of period                                      $  89,599,602   $ 39,833,637
                                                                       -------------   ------------
INCREASE IN NET ASSETS FROM OPERATIONS:
   Net investment income                                                     885,447        532,282
   Net realized gain (loss) on investment transactions                     1,359,144     (1,320,182)
   Net realized loss on foreign currency transactions                        (70,475)      (431,239)
   Net unrealized appreciation (depreciation) on:
         Investments                                                      31,143,844      8,674,586
         Foreign currency transactions                                           330           (209)
                                                                       -------------   ------------
   Net increase in net assets from operations                             33,318,290      7,455,238
                                                                       -------------   ------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
   Net investment income                                                    (581,714)      (369,749)
                                                                       -------------   ------------
CAPITAL SHARE TRANSACTIONS:
   Net proceeds from sales of shares                                      73,420,567     49,179,620
   Reinvestment of dividends and distributions to shareholders               564,807        353,471
   Cost of shares repurchased                                             (3,086,300)    (7,864,000)
   Paid in capital from subscription and redemption fees                   1,361,575      1,011,385
                                                                       -------------   ------------
   Total increase in net assets from capital share transactions           72,260,649     42,680,476
                                                                       -------------   ------------
NET INCREASE IN NET ASSETS                                               104,997,225     49,765,965
                                                                       -------------   ------------
NET ASSETS at end of period (net of accumulated net investment         $ 194,596,827   $ 89,599,602
   income of $233,331 and $74, respectively)                           -------------   ------------
                                                                       -------------   ------------
OTHER INFORMATION:
CAPITAL SHARE TRANSACTIONS:
   Shares sold                                                             9,227,999      6,887,372
   Shares issued in reinvestment of distributions to shareholders             69,729         51,526
   Less shares repurchased                                                  (351,983)    (1,057,543)
                                                                       -------------   ------------
   Net share transactions                                                  8,945,745      5,881,355
                                                                       -------------   ------------
                                                                       -------------   ------------

See notes to financial statements.

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                                           FINANCIAL HIGHLIGHTS
                                         FOR A SHARE OUTSTANDING FOR THE PERIOD

                                                                           YEAR            YEAR       SEPT. 19, 1994*
                                                                           ENDED           ENDED         THROUGH
                                                                      APRIL 30, 1997  APRIL 30, 1996  APRIL 30, 1995
                                                                      --------------  --------------  --------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                        $  7.660       $  6.850      $  10.000

Net investment income(loss)                                                    0.040          0.025         (0.004)
Net realized and unrealized gain(loss) on investment
  and foreign currency transactions                                            1.688          0.720         (3.298)
                                                                       -------------   ------------   ------------
Total from investment operations                                               1.728          0.745         (3.302)
                                                                       -------------   ------------   ------------
Less distributions:
  Dividends from net investment income                                        (0.029)        (0.040)         0.000
                                                                       -------------   ------------   ------------
Paid in capital from subscription and redemption fees (Note B)                 0.071          0.105          0.152
                                                                       -------------   ------------   ------------

Net asset value, end of period                                              $  9.430       $  7.660       $  6.850
                                                                       -------------   ------------   ------------
                                                                       -------------   ------------   ------------

TOTAL INVESTMENT RETURN (1)                                                   23.55%         12.48%         (31.50)%(2)
                                                                       -------------   ------------   ------------
                                                                       -------------   ------------   ------------

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of period                                               $194,596,827   $ 89,599,602   $ 39,833,637
Operating expenses, net, to average net assets (Note C)                        1.70%          1.70%          1.80%(3)
Operating expenses, gross, to average net assets (Note C)                      1.77%          1.95%          1.80%(3)
Net investment income(loss) to average net assets                              0.62%          0.88%          (0.11)%(3)
Portfolio turnover rate                                                          50%            61%            89%
Average commission rate per share (4)                                      $  0.0002      $  0.0001            N/A
Per share amount of fees waived (Note C)                                    $  0.005       $  0.007       $  0.000

-------------------------------------------------------------------------------
*    Commencement of investment operations.
(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees.
(2)  Periods less than one year are not annualized.
(3)  Annualized.
(4) The average commission rate paid is applicable for Funds that invest greater than 10% of average net assets in equity transactions on which commissions are charged. This disclosure is required for fiscal periods beginning on or after September 1, 1995.
See notes to financial statements.

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                                  NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION
Martin Currie Business Trust ("MCBT") (the "Trust") is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company organized as a Massachusetts business trust on May 20, 1994. The Trust offers six funds which have differing investment objectives and policies: Global Growth Fund, Opportunistic EAFE Fund, Global Emerging Markets Fund, Japan Small Companies Fund, Emerging Americas Fund and Emerging Asia Fund, (the "Funds"). The MCBT Emerging Americas Fund (the "Fund") commenced investment operations on September 19, 1994. The Fund's Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest, without par value.


NOTE B - SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

VALUATION OF INVESTMENTS - The Fund's portfolio securities traded on a securities exchange are valued at the last quoted sale price, or, if no sale occurs, at the mean of the most recent quoted bid and asked prices. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices. Prices for securities which are primarily traded in foreign markets are furnished by quotation services expressed in the local currency's value and are translated into U.S. dollars at the current rate of exchange. Short-term securities and debt securities with a remaining maturity of 60 days or less are valued at their amortized cost. Options and futures contracts are valued at the last sale price on the market where such options or futures contract is principally traded. Options traded over-the-counter are valued based upon prices provided by market makers in such securities or dealers in such currencies. Securities for which current market quotations are unavailable or for which quotations are not deemed by the investment adviser to be representative of market values are valued at fair value as determined in good faith by the Trustees of the Fund, or by persons acting pursuant to procedures established by the Trustees.

REPURCHASE AGREEMENTS - In connection with transactions in repurchase agreements, the Fund's custodian takes possession of the underlying collateral securities, the value or market price of which is at least equal to the principal amount, including interest, of the repurchase transaction. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. In the event of default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. Under certain circumstances, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings.

INVESTMENT TRANSACTIONS - Investment security transactions are recorded on the date of purchase or sale. Realized gains and losses from security transactions are determined on the basis of identified cost.

INVESTMENT INCOME - Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Investment income is recorded net of foreign taxes withheld where recovery of such taxes is uncertain.

FOREIGN CURRENCY TRANSLATIONS - The records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at a current rate of exchange of such currency to determine the value of investments, other assets and liabilities on the date of any determination of net asset value of the Fund. Purchases and sales of securities and income and expenses are converted at the prevailing rate of exchange on the respective dates of such transactions.

The Fund may realize currency gains or losses between the trade and settlement dates on security transactions. To minimize such currency gains or losses, the Fund may enter into forward foreign currency contracts.

The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund on each day and the resulting net unrealized appreciation, depreciation and related net receivable or payable amounts are determined by using forward currency exchange rates supplied by a quotation service.

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

FOREIGN CURRENCY TRANSLATIONS (CONTINUED) - Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on security transactions, and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received. The effects of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, and are included with the net realized and unrealized gain or loss on investment securities.

FORWARD FOREIGN CURRENCY CONTRACTS - A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency.

EXPENSES - Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributable to a Fund are either split evenly among the affected Funds, allocated on the basis of relative average net assets, or otherwise allocated among the Funds as the Board of Trustees may direct or approve. Certain costs incurred in connection with the organization of the Trust and each Fund have been deferred and are being amortized on a straight line basis over a five year period starting on each Fund's commencement of operations.

DISTRIBUTIONS TO SHAREHOLDERS - The Fund declares and distributes dividends from net investment income, if any, and distributes its net realized capital gains, if any, at least annually. All distributions will be reinvested in shares of the Fund at the net asset value unless the shareholder elects in the subscription agreement to receive cash. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for passive foreign investment companies (PFIC's), foreign currency transactions, losses deferred due to wash sales, post October 31 losses and excise tax regulations. Permanent book and tax differences relating to shareholder distributions will result in reclassifications to paid-in-capital. Distributions are recorded on the ex-dividend date.

PURCHASES AND REDEMPTIONS OF FUND SHARES - There is a purchase premium for cash investments into the Fund of 1.75% of the amount invested and a redemption fee on cash redemptions of 1.75% of the amount redeemed. All purchase premiums and redemption fees are paid to and retained by the Fund and are recorded as paid-in-capital by the Fund. These fees are intended to offset brokerage and transaction costs arising in connection with the purchase and redemption. The purchase and redemption fees may be waived by the Manager, however, if these brokerage and transaction costs are minimal or in other circumstances at the Manager's discretion. For the year ended April 30, 1997, $1,307,675 was collected in purchase premiums and $53,900 was collected in redemption fees.

INCOME TAXES - Each Fund of the Trust is treated as a separate entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Funds will not be subject to federal income taxes to the extent that they distribute substantially all of their taxable income, including realized capital gains, for the fiscal year. In addition, by distributing substantially all of their net investment income, capital gains and certain other amounts, if any, during the calendar year, the Funds will not be subject to a federal excise tax. As of April 30, 1997 the Fund has a realized capital loss carryforward, for Federal income tax purposes, of $9,535,196 (expires April 30, 2004), available to be used to offset future realized capital gains. As of April 30, 1997 the Fund has elected for Federal income tax purposes to defer a $44,693 current year post October 31 loss as though the loss was incurred on the first day of the next fiscal year.

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

INCOME TAXES (CONTINUED) - The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or repatriated. Taxes are accrued and applied to net investment income, net realized gains and unrealized appreciation as such income and/or gains are earned.

The Fund intends to make an election under Internal Revenue Code Section 853 to pass through foreign taxes paid by the Fund to its shareholders. During the year ended April 30, 1997 the total amount of foreign taxes that will be passed through to the shareholders and the foreign source income for information reporting purposes will be $207,307 (of the total $218,810 taxes withheld) and $3,209,921, respectively.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses at the date of the financial statements. Actual results could differ from these estimates.

NOTE C - AGREEMENTS AND FEES
The Fund has entered into a Management Contract with Martin Currie Inc. (the "Investment Manager"), a wholly owned subsidiary of Martin Currie Ltd. Under the Management Contract, the Fund pays the Investment Manager a quarterly management fee at the annual rate of 1.50% of the Fund's average net assets. Prior to September 20, 1996 the Investment Manager had voluntarily agreed to limit its fee to 1.25% of the Fund's average net assets, which resulted in a waiver of $104,649.

The Investment Manager has also voluntarily undertaken to reduce its fee until further notice to the extent necessary to limit the Fund's annual expenses (including the management fee but excluding brokerage commissions, transfer taxes, and extraordinary expenses) to 2.00% of the Fund's average net assets on an annualized basis. For the year ended April 30, 1997, it was not necessary for the Investment Manager to waive any additional fees.

State Street Bank and Trust Company (the "Administrator") serves as administrator of the Fund. The Administrator performs certain administrative services for the Fund. The Fund pays the Administrator a fee at the rate of 0.08% of the Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

Trustees of the Trust who are not interested persons receive aggregate annual fees of $20,000.

NOTE D - INVESTMENT TRANSACTIONS
Purchases and proceeds from sales and maturities of investments, excluding short-term securities for the year ended April 30, 1997 were $135,733,800 and $67,870,530, respectively.

The identified cost of investments in securities and repurchase agreements owned for federal income tax purposes and their respective gross unrealized appreciation and depreciation at April 30, 1997 were as follows:

      IDENTIFIED           GROSS UNREALIZED           NET UNREALIZED
         COST        APPRECIATION    (DEPRECIATION)    APPRECIATION
    -------------    ------------    --------------   --------------
    $ 155,953,609    $ 40,234,856     $ (4,488,935)    $ 35,745,921

NOTE E - PRINCIPAL SHAREHOLDERS
As of April 30, 1997 there was one shareholder who owned greater than 10% of the Fund's outstanding shares, representing 28% of the Fund.

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE F - CONCENTRATION OF RISK
The Fund will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange). Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments and capital gains, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.

The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets. Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization, restrictions on foreign ownership, imposition of witholding taxes on dividend or interest payments and capital gains, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries. Political change or instability may adversely affect the economies and securities markets of such countries.

                          REPORT OF INDEPENDENT ACCOUNTANTS






To the Trustees and Shareholders of the
Martin Currie Business Trust - Emerging Americas Fund


In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Emerging Americas Fund (the "Fund") at April 30, 1997, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and the financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April 30, 1997 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Boston, Massachusetts
June 17, 1997

                        MARTIN CURRIE BUSINESS TRUST


                             ____________________



                            TRUSTEES  AND OFFICERS

                 C. James P. Dawnay, TRUSTEE AND PRESIDENT *
                           Simon D. Eccles, TRUSTEE
                        Patrick R. Wilmerding, TRUSTEE
              W. Stewart Coghill, VICE PRESIDENT AND TREASURER
                       J. Grant Wilson, VICE PRESIDENT
                        Julian M.C. Livingston, CLERK

                            * INTERESTED TRUSTEE
                             ____________________



                              INVESTMENT MANAGER

                              Martin Currie, Inc.
                                 Saltire Court
                               20 Castle Terrace
                               Edinburgh EH1 2ES
                              011-44-131-229-5252

                               Regulated by IMRO

                   Registered Investment Adviser with the SEC
                             ____________________



The information contained in this report is intended for general informational purposes only. This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current Private Placement Memorandum which contains important information concerning the Fund and its current offering of shares.

                         MARTIN CURRIE BUSINESS TRUST
                              EMERGING ASIA FUND








                                ANNUAL REPORT

                               APRIL 30, 1997

OBJECTIVE     Long term capital appreciation through active management of a diversified portfolio of equities in Asian countries with emerging markets and developing economies.

LAUNCH DATE   March 24, 1995

FUND SIZE     $84.4m


PERFORMANCE   Total return from May 1, 1996 through April 30, 1997

              - MCBT - Emerging Asia Fund (excluding all transaction
                fees)                                                    (19.8)%
              - MCBT - Emerging Asia Fund (including all transaction
                fees)                                                    (22.6)%
              - The Morgan Stanley Capital International - Emerging
                Free Asia Index                                          (12.3)%

              Annualized total return from March 24, 1995 through April 30, 1997

              - MCBT - Emerging Asia Fund (excluding all transaction
                fees)                                                     +0.5%
              - MCBT - Emerging Asia Fund (including all transaction
                fees)                                                     (1.2)%

              The graph below represents the annualized total return of the portfolio including all transaction fees versus the Morgan Stanley Capital International Emerging Free Asia Index from April 1, 1995 through April 30, 1997.

              - MCBT - Emerging Asia Fund (excluding all transaction
                fees)                                                     +0.0%
              - MCBT - Emerging Asia Fund (including all transaction
                fees)                                                     (1.6)%
              - The Morgan Stanley Capital International - Emerging
                Free Asia Index                                           +1.2%


                                       [GRAPH]



(a) Performance for the benchmark is not available from March 24, 1995 (commencement of investment operations). For that reason, performance is shown from April 1, 1995.

Performance shown is net of all fees after reimbursement from the Manager. Returns and net asset values of fund investments will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total returns would have been lower had certain expenses not been waived during the period shown. Each performance figure including all transaction fees assumes purchase at the beginning and redemption at the end of the stated period and is calculated using an offering price which reflects a transaction fee of 175 basis points on purchase and 175 basis points on redemption. Transaction fees are paid to the Fund to cover trading costs. Past performance is not indicative of future performance.

PORTFOLIO    Smaller Asian markets have performed poorly as a group over the
COMMENTS     twelve month period.  The fund has underperformed the MSCI
             Emerging Free Asia Index. Slower regional growth, combined with falling exports, has proved very damaging to economies.
             Political uncertainty in Indonesia and Korea, and concerns regarding bank lending to property, have made the situation worse.

             INDONESIA has been a good market for us. Here, we have concentrated on banks and infrastructure stocks. Bank Bira rose by 35% and the toll road operator, CMNP, by 24%. The economy looks sound and earnings are growing. We are likely to retain our position in this market.

             Midway through the year, we bought holdings in TAIWAN, as it became a constituent of the index. After strong gains, we sold out in February.

             We sold our positions in THAILAND in October and have not been tempted back. Banking problems and a loss of confidence will take time to unwind.

             We have become increasingly concerned with the outlook for MALAYSIA. The economy had been overheating for some time and banking problems had surfaced. More recently, local liquidity has been reversed and the economy has slowed. We made partial sales in February and may reduce further.

             The PHILIPPINES was disappointing. Two of our stocks, Seacem (a cement company), and Piltel (the mobile phone operator), both performed poorly.

             Outlook

             The region is becoming less homogenous, although recent stockmarket moves have been indiscriminate. We believe that to be successful, we have to be very selective in our choice of markets and stocks. We are optimistic that we will be able to make money in Indonesia and the Philippines. China will become increasingly important and we expect to add to our investments there.

INVESTMENT   All members of the investment team report directly to Joe Scott
MANAGER      Plummer (Chief Investment Officer), who has 27 years investment
PROFILE      experience.  All funds are managed on a team basis, with a named director heading each team.

             Allan MacLeod has managed the MCBT Emerging Asia Fund since inception.

             He graduated from Edinburgh University in 1989 with a degree in Law and joined Martin Currie in 1990 as a member of the Pacific Basin team. Appointed investment manager in 1993, he was promoted to director in 1994. He is a member of the Institute of Investment Management and Research.

             Allan has recently been joined by Tom Walker. With nine years investment experience, Tom has been appointed head of the Pacific Basin team. He graduated from Magdalene College, Cambridge with a degree in Law and completed a diploma in accounting at Heriot Watt University in 1983. He qualified as a chartered accountant in 1986 at Peat Marwick before spending six years with Edinburgh Fund Managers plc. He then moved to Hong Kong in 1993 as an investment manager with Barings Asset Management (Asia) Ltd. and joined Martin Currie Investment Management LTD as a director in 1996.

ASSET ALLOCATION
(% of net assets)

53%     Malaysia
27%     Indonesia
15%     Philippines
 4%     China
 1%     Other Net Assets

                                     [CHART]



LARGEST HOLDINGS
BY COUNTRY                                         % OF NET ASSETS

    MALAYSIA

    Edaran Otomobile Nasional                             5.1
    Telekom Malaysia                                      5.0
    Malaysian Assurance Alliance                          5.0

    INDONESIA

    Bank Indonesia Raya                                   5.4
    Citramarga Nusaphala Persada                          4.4

    PHILIPPINES

    Philippine Long Distance Telephone, ADR               4.6
    Belle Corporation                                     4.2

                                                        MCBT EMERGING ASIA FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997

                                                                                SHARES         VALUE
                                                                                ------         -----
COMMON STOCK - 99.0%
CHINA - 4.2%
  GUANGSHEN RAILWAY                                                             7,433,000    $  3,550,262
                                                                                             ------------
  TOTAL CHINA - (COST $2,877,282)                                                               3,550,262
                                                                                             ------------

INDONESIA - 27.2%
  BANK INDONESIA RAYA                                                           3,356,000       4,523,004
  CITRAMARGA NUSAPHALA PERSADA                                                  4,240,000       3,707,819
  HANJAYA MANDALA SAMPOERNA                                                       779,000       3,133,632
  LIPPO BANK                                                                    3,600,000       3,444,445
  LIPPO LIFE INSURANCE                                                          3,000,000       3,641,975
  PUTRA SURYA MULTIDANA *                                                       1,137,500       1,287,294
  TELEKOMUNIKASI INDONESIA                                                      2,200,000       3,191,358
                                                                                             ------------
  TOTAL INDONESIA - (COST $19,382,976)                                                         22,929,527
                                                                                             ------------

MALAYSIA - 52.3%
  ACP INDUSTRIES                                                                  420,000       1,722,957
  AMMB HOLDINGS                                                                   502,000       3,338,936
  COMMERCE ASSET HOLDINGS                                                         602,000       3,596,463
  DIVERSIFIED RESOURCES                                                         1,480,000       3,536,721
  EDARAN OTOMOBILE NASIONAL                                                       458,000       4,323,164
  JAYA TIASA HOLDINGS BERHAD                                                      810,000       4,161,622
  MALAYSIAN ASSURANCE ALLIANCE                                                    780,000       4,193,882
  MULTIPURPOSE HOLDINGS                                                         2,000,000       3,265,891
  RASHID HUSSAIN                                                                  600,000       3,990,760
  SUNGEI WAY HOLDINGS                                                           1,730,000       3,961,885
  TELEKOM MALAYSIA                                                                600,000       4,205,831
  UNITED ENGINEERS                                                                540,000       3,828,262
                                                                                             ------------
  TOTAL MALAYSIA - (COST $46,562,857)                                                          44,126,374
                                                                                             ------------

PHILIPPINES - 15.2%
  BELLE CORPORATION *                                                          14,700,000       3,511,945
  FILINVEST LAND                                                               11,200,000       2,633,295
  METRO PACIFIC                                                                12,500,000       2,891,544
  PHILIPPINE LONG DISTANCE TELEPHONE, ADR                                          69,000       3,846,750
                                                                                             ------------
  TOTAL PHILIPPINES - (COST $13,965,337)                                                       12,883,534
                                                                                             ------------

TAIWAN - 0.1%
  CHINA STEEL                                                                      75,000          80,260
                                                                                             ------------
  TOTAL TAIWAN - (COST $69,624)                                                                    80,260
                                                                                             ------------

TOTAL COMMON STOCK - (COST $82,858,076) +                                                      83,569,957
                                                                                             ------------

                                                                              PRINCIPAL
                                                                               AMOUNT
                                                                               ------
SHORT TERM INVESTMENT - 4.9%
  STATE STREET BANK AND TRUST REPURCHASE AGREEMENT, 5.15%, 05/01/1997 (A)    $  4,140,000       4,140,000
                                                                                             ------------
TOTAL SHORT TERM INVESTMENT - (COST $4,140,000)                                                 4,140,000
                                                                                             ------------

See notes to financial statements.

                                                        MCBT EMERGING ASIA FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1997

                                                                                               VALUE
                                                                                               -----

TOTAL INVESTMENTS - (COST  $86,998,076) - 103.9%                                             $ 87,709,957
CASH, RECEIVABLES AND OTHER ASSETS, LESS LIABILITIES - (3.9)%                                  (3,325,403)
                                                                                             ------------
NET ASSETS - 100.0%                                                                          $ 84,384,554
                                                                                             ------------
                                                                                             ------------

*    Non-income producing security.
(a) The repurchase agreement, dated 4/30/97, $4,140,000 par due 5/01/97, is collateralized by United States Treasury Notes, 6.25%, due 3/31/99, with a market value of $4,226,713.

+ Percentages of long term investments are presented in the portfolio by country. Percentages of long term investments by industry are as follows:
     Automobiles 9.3%, Banks 9.5%, Cement 2.0%, Commercial Services 4.4%, Conglomerates 3.4%, Construction and Building Materials 9.7%, Engineering 4.5%, Financial Services 16.8%, Gas Exploration 4.2%, Insurance 9.3%, Real Estate 4.7%, Telecommunications Services 5.0%, Telephone 8.3%, Tobacco 3.7%, Transportation 4.2%.

ADR  American Depositary Receipts.







See notes to financial statements.

                                                        MCBT EMERGING ASIA FUND
-------------------------------------------------------------------------------
                                            STATEMENT OF ASSETS AND LIABILITIES
                                                                 APRIL 30, 1997

ASSETS
  Investments in securities, at value (cost $82,858,076)(Note B)                         $ 83,569,957
  Investments in repurchase agreements, at value (Note B)                                   4,140,000
                                                                                         ------------
    Total Investments                                                                      87,709,957
  Cash 106
  Foreign currency, at value (cost $3,410,427) (Note B)                                     3,410,250
  Receivable for foreign currency sold                                                        563,004
  Dividend and interest receivable                                                                592
  Prepaid insurance expense                                                                    11,843
  Deferred organization expenses (Note B)                                                       7,196
                                                                                         ------------
    TOTAL ASSETS                                                                           91,702,948
                                                                                         ------------
LIABILITIES
  Payable for investments purchased                                                         6,249,278
  Payable for foreign currency purchased                                                      563,004
  Management fee payable (Note C)                                                             422,392
  Administration fee payable (Note C)                                                           6,937
  Trustees fees payable (Note C)                                                                2,449
  Accrued expenses and other liabilities                                                       74,334
                                                                                         ------------
    TOTAL LIABILITIES                                                                       7,318,394
                                                                                         ------------
TOTAL NET ASSETS                                                                         $ 84,384,554
                                                                                         ------------
                                                                                         ------------
COMPOSITION OF NET ASSETS:
  Paid-in-capital                                                                        $ 94,114,077
  Undistributed net investment loss                                                           (82,681)
  Accumulated net realized loss on investment and foreign currency transactions           (10,374,496)
  Net unrealized appreciation on investment and foreign currency transactions                 727,654
                                                                                         ------------
TOTAL NET ASSETS                                                                         $ 84,384,554
                                                                                         ------------
                                                                                         ------------
NET ASSET VALUE PER SHARE                                                                $       9.63
($84,384,554 / 8,759,639 shares of beneficial interest outstanding)                      ------------
                                                                                         ------------

See notes to financial statements.

                                                        MCBT EMERGING ASIA FUND
-------------------------------------------------------------------------------
                                                        STATEMENT OF OPERATIONS
                                                      YEAR ENDED APRIL 30, 1997

INVESTMENT INCOME
  Interest income                                                            $    332,314
  Dividend income                                                               1,167,598
  Foreign taxes withheld                                                         (228,105)
                                                                             ------------
    TOTAL INVESTMENT INCOME                                                     1,271,807
                                                                             ------------
EXPENSES
  Management fee (Note C)                                                       1,911,419
  Custodian fee                                                                   446,882
  Administration fee (Note C)                                                     101,627
  Audit fee                                                                        24,276
  Legal fees                                                                        8,718
  Transfer agent fee                                                                7,479
  Trustee fees (Note C)                                                             4,537
  Amortization of deferred organization expenses                                    2,548
  Miscellaneous expenses                                                           19,770
  Fees and expenses waived by the investment manager (Note C)                    (123,328)
                                                                             ------------
    TOTAL EXPENSES                                                              2,403,928
                                                                             ------------
NET INVESTMENT LOSS                                                            (1,132,121)
                                                                             ------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN CURRENCY
  Net realized loss on investments (net of foreign taxes of $112,539)         (10,462,605)
  Net realized loss on foreign currency transactions                             (251,855)
  Net unrealized appreciation (depreciation) on:
    Investments (net of foreign taxes of ($254,070))                          (10,666,199)
    Foreign currency transactions                                                  17,243
                                                                             ------------
NET LOSS ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS                     (21,363,416)
                                                                             ------------
NET DECREASE IN NET ASSETS FROM OPERATIONS                                   $(22,495,537)
                                                                             ------------
                                                                             ------------

See notes to financial statements.

                                                        MCBT EMERGING ASIA FUND
-------------------------------------------------------------------------------
                                             STATEMENT OF CHANGES IN NET ASSETS

                                                                                            YEAR            YEAR
                                                                                            ENDED           ENDED
                                                                                       APRIL 30, 1997  APRIL 30, 1996
                                                                                       --------------  --------------
NET ASSETS at beginning of period                                                      $  129,326,397  $   42,027,699
INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS:
  Net investment loss                                                                      (1,132,121)       (221,319)
  Net realized gain (loss) on investment transactions                                     (10,462,605)      6,626,583
  Net realized loss on foreign currency transactions                                         (251,855)       (618,897)
  Net unrealized appreciation (depreciation) on:
    Investments                                                                           (10,666,199)     11,471,189
    Foreign currency transactions                                                              17,243          (1,495)
                                                                                       --------------  --------------
  Net increase (decrease) in net assets from operations                                   (22,495,537)     17,256,061
                                                                                       --------------  --------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
  In excess of net investment income                                                         (119,214)              0
  Net realized gains                                                                                0      (1,619,520)
  In excess of net realized gains                                                          (3,999,558)              0
                                                                                       --------------  --------------
  Total distributions                                                                      (4,118,772)     (1,619,520)
                                                                                       --------------  --------------
CAPITAL SHARE TRANSACTIONS:
  Net proceeds from sales of shares                                                        33,631,104      68,843,300
  Reinvestment of dividends and distributions to shareholders                               4,115,185       1,619,520
  Cost of shares repurchased                                                              (57,682,075)        (26,549)
  Paid in capital from subscription and redemption fees                                     1,608,252       1,225,886
                                                                                       --------------  --------------
  Total increase (decrease) in net assets from capital share transactions                 (18,327,534)     71,662,157
                                                                                       --------------  --------------
NET INCREASE (DECREASE) IN NET ASSETS                                                   (44,941,843)       87,298,698
                                                                                       --------------  --------------
NET ASSETS at end of period (includes undistributed net investment                     $   84,384,554  $  129,326,397
  losses of $82,681 and $185,162, respectively)                                        --------------  --------------
                                                                                       --------------  --------------
OTHER INFORMATION:
CAPITAL SHARE TRANSACTIONS:
  Shares sold                                                                               2,990,256      6,098,105
  Shares issued in reinvestment of distributions to shareholders                              381,036        154,830
  Less shares repurchased                                                                  (5,074,489)        (2,538)
                                                                                       --------------  --------------
  Net share transactions                                                                   (1,703,197)     6,250,397
                                                                                       --------------  --------------
                                                                                       --------------  --------------

See notes to financial statements.

                                                        MCBT EMERGING ASIA FUND
-------------------------------------------------------------------------------
                                                           FINANCIAL HIGHLIGHTS
                                         FOR A SHARE OUTSTANDING FOR THE PERIOD

                                                                                      YEAR (5)        YEAR (5)     MARCH 24, 1995*
                                                                                        ENDED           ENDED         THROUGH
                                                                                   APRIL 30, 1997  APRIL 30, 1996  APRIL 30, 1995
                                                                                   --------------  --------------  --------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period                                                  $  12.360       $  9.980      $  10.000

Net investment income(loss)                                                               (.101)        (0.029)         0.009
Net realized and unrealized gain(loss) on investment
  and foreign currency transactions                                                      (2.503)         2.446         (0.029)
                                                                                   ------------   ------------   ------------
Total from investment operations                                                         (2.604)         2.417         (0.020)
                                                                                   ------------   ------------   ------------
Less distributions:
     In excess of net investment income                                                  (0.009)         0.000          0.000
     Net realized gains                                                                   0.000         (0.209)         0.000
     In excess of net realized gains                                                     (0.305)         0.000          0.000
                                                                                   ------------   ------------   ------------
Total distributions                                                                      (0.314)        (0.209)         0.000
                                                                                   ------------   ------------   ------------
Paid in capital from subscription and redemption fees (Note B)                            0.188          0.172          0.000
                                                                                   ------------   ------------   ------------

Net asset value, end of period                                                         $  9.630      $  12.360       $  9.980
                                                                                   ------------   ------------   ------------
                                                                                   ------------   ------------   ------------

TOTAL INVESTMENT RETURN (1)                                                              (19.82)%       26.30%          (0.20)%(2)
                                                                                   ------------   ------------   ------------
                                                                                   ------------   ------------   ------------

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of period                                                          $ 84,384,554   $129,326,397   $ 42,027,699
Operating expenses, net, to average net assets (Note C)                                   1.89%          1.93%          1.85%(3)
Operating expenses, gross, to average net assets (Note C)                                 1.98%          2.18%          2.57%(3)
Net investment income(loss) to average net assets                                         (0.89)%        (0.27)%        0.96%(3)
Portfolio turnover rate                                                                    118%            65%             0%
Average commission rate per share (4)                                                 $  0.0079      $  0.0124            N/A
Per share amount of fees waived (Note C)                                               $  0.011       $  0.027       $  0.007

-------------------------------------------------------------------------------
* Commencement of investment operations.
(1)  Total return at net asset value assuming all distributions reinvested and
     no purchase premiums or redemption fees.   Total return would have been
     lower had certain expenses not been waived.
(2)  Periods less than one year are not annualized.
(3)  Annualized.
(4) The average commission rate paid is applicable for Funds that invest greater than 10% of average net assets in equity transactions on which commissions are charged. This disclosure is required for fiscal periods beginning on or after September 1, 1995.

(5) The per share amounts were computed using a monthly average number of shares outstanding during the year.

                                                        MCBT EMERGING ASIA FUND
-------------------------------------------------------------------------------
                                                  NOTES TO FINANCIAL STATEMENTS


NOTE A - ORGANIZATION
Martin Currie Business Trust ("MCBT") (the "Trust") is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company organized as a Massachusetts business trust on May 20, 1994. The Trust offers six funds which have differing investment objectives and policies: Global Growth Fund, Opportunistic EAFE Fund, Global Emerging Markets Fund, Japan Small Companies Fund, Emerging Americas Fund and Emerging Asia Fund, (the "Funds"). The MCBT Emerging Asia Fund (the "Fund") commenced investment operations on March 24, 1995. The Fund's Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest, without par value.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

VALUATION OF INVESTMENTS - The Fund's portfolio securities traded on a securities exchange are valued at the last quoted sale price, or, if no sale occurs, at the mean of the most recent quoted bid and asked prices. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices. Prices for securities which are primarily traded in foreign markets are furnished by quotation services expressed in the local currency's value and are translated into U.S. dollars at the current rate of exchange. Short-term securities and debt securities with a remaining maturity of 60 days or less are valued at their amortized cost. Options and futures contracts are valued at the last sale price on the market where such options or futures contract is principally traded. Options traded over-the-counter are valued based upon prices provided by market makers in such securities or dealers in such currencies. Securities for which current market quotations are unavailable or for which quotations are not deemed by the investment adviser to be representative of market values are valued at fair value as determined in good faith by the Trustees of the Fund, or by persons acting pursuant to procedures established by the Trustees.

REPURCHASE AGREEMENTS - In connection with transactions in repurchase agreements, the Fund's custodian takes possession of the underlying collateral securities, the value or market price of which is at least equal to the principal amount, including interest, of the repurchase transaction. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. In the event of default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. Under certain circumstances, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings.

INVESTMENT TRANSACTIONS - Investment security transactions are recorded on the date of purchase or sale. Realized gains and losses from security transactions are determined on the basis of identified cost.

INVESTMENT INCOME - Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Investment income is recorded net of foreign taxes withheld where recovery of such taxes is uncertain.

FOREIGN CURRENCY TRANSLATIONS - The records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at a current rate of exchange of such currency to determine the value of investments, other assets and liabilities on the date of any determination of net asset value of the Fund. Purchases and sales of securities and income and expenses are converted at the prevailing rate of exchange on the respective dates of such transactions.

The Fund may realize currency gains or losses between the trade and settlement dates on security transactions. To minimize such currency gains or losses, the Fund may enter into forward foreign currency contracts.

The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund on each day and the resulting net unrealized appreciation, depreciation and related net receivable or payable amounts are determined by using forward currency exchange rates supplied by a quotation service.

                                                        MCBT EMERGING ASIA FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

FOREIGN CURRENCY TRANSLATIONS (CONTINUED) - Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on security transactions, and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received. The effects of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, and are included with the net realized and unrealized gain or loss on investment securities.

FORWARD FOREIGN CURRENCY CONTRACTS - A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency.

EXPENSES - Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributable to a Fund are either split evenly among the affected Funds, allocated on the basis of relative average net assets, or otherwise allocated among the Funds as the Board of Trustees may direct or approve. Certain costs incurred in connection with the organization of the Trust and each Fund have been deferred and are being amortized on a straight line basis over a five year period starting on each Fund's commencement of operations.

DISTRIBUTIONS TO SHAREHOLDERS - The Fund declares and distributes dividends from net investment income, if any, and distributes its net realized capital gains, if any, at least annually. All distributions will be reinvested in shares of the Fund at the net asset value unless the shareholder elects in the subscription agreement to receive cash. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for passive foreign investment companies (PFIC's), foreign currency transactions, losses deferred due to wash sales, post October 31 losses and excise tax regulations. Permanent book and tax differences relating to shareholder distributions will result in reclassifications to paid-in-capital. Distributions are recorded on the ex-dividend date.

PURCHASES AND REDEMPTIONS OF FUND SHARES - There is a purchase premium for cash investments into the Fund of 1.75% of the amount invested and a redemption fee on cash redemptions of 1.75% of the amount redeemed. All purchase premiums and redemption fees are paid to and retained by the Fund and are recorded as paid-in-capital by the Fund. These fees are intended to offset brokerage and transaction costs arising in connection with the purchase and redemption. The purchase and redemption fees may be waived by the Manager, however, if these brokerage and transaction costs are minimal or in other circumstances at the Manager's discretion. For the year ended April 30, 1997, $599,027 was collected in purchase premiums and $1,009,225 was collected in redemption fees.

INCOME TAXES - Each Fund of the Trust is treated as a separate entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Funds will not be subject to federal income taxes to the extent that they distribute substantially all of their taxable income, including realized capital gains, for the fiscal year. In addition, by distributing substantially all of their net investment income, capital gains and certain other amounts, if any, during the calendar year, the Funds will not be subject to a federal excise tax. On December 30, 1996 the Fund declared a long term capital gain distribution of $1,969,193, representing $0.150 per share. As of April 30, 1997 the Fund has a realized capital loss carryforward, for Federal income tax purposes, of $3,928,107 (expires April 30, 2005), available to be used to offset future realized capital gains. As of April 30, 1997 the Fund has elected for Federal income tax purposes to defer a $6,446,385 current year post October 31 loss as though the loss was incurred on the first day of the next fiscal year.

                                                        MCBT EMERGING ASIA FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

INCOME TAXES (CONTINUED) - The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or repatriated. Taxes are accrued and applied to net investment income, net realized gains and unrealized appreciation as such income and/or gains are earned.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses at the date of the financial statements. Actual results could differ from these estimates.

NOTE C - AGREEMENTS AND FEES
The Fund has entered into a Management Contract with Martin Currie Inc. (the "Investment Manager"), a wholly owned subsidiary of Martin Currie Ltd. Under the Management Contract, the Fund pays the Investment Manager a quarterly management fee at the annual rate of 1.50% of the Fund's average net assets. Prior to September 20, 1996 the Investment Manager had voluntarily agreed to limit its fee to 1.25% of the Fund's average net assets, which resulted in a waiver of $123,328.

The Investment Manager has also voluntarily undertaken to reduce its fee until further notice to the extent necessary to limit the Fund's annual expenses (including the management fee but excluding brokerage commissions, transfer taxes, and extraordinary expenses) to 2.00% of the Fund's average net assets on an annualized basis. For the year ended April 30, 1997, it was not necessary for the Investment Manager to waive any additional fees.

State Street Bank and Trust Company (the "Administrator") serves as administrator of the Fund. The Administrator performs certain administrative services for the Fund. The Fund pays the Administrator a fee at the rate of 0.08% of the Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

Trustees of the Trust who are not interested persons receive aggregate annual fees of $20,000.

NOTE D - INVESTMENT TRANSACTIONS
Purchases and proceeds from sales and maturities of investments, excluding short-term securities for the year ended April 30, 1997 were $140,040,239 and $161,140,914, respectively.

The identified cost of investments in securities and repurchase agreements owned for federal income tax purposes and their respective gross unrealized appreciation and depreciation at April 30, 1997 were as follows:

    IDENTIFIED           GROSS UNREALIZED           NET UNREALIZED
       COST        APPRECIATION    (DEPRECIATION)    APPRECIATION
  -------------    ------------    --------------   --------------
  $  86,998,076    $  9,149,840    $  (8,437,959)    $    711,881

NOTE E - PRINCIPAL SHAREHOLDERS
As of April 30, 1997 there was one shareholder who owned greater than 10% of the Fund's outstanding shares, representing 28% of the Fund.

                                                        MCBT EMERGING ASIA FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE F - CONCENTRATION OF RISK
The Fund will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange). Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments and capital gains, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.

The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets. Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization, restrictions on foreign ownership, imposition of witholding taxes on dividend or interest payments and capital gains, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries. Political change or instability may adversely affect the economies and securities markets of such countries.

                       REPORT OF INDEPENDENT ACCOUNTANTS






To the Trustees and Shareholders of the
Martin Currie Business Trust - Emerging Asia Fund


In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Emerging Asia Fund (the "Fund") at April 30, 1997, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and the financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April 30, 1997 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Boston, Massachusetts
June 17, 1997

                          MARTIN CURRIE BUSINESS TRUST


                              ____________________


                             TRUSTEES  AND OFFICERS

                 C. James P. Dawnay, TRUSTEE AND PRESIDENT *
                            Simon D. Eccles, TRUSTEE
                         Patrick R. Wilmerding, TRUSTEE
               W. Stewart Coghill, VICE PRESIDENT AND TREASURER
                        J. Grant Wilson, VICE PRESIDENT
                         Julian M.C. Livingston, CLERK

                              * INTERESTED TRUSTEE
                              ____________________



                               INVESTMENT MANAGER

                               Martin Currie, Inc.
                                  Saltire Court
                                20 Castle Terrace
                                Edinburgh EH1 2ES
                               011-44-131-229-5252

                                Regulated by IMRO

                   Registered Investment Adviser with the SEC
                              ____________________



The information contained in this report is intended for general informational purposes only. This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current Private Placement Memorandum which contains important information concerning the Fund and its current offering of shares.

Part C.   OTHER INFORMATION

Item 24.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements:

          See the section entitled "Financial Statements" in the Statement of Additional Information. No other financial statements are applicable.

     (b)  Exhibits:


          1. (a) Agreement and Declaration of Trust of Martin Currie Business Trust (the "Trust") dated May 20, 1994 and (b) Amendment No. 1 to Agreement and Declaration of Trust dated May 27, 1994 incorporated by reference to the original registration statement on Form N-1A (File No. 811-8612) filed on July 7, 1994 (the "Registration Statement") and (c) Amendment No. 2 to Agreement and Declaration of Trust dated June 13, 1997 incorporated by reference to the Trust's Amendment No. 3 to the Registration Statement filed on Form POS-AMI on June 16, 1997.


          2. By-Laws of the Trust incorporated by reference to the Registration Statement filed on July 7, 1994.

          3.   Not Applicable.

          4.   Not Applicable.


          5. (a) Investment Advisory Agreements between the Trust and Martin Currie, Inc. ("Martin Currie") for each of MCBT Global Growth Fund, MCBT Opportunistic EAFE Fund, MCBT Global Emerging Markets Fund, MCBT Japan Small Companies Fund; MCBT Emerging Americas Fund, and MCBT Emerging Asia Fund incorporated by reference to the Registration Statement filed on July 7, 1994 and (b) Investment Advisory Agreement between the Trust and Martin Currie for the MCBT EMEA Fund incorporated by reference to the Trust's Amendment No. 3 to the Registration Statement filed on Form POS-AMI on June 16, 1997.


          6.   Not Applicable.  See Paragraph 4 of General Instruction F.

          7.   Not Applicable.

          8. (a) Form of Custodian Agreement between the Trust and State Street Bank and Trust Company ("State Street") incorporated by reference to the Registration Statement filed on July 7, 1994 and (b) form of letter amendment to Custodian Agreement between the Trust and State Street dated June 10, 1997 relating to the MCBT EMEA Fund incorporated by reference to the Trust's Amendment No. 3 to the Registration Statement filed on Form POS-AMI on June 16, 1997.


          9. (a) Form of Administration Agreement between the Trust and State Street incorporated by reference to the Registration Statement filed on July 7, 1994.


               (b) Form of letter amendment to Administration Agreement between the Trust and State Street dated June 10, 1997 relating to the MCBT EMEA Fund incorporated by reference to the Trust's Amendment No. 3 to the Registration Statement filed on Form POS-AMI on June 16, 1997.


               (c) Form of Transfer Agency and Service Agreement between the Trust and State Street incorporated by reference to the Registration Statement filed on July 7, 1994.


               (d) Form of letter amendment to Transfer Agency and Service Agreement between the Trust and State Street dated June 10, 1997 relating to the MCBT EMEA Fund incorporated by reference to the Trust's Amendment No. 3 to the Registration Statement filed on Form POS-AMI on June 16, 1997.


               (e) Form of Subscription Agreement for the purchase of Shares of any series of the Trust filed herewith.

          10.  Not Applicable.  See Paragraph 4 of General Instruction F.

          11.  Consent of Price Waterhouse LLP.

          12.  Not Applicable.  See Paragraph 4 of General Instruction F.

          13.  Not Applicable.

          14.  Not Applicable.

          15. (a) Distribution and Servicing Plans adopted pursuant to Rule 12b-1 for each of MCBT Global Growth Fund, MCBT Opportunistic EAFE Fund, MCBT Global Emerging Markets Fund, MCBT Japan Small Companies Fund, MCBT Emerging Americas Fund, MCBT Emerging Asia Fund incorporated by reference to the Registration Statement filed on July 7, 1994 and (b)

               Distribution and Servicing Plan adopted pursuant to Rule 12b-1 for MCBT EMEA Fund incorporated by reference to the Trust's Amendment No. 3 to the Registration Statement filed on Form POS-AMI on June 16, 1997.


          16.  Not Applicable.


          17. Financial Data Schedule for Registrant's fiscal year ended April 30, 1997.


          18.  Not Applicable.

          19. Powers of Attorney for C. James P. Dawnay, Patrick R. Wilmerding and Simon D. Eccles incorporated by reference to the Registration Statement filed on July 7, 1994.

Item 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

          Not applicable.

Item 26.  NUMBER OF HOLDERS OF SECURITIES


                 (1)                                         (2)

                                                  NUMBER OF RECORD HOLDERS
     TITLE OF SERIES                                (AS OF JULY  29, 1997)

     MCBT Global Growth Fund                                  2
     MCBT Opportunistic EAFE Fund                            36
     MCBT Global Emerging Markets Fund                        2
     MCBT Japan Small Companies Fund                         26
     MCBT Emerging Americas Fund                             24
     MCBT Emerging Asia Fund                                 24
     MCBT EMEA Fund                                          20


Item 27.  INDEMNIFICATION

          Article VIII of the Registrant's Agreement and Declaration of Trust (Exhibit 1 hereto) provides for indemnification of its trustees and officers. The effect of this provision is to provide indemnification for each of the Registrant's trustees and officers against liabilities and counsel fees reasonably incurred in connection with the defense of any legal proceeding in which such trustee or officer may be involved by reason of being or having been a trustee or officer, except with respect to any matter as to which such trustee or officer shall have been adjudicated to be liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office. As to any matter disposed of without an adjudication by a court or other body, indemnification will be provided to the Registrant's trustees and officers if (a) such indemnification is approved by a majority of the disinterested trustees, or (b) an opinion of independent legal counsel is obtained that such indemnification would not protect the trustee or officer against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties.


Item 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

          Martin Currie is a New York corporation and is registered as an investment adviser under the Investment Advisers Act of 1940. Its principal place of business is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES. Martin Currie and its parent company, Martin Currie Ltd., provide investment advice to other registered investment companies and advise and manage individual and institutional accounts.

          Other business, profession, vocation or employment of a substantial nature in which each director or officer of Martin Currie is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee is as follows:


Name and Position with
       Martin Currie                    Business and Other Connections
----------------------                  ------------------------------


 A. P. Hanlon
     Director and Vice President        Director of Martin Currie Investment
                                        Management Limited, Martin Currie
                                        Services Limited and Martin Currie,
                                        Inc.



P. J. Scott Plummer
      Director and Vice President       Director of Martin Currie Limited
                                        (formerly Martin Currie International
                                        Limited), Martin Currie Investment
                                        Management Limited, Martin Currie Unit
                                        Trusts Limited, Martin Currie Services
                                        Limited, Martin Currie Trustees
                                        Limited, Martin Currie, Inc., Candover
                                        Investments  PLC, Candover Partners
                                        Ltd., Near East Opportunities
                                        Fund Limited,

                                        Scottish Unit Managers Limited
                                        and The Scottish Eastern Investment
                                        Trust plc.



M. J. Gibson
     Director and Vice President        Director of Martin Currie Investment
                                        Management Limited, Martin Currie
                                        Management Limited, Martin Currie, Inc.
                                        and Martin Currie Services Ltd.



J. M. A. Fairweather
     Directors and Vice President       Director of Martin Currie Investment
                                        Management Limited, Martin Currie,
                                        Inc., Martin Currie European
                                        Investment Trust plc and Martin Currie
                                        Unit Trusts Limited.


J. G. Wilson
     Director and Vice President        Director of Martin Currie Investment
                                        Management Limited and Martin Currie,
                                        Inc.



J. K. R. Falconer
     Director and Vice President        Director of Martin Currie Investment
                                        Management Limited, Martin Currie
                                        Limited, Martin Currie, Inc., Martin
                                        Currie Management Limited, Martin
                                        Currie Gefinor Fund Management Co. SA,
                                        Gefinor Bank Limited, Capital Trust
                                        Limited, 3i Smaller Quoted Companies
                                        Trust plc and Clifton Hall School
                                        Limited.



C. J. P. Dawnay
     Director and Vice President        Director of Martin Currie Investment
                                        Management Ltd., Martin Currie , Inc.,
                                        Martin Currie Unit Trusts Limited and
                                        Martin Currie Limited.



M. W. Thomas
     Director Director of Martin Currie Investment Management Limited, Martin Currie Pacific Trust plc, Martin Currie, Inc., Martin Currie, Limited, Martin Currie Japan Investment Trust plc and Schroder Korea Fund.

Colin Winchester
     Treasurer and Secretary            Director, Martin Currie Services
                                        Limited, Martin Currie  Trustees



                                        Limited, Martin Currie Bermuda Limited
                                        and Martin Currie Limited.



J. M. C. Livingston
     Clerk Group Legal Director, Martin Currie Investment Management Limited, Director of Martin Currie Services Ltd., Director of Martin Currie Private Clients Ltd., Director of Martin Currie (Bermuda) Ltd. and Saltire Private Fund Managers Limited.



S. Johnson
     Vice President                     Vice President and Director, Martin
                                        Currie, Inc. and  President, Martin
                                        Currie Investor Services, Inc.



Timothy J.D. Hall
     Director Director, Martin Currie Investment Management Limited, Martin Currie Private Clients Limited, Martin Currie, Inc. and Saltire Private Fund Managers Limited.



Susan Gillingham
     Director Director, Martin Currie Services Limited, Martin Currie Investment Management Limited and Martin Currie, Inc.


The principal business address of Martin Currie Ltd. and its affiliates is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

Item 29.  PRINCIPAL UNDERWRITERS

          Not Applicable.

Item 30.  LOCATION OF ACCOUNTS AND RECORDS

          The following companies maintain possession of the documents required by the specified rules:

          (a)
     Registrant
     Rule 31a-1(b)(4), (9), (10), (11)
     Rule 31a-2(a)

          (b)
     State Street Bank and Trust Company
     225 Franklin Street
     Boston, MA  02110

     Rule 31a-1(a)
     Rule 31a-1(b)(1), (2), (3), (5), (6), (7), (8)
     Rule 31a-2(a)

          (c)
     Martin Currie, Inc.
     Saltire Court
     20 Castle Terrace
     Edinburgh, Scotland EH1 2ES

     Rule 31a-1(f)
     Rule 31a-2(e)

Item 31.  MANAGEMENT SERVICES

          Not Applicable.

Item 32.  UNDERTAKINGS

          Not Applicable.

                              * * * * * * * * * * *

                                     NOTICE

     A copy of the Agreement and Declaration of Trust of Martin Currie Business Trust (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston and notice is hereby given that this Registration Statement has been executed on behalf of the Trust and each of its series ("Funds") by an officer of the Trust as an officer and by its trustees as trustees and not individually and the obligations of or arising out of this Registration Statement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust Funds, as the case may be.

                                   SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edinburgh, Scotland on this 28th day of August, 1997.


                                                  MARTIN CURRIE BUSINESS TRUST


                                                  By: /s/ C. James P. Dawnay
                                                     -----------------------
                                                      C. James P. Dawnay,
                                                      President

                                Exhibit Index

     Exhibit #                    Description
     --------                     -----------


        9(e)                      Form of Subscription Agreement
       11                         Consent of Price Waterhouse LLP
       17                         Financial Data Schedule